UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March    , 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders on Friday, May 1, 2009, at 10 a.m. Eastern time, at our offices at One American Row, Hartford, Connecticut 06102. The proxy statement accompanying this letter provides an outline of the business to be conducted at the meeting. I also will report on the progress of the Company during the past year and answer your questions.

Without a doubt, 2008 was a year of tremendous change and challenge for Phoenix and our industry. The difficult markets affected many aspects of our business, and we had the added impact of charges associated with the spin-off of our Asset Management business. At the same time, we preserved our capitalization and liquidity, and maintained steady insurance fundamentals, and we expect the spin-off to produce benefits to our balance sheet and earnings trends. Throughout 2008 our focus has been to preserve the financial flexibility to see us through this difficult time.

Your Board of Directors and management team have actively pursued every possible avenue to preserve and ultimately strengthen our financial foundation – from the spin-off to enhancing capital and reducing expenses. This occurred against the backdrop of an extraordinarily volatile and rapidly changing environment, which called for highly detailed analysis and oversight as never before.

Your Board also remained steadfast in its commitment to pay for performance and good governance. The markets and general decline in the economy prevented us from achieving our key financial objectives and, as a result, none of our named executive officers received annual incentive compensation in 2008. We also have embarked on a series of expense reduction initiatives in 2009, including freezing salary levels for the 130 most senior employees.

With the potential for the economic conditions to remain tough in 2009, your Board will continue taking aggressive actions to retain financial strength and leverage our core insurance and partnering capabilities to reposition Phoenix to compete for the long term. Your Board is fully engaged and committed to taking the actions needed to preserve value for shareholders and deliver the financial security our customers expect.

We appreciate your involvement and support and want to make sure your shares are represented at the Annual Meeting. Whether or not you plan to attend, I encourage you to vote by proxy via the internet, telephone, or mail as promptly as possible.

Thank you.

Yours truly,

Dona D. Young	One American Row	860 403 5000 Phone
Chairman, President and	P.O. Box 5056	www.phoenixwm.com
Chief Executive Officer	Hartford, CT 06102-5056

THE PHOENIX COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March    , 2009

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut 06102, on Friday, May 1, 2009, at 10 a.m. Eastern time, to consider and act upon the following matters:

1.	election of five directors to serve until the 2012 Annual Meeting of Shareholders;

2.	ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	approval of continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers;

4.	grant to the Board of Directors of discretionary authority to effect a reverse stock split and a reduction in authorized shares of Common Stock; and

5.	consideration of such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 4, 2009 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and proof of ownership of shares of our Common Stock.

You may also listen to the meeting live via the internet by going to our web site, www.phoenixwm.com. A replay will be available until at least May 31, 2009.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote by submitting your proxy via the internet, telephone or mail. If you are a registered shareholder and attend the meeting after submitting a proxy, you may revoke the proxy prior to its exercise at the meeting and vote your shares in person by following the instructions in the accompanying Proxy Statement. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors,

Tracy L. Rich	One American Row	860 403 5000 Phone
Secretary	P.O. Box 5056	www.phoenixwm.com
Hartford, CT 06102-5056

GENERAL INFORMATION	1

PROPOSAL 1: ELECTION OF DIRECTORS	6
Continuing Directors	7
Board Committee Membership and Meetings	9
Executive Sessions of the Board	12
Director Independence	12
Audit Committee Financial Expert	12
Director and Management Performance Evaluations	12
Director Nomination Process	12
Director Orientation and Continuing Education	13
Code of Conduct	13
Policy Regarding Transactions with Related Persons	13
Transactions with Related Persons	13
Board Attendance and Annual Meeting Policy	14
Shareholder and Interested Party Communications	14

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
Fees Incurred for Services Performed by PwC	15

PROPOSAL 3: APPROVAL OF CONTINUED USE OF THE PERFORMANCE GOALS UNDER THE COMPANY’S 2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT AND LONG-TERM INCENTIVE PLAN AND ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS	16
Purpose of Proposal	16
Long-Term Incentive Plan	17
Annual Incentive Plan	19

PROPOSAL 4: GRANT TO THE BOARD OF DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK	21
Reasons for the Reverse Stock Split	22
Certain Risks Associated with a Reverse Stock Split	22
Effects of the Reverse Stock Split	22
Interests of Directors and Executive Officers	26
Reservation of Right to Abandon Reverse Stock Split	26
Vote Required	27

OTHER MATTERS	27

AUDIT COMMITTEE CHARTER AND REPORT	28
Audit Committee Charter	28
Audit Committee Report	28

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT	30
Compensation Committee Charter	30
Processes and Procedures Related to Executive and Director Compensation	30
Compensation Committee Interlocks and Insider Participation	31
Compensation Committee Report	31

COMPENSATION OF EXECUTIVE OFFICERS	32
Compensation Discussion and Analysis	32
Changes for 2009	47
2008 Code Section 409A Actions and Code Section 409A Transition Actions Effective for 2009	47
Summary Compensation Table for 2008 Fiscal Year	48
Grants of Plan-Based Awards in Fiscal Year 2008	51
Outstanding Equity Awards at 2008 Fiscal Year-End	53
Option Exercises and Stock Vested in Fiscal Year 2008	57
Pension Benefits at 2008 Fiscal Year-End	57
Non-Qualified Deferred Compensation in Fiscal Year 2008	61
Termination Payments and Change-in-Control Agreements	64

COMPENSATION OF DIRECTORS	72
Director Compensation Philosophy	72

PROXY STATEMENT

THE PHOENIX COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May  1, 2009

GENERAL INFORMATION

This Proxy Statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 1, 2009, at 10 a.m. Eastern time, at One American Row, Hartford, Connecticut 06102, and at any adjournment or postponement of that meeting. The mailing to shareholders of the notice of internet availability of proxy materials (the “Notice”) took place on March     , 2009.

The Company will pay the expenses of this proxy solicitation. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company. The Company has retained Morrow & Co., LLC to assist in the solicitation at a total estimated cost of $5,000 plus reimbursement of certain expenses. The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet. You will not receive printed copies of the proxy materials unless you request them. Instead, you received the Notice containing instructions as to how to access and review all of the proxy materials on the internet. The Notice also instructs you as to how to submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

WHAT AM I VOTING ON?

You will be voting on the following:

•	Proposal 1—election of five members to the Board;

•	Proposal 2—ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2009;

•

Proposal 3—approval of continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers; and

•	Proposal 4—grant to the Board of discretionary authority to effect a reverse stock split and a reduction in authorized shares of Common Stock.

The Company recommends a vote FOR all four proposals.

You also may vote on any other business properly coming before the meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on March 4, 2009 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had                      shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, The Bank of New York Mellon, you have three options for voting before the meeting:

•	via the internet, at the address shown on the Notice;

•	if you request printed copies of the proxy materials by mail, by telephone, through the number shown on the proxy card; or

•	if you request printed copies of the proxy materials by mail, by promptly completing, signing, dating and returning a proxy card in the envelope provided.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in “street name,” and you may direct your bank, broker or other registered holder on how to vote your shares by following the voting instructions it provides you.

Your vote is important, and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting through the internet, by telephone, by proxy card, or voting instruction form.

MAY I VOTE AT THE MEETING?

Registered shareholders may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	voting in person at the Annual Meeting at any time before the polls close at the conclusion of the meeting;

•	voting again via the internet or telephone prior to 11:59 p.m. Eastern time on April 30, 2009; or

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other registered shareholder. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

WHAT IF I RETURN A PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted:

•	FOR the election of all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of PwC as our independent registered public accounting firm for 2009;

•

FOR the approval of continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers;

•	FOR the grant to the Board of discretionary authority to effect a reverse stock split and a reduction in authorized shares of Common Stock; and

•	according to the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

It means that you have multiple accounts with our transfer agent and/or banks, brokers or other registered shareholders. Please vote all of your shares. If you would like information on consolidating your accounts, please contact Phoenix Shareholder Services at 800.490.4258 or at www.bnymellon.com/shareowner/isd. We have included this and other web site addresses here and elsewhere in this Proxy Statement only as inactive textual references. The information contained on these web sites is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

HOW WILL SHARES HELD IN THE PHOENIX COMPANIES, INC. COMMON STOCK FUND BE VOTED?

This Proxy Statement is being used to solicit voting instructions with respect to shares of Common Stock held in The Phoenix Companies, Inc. Common Stock Fund (the “Fund”) by Fidelity Management Trust Company (“Fidelity”), the trustee of The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Fund as of February 27, 2009, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Fund credited to your individual account through any of the three options described under How Do I Vote Before the Meeting? on page 2. Voting instructions for these shares must be received by 11:59 p.m. Eastern time on April 28, 2009 to allow sufficient time to process voting instructions and vote on behalf of the Fund shares.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote. If you are a beneficial owner of shares, they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your voting instruction form. Under the rules of the New York Stock Exchange (the “NYSE”), all of our proposals are considered routine matters for which brokerage firms may vote without specific instructions.

If you hold shares through the Fund and voting instruction forms for the shares attributable to your account are not received by 11:59 p.m. Eastern time on April 28, 2009, these shares will be voted in the same proportion as the voting instruction forms received on a timely basis from other participants in the 401(k) Plan.

WHO MAY ATTEND THE MEETING?

The Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a registered shareholder and you received your proxy materials electronically via the internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

HOW DO I GET TO THE MEETING?

Directions to the Annual Meeting at our offices at One American Row in Hartford are available on our web site, www.phoenixwm.com in the Investor Relations section.

CAN I LISTEN TO THE MEETING VIA THE INTERNET?

You can listen to the Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the Annual Meeting icon. A replay will be available on the web site until at least May 31, 2009.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting.

HOW MANY VOTES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order for us to conduct our Annual Meeting, holders of one-third of our shares of Common Stock outstanding as of the Record Date must be present at the meeting in person or by proxy. This is referred to as a quorum. You are counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when a bank, broker or other registered shareholder holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

Proposal 1: Election of Directors

Directors will be elected by a plurality of votes cast at the Annual Meeting, meaning the five nominees receiving the most votes will be elected. Only votes cast FOR a nominee will be counted. Shares not voted will have no effect on the election of directors. Each proxy received will be voted FOR ALL of the nominees for director, unless the proxy is otherwise marked.

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of PwC as our independent registered public accounting firm for 2009 requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

Proposal 3: Approval of Continued Use of the Performance Goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers

Approval of continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

Proposal 4: Grant to the Board of Discretionary Authority to Effect a Reverse Stock Split and a Reduction in Authorized Shares of Common Stock

The granting to the Board of discretionary authority to effect a reverse stock split by approving an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect the reverse stock split and to reduce proportionately the total number of authorized shares of Common Stock requires that a majority of the outstanding votes be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THE NOTICE?

Unless separate copies were previously requested, we sent only one copy of the Notice to households in which multiple shareholders share the same address, a procedure called “householding”. This reduces our printing costs and benefits the environment. If you would like to receive separate copies of the Notice or wish to receive separate copies of the Notice in the future, please contact Phoenix Shareholder Services by calling 800.490.4258, writing to The Phoenix Companies, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, Pennsylvania 15258, or going to the BNY Mellon Shareowner Services web site, www.bny.mellon.com/shareowner/isd.

If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of the Notice for your household, please contact Phoenix Shareholder Services as indicated above.

HOW MANY DIRECTORS DO YOU HAVE? HOW MANY ARE INDEPENDENT?

Our Board currently has 15 members, all of whom are independent under the NYSE rules, except the Chairman, Mrs. Dona D. Young, who is also our President and Chief Executive Officer.

WHERE CAN I LEARN MORE ABOUT THE BOARD’S ACTIVITIES?

Please turn to Election of Directors on page 6.

WHO CAN ANSWER MY QUESTIONS ABOUT THE COMPANY?

If you have questions about your shares or status as a shareholder of the Company, please call Phoenix Shareholder Services at 800.490.4258. If you have questions about our Proxy Statement or our Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

WHO CAN ANSWER MY QUESTIONS ABOUT VIRTUS INVESTMENT PARTNERS, INC.?

On December 31, 2008, we completed the spin-off of our Asset Management business through a pro rata distribution of common stock of our subsidiary, Virtus Investment Partners, Inc. (“Virtus”), to our shareholders. Following the spin-off, the Company and Virtus are independent of each other, are separate publicly-traded companies and have separate boards of directors and management.

Accordingly, if you have questions about your shares or status as a shareholder of Virtus, please call Virtus Shareholder Services at 866.205.7273. If you have other questions about Virtus, please call Virtus Investor Relations at 800.248.7971.

HOW CAN I GET ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS?

If you are a registered shareholder, simply log on to the web site www.bnymellon.com/shareowner/isd and follow the instructions to enroll in MLink.

Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink allows you to view and print your annual meeting materials and provides on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

HOW CAN I GET COPIES OF THE DOCUMENTS REFERENCED IN THIS PROXY?

You may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 1, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2008 are available at http:///bnymellon.mobular.net/bnymellon/pnx.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is responsible for providing effective governance over the Company’s affairs. Our commitment to good corporate governance, which aligns the interests of the Board and management with those of shareholders and promotes honesty and integrity, is reflected in our Corporate Governance Principles. In order to maintain corporate governance best practices, our Corporate Governance Principles are reviewed at least annually by the Governance Committee, and to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board. Highlights of our corporate governance practices, including our Corporate Governance Principles, are described below. More information about corporate governance, including our Corporate Governance Principles, may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 14.

Our Board consists of three classes of directors, the members of which were each elected to three-year terms. At our Annual Meeting on May 1, 2009, five directors will be elected to hold office for three years. These terms may be limited by the mandatory retirement provisions of our Corporate Governance Principles.

The nominees listed below, and supported by the Board, are all current directors. Your proxy card will be used to vote for the election of all of the Board’s five nominees listed below unless you withhold the authority to do so when you send in your proxy. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All nominees have consented to be named as nominees and to serve as directors if elected.

THE FOLLOWING PERSONS ARE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY FOR TERMS TO EXPIRE AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS; THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THEM:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Peter C. Browning age 67	since 2000 (for Phoenix Life from 1989 to 1999 and since 2000)	Dean of the McColl Graduate School of Business at Queens University of Charlotte from 2002 through 2005; various positions, including President and Chief Executive Officer, at Sonoco Products Company from 1993 to 2000; current director of Acuity Brands, Inc., EnPro Industries, Inc., and Lowe’s Companies, Inc; non-executive Chairman of Nucor Corporation from 2000 to 2006, and Lead Director of Nucor Corporation from 2006 to present.
Sanford Cloud, Jr. age 64	since 2001	Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005; President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004; partner at the law firm of Robinson & Cole LLP from 1993 to 1994; Vice President at Aetna, Inc. from 1986 to 1992; Connecticut State Senator from 1977 to 1980; current trustee and director of Northeast Utilities and non-executive Chairman of Ironwood Mezzanine Fund L.P.
Gordon J. Davis, Esq. age 67	since 2000 (for Phoenix Life since 1986)	Partner at the law firm of Dewey & LeBoeuf LLP since 1994, except during much of 2001 (formerly LeBoeuf, Lamb, Greene & MacRae LLP); President of Lincoln Center for the Performing Arts from January to November 2001; current director of Consolidated Edison of New York, Inc. and of approximately 35 registered investment companies within the Dreyfus family of funds.
Jerry J. Jasinowski age 70	since 2000 (for Phoenix Life since 1995)	President of the Manufacturing Institute, an affiliate of the National Association of Manufacturers, from 2004 through 2007; former President of the National Association of Manufacturers from 1990 to 2004, Executive Vice President and Chief Economist from 1983 to 1989 and Senior Vice President and Chief Economist from 1981 to 1983; Assistant Secretary of Policy at the U.S. Department of Commerce from 1977 to 1980; current director of Harsco Corporation and the Timken Company.
Augustus K. Oliver, II age 59	since 2008	Managing Member of Oliver Press Partners, LLC since 2005; Managing Member of Oliver Press Investors, LLC since 2005; Managing Member of WaterView Advisors, LLC from 1999 to 2005; current director of Scholastic Corporation, Comverse Technology, Inc., and Emageon Inc.

(1)	All ages are as of March 4, 2009.

(2)	Of both the Company and of its subsidiary, Phoenix Life Insurance Company (“Phoenix Life”), except as otherwise noted.

Continuing Directors

The following directors, whose terms expire at the 2010 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Jean S. Blackwell age 54	since 2004	Various positions at Cummins Inc. since 1997: Executive Vice President of Corporate Responsibility and Chief Executive Officer of the Cummins Foundation since 2008; Executive Vice President and Chief Financial Officer of Cummins Inc. from 2005 to 2008; Vice President and Chief Financial Officer from 2003 to 2005; Vice President of Cummins Business Services from 2001 to 2002; Vice President of Human Resources of Cummins Inc. from 1998 to 2001; and Vice President and General Counsel of Cummins Inc. from 1997 to 1998. Partner of Bose McKinney & Evans LLP from 1995 to 1997 and from 1986 to 1991, and an associate from 1979 to 1985; State of Indiana Budget Director from 1993 to 1995; Indiana State Lottery Director from 1991 to 1993; current director of United Stationers Inc.
Arthur P. Byrne age 63	since 2000 (for Phoenix Life since 1997)	Operating partner of JW Childs Associates, a private equity fund based in Boston, Massachusetts since 2002; Chairman of The Esselte Corporation since 2002; President, Chief Executive Officer and Chairman of The Wiremold Company from 1991 to 2002.
Ann Maynard Gray age 63	since 2002	President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998; current director of Duke Energy Corporation and Elan Corporation plc.
Arthur F. Weinbach age 65	since 2008	Executive Chairman and Chairman of the Board of Broadridge Financial Solutions, Inc. since 2007; associated with Automatic Data Processing, Inc. (ADP) since 1980, served as Chairman and Chief Executive Officer of ADP from 1998 to 2006 and retired as Chief Executive Officer in 2006 and retired as Chairman in 2007; current director of Schering-Plough and CA Inc.
Dona D. Young age 55	since 2000 (for Phoenix Life since 1998)	Chairman of the Company and Phoenix Life since April 2003, Chief Executive Officer since January 2003, President since 2000; Chief Operating Officer of the Company and Phoenix Life from February 2001 through December 2002; Executive Vice President, Individual Insurance and General Counsel of Phoenix Life from 1994 to 2000; current director of Foot Locker, Inc.
(1)	All ages are as of March 4, 2009.

(2)	Of both the Company and of Phoenix Life, except as otherwise noted.

The following directors, whose terms expire at the 2011 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age (1)	Service as Director (2)	Business Experience/Other Directorships
Sal H. Alfiero age 71	since 2000 (for Phoenix Life since 1988)	Chairman and Chief Executive Officer of Protective Industries, LLC from 2001 through 2005; Chairman and Chief Executive Officer of Mark IV Industries, Inc. from 1969 to 2001; current director of Fresh Del Monte Produce, Inc., HSBC North America Holdings, Inc. and HSBC USA, Inc.
Martin N. Baily age 64	since 2005	Senior Fellow at the Brookings Institution since 2007; Senior Fellow at the Peterson Institute for International Economics from 2001-2007; Senior Advisor to McKinsey & Company since 2002; Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001; Principal of McKinsey & Company from 1996 to 1999.
John H. Forsgren, Jr. age 62	since 2005	Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995; Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994 and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990; director of NEON Communications Group, Inc. from 1998 to 2007; current director of CuraGen Corporation, Trident Resources Corp. and Port Townsend Paper Co.
John E. Haire age 56	since 2000 (since 1999 for Phoenix Life)	Venture executive of Highland Capital Partners since February 2009; Principal owner of H.M.V., a private media and technology consulting firm established in 2007; Executive Vice President of Time, Inc. from 2001 through 2005; President of The Fortune Group from 1999 until 2001; publisher of TIME Magazine from 1993 until 1999; current director of Lodgenet Interactive.
Thomas S. Johnson age 68	since 2000	Chairman and Chief Executive Officer of GreenPoint Financial Corporation from 1993 to 2004; President and director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corp. from 1989 to 1991; current director of R.R. Donnelley & Sons Company, Inc. and Alleghany Corporation.
(1)	All ages are as of March 4, 2009.

(2)	Of both the Company and of Phoenix Life, except as otherwise noted.

Board Committee Membership and Meetings

It is the general practice of the Company that all major decisions are to be considered and made by the Board as a whole. However, in order to operate efficiently, the Board has created five committees to perform what the Board believes are basic and essential functions. Three of these are standing committees: the Audit Committee; the Compensation Committee; and the Executive Committee (the “Audit Committee”, “Compensation Committee” and “Executive Committee”, respectively). The Board has created two additional committees by resolution: the Finance Committee; and the Governance Committee (the “Finance Committee” and “Governance Committee”, respectively). Only directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”) may be members of the Audit Committee, the Compensation Committee or the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the NYSE and the Sarbanes-Oxley Act of 2002. The Audit, Compensation and Governance Committees have express authority to independently retain advisors to help fulfill their responsibilities. It is our practice that, except for the Executive Committee, only Non-employee Directors may be members of the Board committees. Our lead director, who is elected by our Non-employee Directors, serves as the chair of the Executive Committee and also presides as chair of the meetings of our Non-employee Directors, which meetings occur at every regular meeting of the Board.

The current Board committees, their responsibilities, committee membership and the number of meetings of each committee in 2008 follow. The descriptions are merely summaries; each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board and our Corporate Governance Principles. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 14. The chair of each committee is listed with an asterisk. Messrs. Oliver and Weinbach became members of the Board and its respective committees on May 2, 2008.

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life Insurance Company (“Phoenix Life”). Phoenix Life has established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of the Board.

AUDIT COMMITTEE
Responsibilities	Members	Number of 2008 Meetings

•     Recommending to the Board the selection of our independent registered public accounting firm

•     Reviewing the scope, plans and results relating to our internal and external audits and financial statements

•     Reviewing our financial condition

•     Reviewing the quality and integrity of our financial reporting processes and procedures

•     Reviewing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures

•     Reviewing our policies on ethical business conduct and monitoring its compliance with those policies

	Jean S. Blackwell* Sal H. Alfiero Martin N. Baily Arthur P. Byrne John H. Forsgren, Jr. Thomas S. Johnson Augustus K. Oliver, II	13
See also the Audit Committee Report beginning on page 28 for a discussion of the Audit Committee’s oversight responsibilities.

COMPENSATION COMMITTEE
Responsibilities	Members	Number of 2008 Meetings

•     Evaluating the targeted compensation of the chief executive officer, senior executive vice presidents, executive vice presidents, and other officers required by law

•     Reviewing and recommending to the independent members of the Board for approval the compensation of the chief executive officer

•     Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards

•     Reviewing and, with respect to certain senior officers, approving benefits under plans exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)

•     Reviewing and recommending compensation of the members of the Board

•     Overseeing the granting of stock options, restricted stock units and other equity-based compensation

•     Reviewing and approving the annual compensation programs for all employees

	Thomas S. Johnson* Martin N. Baily Jean S. Blackwell Peter C. Browning Arthur P. Byrne Sanford Cloud, Jr. Arthur F. Weinbach	11

See also the Compensation Committee Charter, Processes, Interlocks and Report, beginning on page 30 and Compensation Discussion and Analysis on page 32 for further detail regarding the functions of the Compensation Committee.

EXECUTIVE COMMITTEE
Responsibilities	Members	Number of 2008 Meetings
• Exercising the powers and authority of the Board with respect to overseeing our property, affairs and businesses during periods between meetings of the Board	Peter C. Browning* Jean S. Blackwell John H. Forsgren, Jr. Ann Maynard Gray Thomas S. Johnson Dona D. Young	10

FINANCE COMMITTEE
Responsibilities	Members	Number of 2008 Meetings
• Exercising the authority of the Board with respect to our financial and investment policies • Establishing and exercising general supervision over our investment policies and programs and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock) • Exercising general supervision over the disposition of our subsidiaries and of material assets • Reviewing policies and positions, and those of our major subsidiaries, regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk	John H. Forsgren, Jr.* Sal H. Alfiero Gordon J. Davis Ann Maynard Gray John E. Haire Jerry J. Jasinowski. August K. Oliver, II	7

GOVERNANCE COMMITTEE
Responsibilities	Members	Number of 2008 Meetings

•     Assisting the Board, in conjunction with the Audit Committee, in fulfilling its responsibilities with respect to overseeing our policies, practices and procedures relating to risks and risk management

•     Presenting qualified candidates to the Board for election as directors

•     Reviewing the committee structure of the Board

•     Making recommendations to the Board with respect to matters of corporate governance

•     Exercising the authority of the Board with respect to matters relating to the interests of our shareholders or to our relationships to the community at large, including: charitable contributions; government affairs and public relations; employee voluntary participation in community affairs; and philanthropic programs

	Ann Maynard Gray* Peter C. Browning Sanford Cloud, Jr. Gordon J. Davis John E. Haire Jerry J. Jasinowski Arthur F. Weinbach	9

Executive Sessions of the Board

As provided in the Corporate Governance Principles, the non-employee directors of the Company meet in executive session at each regular Board meeting. The non-employee chair of the Executive Committee of the Board, currently Mr. Peter C. Browning, presides at these meetings.

Director Independence

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”.

In January 2009, the Governance Committee and the Board evaluated the independence of each director other than our chairman, who is a Company employee, in accordance with the provisions of the Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chairman, including all directors standing for election, are independent under both the Categorical Independence Standards and the NYSE rules.

Audit Committee Financial Expert

Ms. Jean S. Blackwell, the Audit Committee’s chair, was determined by the Board, based on her education and experience, to be an audit committee financial expert, as defined by applicable federal securities law. Ms. Blackwell was determined by the Board to be independent, as described above in Director Independence.

Director and Management Performance Evaluations

The Board is required under the Corporate Governance Principles to conduct an annual self-evaluation to assess its performance. As part of this self-evaluation process, the Governance Committee receives comments from all directors and provides its assessment to the Board as to the performance of the directors and the committees of the Board. This assessment focuses on the Board’s contribution to the Company, as well as areas in which either the directors or management believes the Board could improve. The Audit, Compensation, Governance and Finance Committees also conduct annual self-evaluations to assess their performance.

The Board also conducts an annual review of the Chief Executive Officer’s performance to ensure that the Chief Executive Officer is providing the best leadership for the Company in the long- and short-term. Under the procedures set forth in our Corporate Governance Principles, this process is led by our Governance Committee and Compensation Committee, in consultation with the entire Board, and the results of the review are communicated to the Chief Executive Officer directly by the Chairpersons of the Governance Committee, the Compensation Committee and the Executive Committee, or their designees.

Director Nomination Process

Pursuant to our Corporate Governance Principles, the Governance Committee is responsible for proposing qualified candidates to the Board. In considering candidates for nomination to the Board, the Governance Committee weighs a director candidate’s professional achievements, strong intellectual skills, diversity of professional experience, personal diversity, commitment to board service and integrity. In recruiting director candidates for nomination to the Board, the Governance Committee seeks to identify those individuals whose records of achievement, breadth of experience, commitment to excellence and unquestioned integrity will best serve the Company in its pursuit of growth in the markets in which it operates, and in potential markets it may enter in the future, while at the same time assuring the Company’s shareholders and other constituencies that the Company remains firmly committed to the Company’s core ethical values. As the application of these factors involves the exercise of judgment, the Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although at a minimum each director candidate’s ability to satisfy any applicable legal requirements or listing standards and his or her ability and willingness to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings is assessed.

The Governance Committee may also consider particular areas of expertise with respect to a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of 14 independent directors, plus our chief executive officer.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined under Shareholder and Interested Party Communications on page 14. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant. Following its evaluation of all proposed nominees and consultation with our chief executive officer, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

Director Orientation and Continuing Education

In order to best enable directors to serve as the ultimate monitor of the Company’s performance, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to the Company’s headquarters. Through these orientation and continuing education programs members of the Board are educated on issues of importance to the Board, the Company and the businesses in which the Company is engaged by members of management or third parties having expertise in the subject areas discussed.

Code of Conduct

We have adopted a written Code of Conduct to govern and strengthen our commitment to our shareholders, customers, corporate citizenship, employees, ethics and compliance. The Company is committed to the highest standards of legal and ethical conduct in all of our business dealings, and the Code of Conduct represents a compilation of certain key policies, standards and guidelines which guide our business activities in order to ensure we uphold these standards. The Code of Conduct covers all areas of professional conduct, including, among others, conflicts of interest, corporate opportunities, insider trading, confidentiality, protection and use of company property, customer complaints, fraud, compliance with legal and regulatory requirements, equal opportunity, sexual harassment, workplace safety and code compliance. All of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, are required to abide by our Code of Conduct. Employees are required to report suspected violations of the Code of Conduct.

The Code of Conduct is available on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site. You may request a printed copy of the Code of Conduct by writing to the Corporate Secretary at either of the addresses listed under Shareholder and Interested Party Communications on page 14.

Policy Regarding Transactions with Related Persons

In November 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). Pursuant to the Related Person Policy, any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”). Pursuant to the Related Person Policy, no Related Person Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director interested in a Related Person Transaction shall recuse himself or herself from any such vote.

Transactions with Related Persons

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2008, our subsidiaries incurred total compensation of $73.9 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2008, we made payments of $75.4 million to State Farm entities for this compensation.

On April 16, 2008, the Company and affiliates of Oliver Press Partners, LLC (collectively, the “OPP Investors”) entered into an agreement (the “Agreement”) terminating a pending proxy contest with respect to the election of directors at the Company’s 2008 Annual Meeting of Shareholders. Director Augustus K. Oliver, II serves as a managing member of Oliver Press Partners, LLC. As a managing member of Oliver Press Partners, LLC, Mr. Oliver receives compensation from Oliver Press Partners, LLC and its affiliates and has an equity interest in the OPP Investors. Pursuant to the Agreement, the Company reimbursed the OPP Investors for actual out-of-pocket expenses in connection with their nominations and related filings in the amount of $2,656,941.61.

Director Arthur F. Weinbach serves as Executive Chairman and Chairman of the Board of Directors of Broadridge Financial Solutions, Inc. (“Broadridge”). Mr. Weinbach receives compensation from Broadridge in connection with his service as an employee of Broadridge. Banks, broker dealers and other registered holders of the Company’s common stock utilize Broadridge to distribute proxy statements and related materials to the beneficial owners of the Company’s common stock. The Company pays fees, and reimburses expenses, to Broadridge related to the distribution of these materials. For 2008, the total fees and expenses paid or reimbursed to Broadridge by the Company were approximately $279,000.

All Related Person Transactions have been approved or ratified by the Audit Committee pursuant to the Related Person Policy. The Board has determined that Messrs. Oliver and Weinbach are independent under the Categorical Independence Standards and the NYSE rules.

Board Attendance and Annual Meeting Policy

Directors are expected to attend our Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve. In 2008, there were 17 meetings of the Board. With the exception of Mr. Arthur F. Weinbach, each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. Mr. Weinbach attended over 73% of the meetings of the Board and committees on which he served. All members of the Board attended the 2008 Annual Meeting of Shareholders.

Shareholder and Interested Party Communications

If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2010 Annual Meeting of Shareholders, we must receive your proposal at our executive offices in Hartford, Connecticut no later than November 7, 2009. Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Corporate Secretary at one of the addresses below.

Proposals should be addressed by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

If you wish to present a matter for action at the 2010 Annual Meeting of Shareholders, but choose not to do so under Rule 14a-8, you must deliver a notice containing the information required by the Company’s bylaws to our Corporate Secretary at one of the addresses above on or before January 31, 2010, but no earlier than January 1, 2010.

Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of non-management directors of the Company, the non-management directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the Corporate Secretary at the mailing address above or to the e-mail address listed above, indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On November 5, 2008, the Audit Committee (the “Audit Committee”) of our Board, subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2009. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

Fees Incurred for Services Performed by PwC

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related nor recurring, a Company vice president may submit in writing a request to the Company’s internal auditor, accompanied by approval of the Company’s chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by PwC in 2008 and 2007 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2008 and 2007 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

PwC Fees	2008	2007

Audit Fees (1)	$3,229,000	$3,195,000

Audit-Related Fees (2)	978,000	213,000

Tax Fees (3)	75,000	0

All Other Fees (4)	36,000	3,000

Total Fees	$4,318,000	$3,411,000

(1)

Amounts represent fees for the annual audits of our financial statements and internal controls, reviews of our financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the Securities and Exchange Commission.

(2)

Amounts represent fees for employee benefit plan audits and performance of agreed-upon procedures for regulatory purposes. The increase over 2007 is attributable to (1) audit fees related to the spin-off of the Company’s Asset Management business and the filing of a registration statement on Form 10, and (2) audit fees related to the Company’s change in accounting for certain of its long duration reinsurance contracts.

(3)	Amounts represent fees for assistance with tax planning and analysis related to the spin-off of the Company’s Asset Management business.

(4)

Amounts represent fees for research and regulatory reporting compliance software, as well as examination assistance related to the quinquennial examinations of the New York State Insurance Department and the State of Connecticut Insurance Department, respectively.

PROPOSAL 3: APPROVAL OF CONTINUED USE OF THE PERFORMANCE GOALS UNDER THE COMPANY’S 2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT AND LONG-TERM INCENTIVE PLAN AND ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS

Purpose of Proposal

THE PURPOSE OF THIS PROPOSAL IS TO APPROVE CONTINUED USE OF THE PERFORMANCE GOALS UTILIZED IN OUR INCENTIVE PLANS, NOT TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK FOR ISSUANCE TO COMPANY EMPLOYEES OR DIRECTORS UNDER THE APPLICABLE PLANS.

THIS APPROVAL IS REQUIRED UNDER INTERNAL REVENUE SERVICE REGULATIONS IN ORDER TO PRESERVE THE COMPANY’S FEDERAL INCOME TAX DEDUCTION WHEN PAYMENTS BASED ON THESE PERFORMANCE GOALS ARE MADE TO CERTAIN EXECUTIVE OFFICERS.

You are being asked to approve continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “Long-Term Incentive Plan”) and the Company’s Annual Incentive Plan for Executive Officers (the “Annual Incentive Plan”). The material features of the Long-Term Incentive Plan, which were approved by shareholders at the 2003 Annual Meeting of Shareholders, and the material features of the Annual Incentive Plan, which were approved by shareholders at the 2005 Annual Meeting of Shareholders, remain unchanged.

As discussed in Tax and Accounting Considerations on page 46, we generally seek to preserve our ability to claim tax deductions for compensation paid to executives to the greatest extent practicable. Section 162(m) of the Internal Revenue Code sets limits on our federal income tax deduction for compensation paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the three other highest-compensated executive officers whose compensation is reported in the Summary Compensation Table. “Qualified performance-based compensation,” which can include compensation from stock options, stock appreciation rights, performance shares, performance share units, cash awards and certain grants of restricted stock, is not subject to this deduction limit, and therefore is fully deductible, if certain conditions are met. One of the conditions is shareholder approval of continued use of the performance goals under which the compensation is paid.

The Long-Term Incentive Plan and Annual Incentive Plan were initially approved by shareholders in 2003 and 2005, respectively, including the performance goals. However, a company is generally required by Internal Revenue Service regulations to obtain approval of continued use of the performance goals from its shareholders every five years. As a result, the Company is seeking approval of continued use of the performance goals to have the compensation paid based on these performance goals to the CEO and the three other highest-compensated executive officers remain fully deductible by the Company for federal tax purposes.

The Long-Term Incentive Plan allows the Company’s Compensation Committee to award long-term incentive awards that vest on the basis of specific performance targets determined at the time of grant. Under the Plan, the performance targets for the awards are required to relate to at least one of the following criteria, which may be determined solely by reference to the Company’s performance, a subsidiary (or any business unit thereof) or based on comparative performance relative to other companies: (1) gross or net cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash operating income, net cash provided by operations, or cash flow in excess of cost of capital; (2) sales; (3) revenues; (4) earnings per share or stock price or shareholder return (on a gross or net basis); (5) net income; (6) return on assets (gross or net), return on investment, return on capital or return on equity (or any combination); (7) economic value created; (8) operating income, earnings before or after taxes, interest, depreciation, amortization or extraordinary or special items (or any combination), which may be determined on a per share basis (basic or diluted); (9) debt to capital ratio, or risk based capital ratio; (10) operating margin, gross margin or other financial margin; (11) assets under management, gross or net flows of assets under management, market capitalization, net assets, or book valuation; (12) segment income; (13) dividend payout; (14) stock price; (15) claims-paying ability; (16) any rating by a nationally recognized statistical rating organization; (17) policy retention and surrender measures; or (18) expense management measures.

The Annual Incentive Plan allows the Compensation Committee to establish performance targets for annual bonus awards and to pay such bonus awards based on performance against those targets. Under the Annual Incentive Plan, the performance targets for bonus awards are required to relate to at least one of the following criteria, which may be determined solely by reference to the Company’s performance, a subsidiary (or any business unit thereof) or based on comparative performance relative to other companies: (1) gross or net cash flow, free cash flow, cash flow return on investment (discounted or otherwise), cash operating income, net cash provided by operations, or cash flow in excess of cost of capital; (2) sales; (3) revenues; (4) earnings per share or stock price or shareholder return (on a gross or net basis); (5) net income;

(6) return on assets (gross or net), return on investment, return on capital or return on equity (or any combination); (7) economic value created; (8) operating income, earnings before or after taxes, interest, depreciation, amortization or extraordinary or special items (or any combination), which may be determined on a per share basis (basic or diluted); (9) debt to capital ratio, or risk based capital ratio; (10) operating margin, gross margin or other financial margin; (11) assets under management, gross or net flows of assets under management, market capitalization, net assets, or book valuation; (12) segment income; (13) dividend payout; (14) stock price; (15) claims-paying ability; (16) any rating by a nationally recognized statistical rating organization; (17) policy retention and surrender measures; or (18) expense management measures.

Long-Term Incentive Plan

Material Features of the Plan

Under the Long-Term Incentive Plan, restricted stock and restricted stock units may be granted based on the plan’s performance goals.

Eligible Class

Any officer or other employee or non-employee director of the Company or any subsidiary of the Company selected by the Compensation Committee may participate in the Long-Term Incentive Plan. Approximately 1,139 officers and employees and 14 non-employee directors are eligible to participate in the Long-Term Incentive Plan as of December 31, 2008.

Maximum Amounts

The maximum number of units that may be earned by a participant and the maximum number of shares that may be issued pursuant to such earned units in a performance cycle may not exceed 600,000 (695,742 shares as adjusted after the spin-off of our Asset Management business).

Summary of the Plan

Administration

The Long-Term Incentive Plan is administered by the Compensation Committee (the “Compensation Committee”) of our Board. The Compensation Committee selects the participants to whom restricted stock, restricted stock units and long-term performance units may be granted, the time or times at which such awards are granted, the number of shares subject to each grant and the terms and conditions (not inconsistent with the Long-Term Incentive Plan) of each grant, including the performance goals applicable to the long-term performance awards.

Shares Reserved

The number of shares of Common Stock that may be issued under the Long-Term Incentive Plan may not exceed 6,000,000 (6,581,831 shares as adjusted after the spin-off of our Asset Management business) shares, which may include authorized but unissued shares or treasury shares. If there is a stock split, stock dividend, recapitalization, or other relevant change affecting the Company’s shares, appropriate adjustments will be made in the number of shares that may be issued in the future and in the number of shares under all outstanding restricted stock units granted before the event. If shares subject to an award are cancelled, terminated or otherwise settled without the issuance of shares, those shares will again be available for inclusion in future award grants.

Shareholder Rights

Participants have all the rights of a shareholder with respect to restricted stock, including but not limited to, the right to vote and the right to receive dividends. In respect of restricted stock units, a participant does not have any right to vote on any matter submitted to the Company’s shareholders or to dispose of the shares of Common Stock underlying such restricted stock units, nor does a participant have any beneficial ownership in respect of any shares of Common Stock underlying restricted stock units, until such time as the shares of Common Stock underlying such units have been issued. At the discretion of the Compensation Committee, a participant may be entitled to cash dividends (referred to as “dividend equivalents”) paid by the Company on a share of Common Stock for each restricted stock unit awarded to a participant.

Termination of Employment

Generally, if a participant terminates employment by reason of death, disability or retirement, the restricted period will lapse as to a pro-rated portion of the shares of restricted stock and restricted stock units transferred or issued to such participant based on the number of days the participant actually worked since the date the awards were granted (or in the case of awards which become vested in installments, since the date, if any, on which the last installment of such awards became vested). Any awards as to which the restricted period has not lapsed at the date of a participant’s termination of employment by reason of death, disability or retirement will automatically be cancelled upon such participant’s termination of employment. Generally, if a participant’s employment is terminated for any reason other than death, disability or retirement at any time prior to the date when the restricted period lapses, all restricted stock held by the participant will revert back to the Company and all restricted stock units and any dividend equivalents credited to such participant will be forfeited upon the participant’s termination of employment.

Long-Term Performance Units

The Compensation Committee in its sole discretion selects those participants to receive long-term performance units under the plan. Long-term performance units relate to pre-established “performance goals” over a “performance cycle.” A “performance cycle” is generally three years and may consist of calendar year segments. The “Performance Goals” are objectives for the Company, any subsidiary, unit or business segment of the Company, or individual established by the Compensation Committee and are based on one or more of the performance goals set forth under Purpose of Proposal on page 16. The performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure.

Prior to the beginning of the first year of a performance cycle (or such later time consistent with Section 162(m) of the Code), the Compensation Committee allocates a target number of long-term performance units (“Target Units”) to participants. Prior to the beginning of the first year of a performance cycle or the beginning of each segment of the performance cycle (or such later time consistent with Section 162(m)), the Compensation Committee determines the performance goals applicable to the units that may be earned by the participant for such performance cycle and/or segment thereof. The Compensation Committee specifies the formula for determining the percentages of the performance goals that must be achieved for the participant to earn the Target Units or less than or more than the target number of long-term performance units allocated to the participant if actual performance is equal to, less than or greater than the target performance goals. The Compensation Committee may, in its sole discretion, provide that long-term performance units will be earned by a participant in respect of the achievement of performance goals for the performance cycle. The Compensation Committee may, in its sole discretion, provide that no units will be earned by a participant in respect of a performance cycle unless a threshold level of the performance goals is satisfied. Following the end of each performance cycle, the Compensation Committee determines the number of units actually earned by a participant for such cycle calculated in accordance with the pre-established performance goals applicable to such cycle. Participants do not receive any payment with respect to units until the Compensation Committee certifies the results of the performance goals. Subject to certain adjustments to shares of Common Stock for stock splits, reorganizations, consolidations and other corporate events that effect the Common Stock generally, the maximum number of units that may be earned by a participant and the maximum number of shares that may be issued pursuant to such earned units in a performance cycle may not exceed 600,000 (695,742 shares as adjusted after the spin-off of our Asset Management business).

In the Compensation Committee’s sole discretion, the participant is entitled to receive one share of Common Stock or restricted stock unit in exchange for each earned long-term performance unit. The restricted stock units are subject to the terms and conditions applicable to the terms described above, except that the Compensation Committee may not elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the restricted stock units.

In general, if a participant ceases employment by reason of death, disability or retirement during a performance cycle, the participant will earn a pro-rated number of units determined by prorating the percentage of the target earned according to the number of months the participant was actively at work during the cycle. In general, if a participant ceases employment for any reason other than death, disability or retirement, such participant will forfeit all of his units. In the event of a change of control, the participant will earn a prorated number of units in respect of each outstanding performance cycle determined by prorating the percentage of the target earned according to the number of completed months prior to the change of control.

Grant of Restricted Stock and Restricted Stock Unit Awards

The Compensation Committee may grant restricted stock and restricted stock units under the Long-Term Incentive Plan. Each share of restricted stock will be subject to forfeiture if a specified period of service, generally three years, is not completed. Each restricted stock unit will represent a contractual right to receive one share of Common Stock after the satisfaction of vesting criteria, such as continued employment with the Company for a specified period of time, generally three years. (The specified period during which restricted stock is subject to forfeiture and restricted stock units are subject to vesting is referred to as the “restricted period.”)

Change of Control

In the event of a change of control of the Company, as defined in the plan, the restricted period with respect to each award of restricted stock and restricted stock units will lapse on the date of such change of control.

Term

The Long-Term Incentive Plan will continue in effect, unless sooner terminated by the Board, or until no more shares of Common Stock are available for issuance under the Long-Term Incentive Plan.

Annual Incentive Plan

Material Features of the Plan

Under the Annual Incentive Plan, cash or equity may be granted based on the Annual Incentive Plan’s performance goals.

Eligible Class

Any officer or other employee of the Company or any subsidiary of the Company selected by the Board or Compensation Committee may participate in the Annual Incentive Plan. Approximately five officers or employees are eligible to participate in the Annual Incentive Plan.

Maximum Amount

The maximum award payable to a participant under the Annual Incentive Plan is $5,000,000.

Summary of the Plan

Administration

The Compensation Committee is authorized to determine the terms and conditions of any and all incentive compensation opportunities under the Annual Incentive Plan (the “Awards”) including, but not limited to:

•	the target and maximum amounts that may become payable for each Award;

•	the performance goals applicable to each Award; and

•	any additional restrictions that must be satisfied prior to payment of each Award.

Once established, the terms and conditions of an Award may not be subsequently changed in a manner which would increase the amount payable for that Award.

The Compensation Committee is authorized to:

•	prescribe, amend and rescind rules and regulations relating to the Annual Incentive Plan;

•	provide for conditions deemed necessary or advisable to protect the interests of the Company;

•	interpret the provisions of the Annual Incentive Plan and make all other determinations necessary or advisable for the administration and interpretation of the Annual Incentive Plan; and

•	carry out the Annual Incentive Plan’s provisions and purposes.

Determinations, interpretations or other actions made or taken by the Compensation Committee are final, binding and conclusive.

Termination of Employment

Unless the Compensation Committee otherwise determines, payment of any Award under the Annual Incentive Plan will be conditioned on the continuous employment of the participant from the date of the Award through the date compensation is paid.

Payment of Awards

If, after the end of a fiscal year, the Compensation Committee determines that the relevant performance criteria for that fiscal year have been satisfied, in whole or in part, and certifies that result, the Compensation Committee shall authorize the payment to each participant of the amount specified for that participant according to the pre-established formula, or, at the discretion of the Compensation Committee, any lesser amount. Payment of any Award may be made in any combination of cash or equity, as long as the equity is issued under another plan maintained by the Company.

Incentive Compensation Opportunities

Before each fiscal year begins (or any later date consistent with the requirements of Section 162(m)), the Compensation Committee will establish the Awards for Executive Officers participating in the Annual Incentive Plan for that year. At the time each Award is established, the Compensation Committee will determine the target and maximum amounts that may be earned for that Award. The Compensation Committee may not subsequently increase any Award.

Establishment of Performance Target and Formula

When the Compensation Committee establishes an Award (or on a later date consistent with the requirements of Section 162(m)), the Compensation Committee will establish the performance goals upon which the Award will be payable, if at all, with respect to the relevant fiscal year’s performance. This Award will be earned based upon the performance of the Company relative to a pre-established targeted return on equity which, if specified by the Compensation Committee at the time that the Award is made, may be determined based on any adjustments determined and specified by the Compensation Committee. The Compensation Committee has the sole discretion to establish other or additional performance criteria that must be achieved as a condition to earning an Award. The other performance criteria may include objectives established by the Compensation Committee for the Company or any of our subsidiaries, units, or business segments or individuals selected for an Award.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF CONTINUED USE OF THE PERFORMANCE GOALS UNDER THE COMPANY’S 2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT AND LONG-TERM INCENTIVE PLAN AND ANNUAL INCENTIVE PLAN FOR EXECUTIVE OFFICERS.

PROPOSAL 4: GRANT TO THE BOARD OF DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK

You are being asked to approve the grant to the Board of discretionary authority to amend our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), as of May 1, 2009, to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.01 per share, pursuant to which shares of our Common Stock would be combined and reclassified into one share of Common Stock at a ratio of 1-for-5, 1-for-10 or 1-for-20. If the Board were to exercise the discretionary authority, the Board would select a specific ratio from among those approved by shareholders in its sole discretion, and abandon the remaining ratios. You are also being asked to approve a corresponding decrease in our authorized shares of Common Stock from 1,000,000,000 to 200,000,000, in the case of a 1-for-5 reverse stock split ratio, from 1,000,000,000 to 100,000,000, in the case of a 1-for-10 reverse stock split ratio, or from 1,000,000,000 to 50,000,000, in the case of a 1-for-20 reverse stock split ratio, in the event the Board elects to exercise its discretion to implement the reverse stock split. Any or all of the reverse stock split ratios or proposed reductions in our authorized shares of Common Stock may be abandoned at any time prior to the effectiveness of the filing of the Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Even if the shareholders approve the reverse stock split and related amendments to our authorized number of shares of Common Stock, this grant of authority gives to the Board the right to effect the amendments, if the Board deems it to be in the best interest of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to react to prevailing market conditions and future changes to our stock price, and therefore better enables it to act in the best interests of our shareholders. If this proposal is approved by the shareholders, the Board will have the authority, in its sole discretion, without any further action necessary by the shareholders, to effect a reverse stock split at one of the three ratios approved by the Board and shareholders or to abandon any or all such reverse stock splits. The Board may effect only one reverse stock split as a result of this authorization and must do so prior to the date of the Company’s 2010 Annual Meeting of Shareholders, on which date this authorization will lapse.

The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split and the proposed decrease in our authorized number of shares of Common Stock is attached to this Proxy Statement as Annex A. In determining whether and when to effect the reverse stock split following the receipt of shareholder approval, our Board may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	our ability to continue our listing on the NYSE;

•	which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and

•	prevailing general market and economic conditions.

To avoid the existence of fractional shares of our Common Stock, shareholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

At the close of business on February 13, 2009, we had 115,441,512 shares of Common Stock issued and outstanding. Based on the number of shares of Common Stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-20 reverse stock split, we would have approximately 5.8 million shares of Common Stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board. We do not expect the reverse stock split itself to have any economic effect on our shareholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board choose to effect one, would be to increase the per share price of our Common Stock. The Board believes that, should the appropriate circumstances arise, effecting the reverse stock split would, among other things, help us to:

•	improve the perception of our Common Stock as investment securities; and

•	appeal to a broader range of investors to generate greater investor interest in the Company.

Improve the Perception of Our Common Stock as Investment Securities

Our Common Stock is quoted on the NYSE (“PNX”). As of February 13, 2009, our Common Stock traded at an average 30-day closing market price of $2.23 per share.

We believe that the abnormal condition of the domestic credit markets and the overall recessionary operating environment in which we currently operate have been significant contributing factors in the decline in the price of our Common Stock. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock but also our market liquidity.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect a reverse stock split and thereby increase the price of our Common Stock would allow the Board to address these issues if it is deemed necessary.

Certain Risks Associated with a Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The current recessionary environment in which we operate, the amount of debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

Effects of the Reverse Stock Split

General

If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our Common Stock based on the reverse stock split ratio selected by our Board. Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the NYSE. Following the reverse stock split, our Common Stock will continue to be listed on the NYSE under the symbol “PNX,” although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our Common Stock after the reverse stock split. The number of shareholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Effectiveness of the Reverse Stock Split

If our shareholders grant the Board the discretion to implement the reverse stock split and the Board elects, in its sole discretion, to implement the reverse stock split, the transaction would be effective upon the filing and effectiveness (the “Effective Time”) of a Certificate of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware.

Effect on the Company’s Stock Plans

As of December 31, 2008, we had approximately 4.8 million shares subject to stock options and approximately 3.5 million shares of restricted stock units outstanding under our stock incentive plans. Under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”), The Phoenix Companies, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) and The Phoenix Companies, Inc. Directors Stock Plan (the “Directors Stock Plan”, and, together with the RSU Plan and the Stock Incentive Plan, the “Plans”), the Compensation Committee has sole discretion to determine the appropriate adjustment to the awards granted under the Plans in the event of a stock split. Should the reverse stock split be effected, the Compensation Committee will approve proportionate adjustments to the number of shares outstanding and available for issuance under the Plans and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the Plans. The Compensation Committee will determine the treatment of fractional shares subject to stock options and unvested restricted stock under the Plans.

Accordingly, if the reverse stock split is approved by our shareholders and subsequently effected at the option of our Board, upon the filing of a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under the Company’s Plans will be proportionately adjusted using the reverse stock split ratio selected by our Board (subject to the treatment of fractional shares to be determined by our Compensation Committee). The Compensation Committee will authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical or conforming changes to our Plans. For example, if a 1-for-20 reverse stock split is effected, the approximately 3.9 million shares (includes shares forfeited after converted to Virtus shares) that remain available for issuance under the Plans as of February 13, 2009, would be adjusted to approximately 195,000 shares, subject to increase as and when awards made under such Plans expire or are forfeited and are returned per the terms of such Plans. In addition, the exercise price per share under each stock option would be increased by a multiple of 20, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of Common Stock, exercisable at $1.00 per share, would be adjusted as a result of a 1-for-20 split ratio into an option exercisable for 150 shares of Common Stock at an exercise price of $20.00 per share.

Effect on Authorized but Unissued Shares of Common Stock and Preferred Stock

Currently, we are authorized to issue up to a total of 1,250,000,000 shares, comprising 1,000,000,000 shares of Common Stock, of which 115,441,512 shares were issued and outstanding as of February 13, 2009, and 250,000,000 shares of preferred stock (“Preferred Stock”). Coincident with effecting a reverse stock split, we will reduce the number of our authorized shares of Common Stock in proportion to the ratio by which we reduce our issued and outstanding shares of Common Stock. If a 1-for-5 reverse stock split is effected, the adjusted number of authorized shares of Common Stock would be 200,000,000. If a 1-for-10 reverse stock split is effected, the adjusted number of shares of authorized Common Stock would be 100,000,000. If a 1-for-20 reverse stock split is effected, the adjusted number of shares of authorized Common Stock would be 50,000,000.

Effect on Rights Agreement

Pursuant to the Rights Agreement dated as of June 19, 2001, between us and EquiServe Trust Company, N.A., as rights agent (the “Stockholder Rights Plan”), each outstanding share of our Common Stock issued between June 19, 2001 and the distribution date (as described in the Stockholder Rights Plan) is coupled with a stockholder right. Initially, the stockholder rights will be attached to the certificates representing outstanding shares of Common Stock, and no separate rights certificates will be distributed. Each right will entitle the holder to purchase one one-hundredth of a share of our Series A Junior Participating Preferred Stock. Each one one-hundredth of a share of Series A Junior Participating Preferred Stock will have economic and voting terms equivalent to one share of our Common Stock. Until it is exercised, the right itself will not entitle the holder thereof to any rights as a shareholder, including the right to receive dividends or to vote at shareholder meetings. The description and terms of the rights are set forth in the Stockholder Rights Plan. The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the rights attached to outstanding shares of Common Stock pursuant to the Stockholder Rights Plan.

Effect on Par Value

The proposed amendments to our Amended and Restated Certificate of Incorporation will not affect the par value of our Common Stock, which will remain at $0.01 per share.

Reduction In Stated Capital

As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our Common Stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Book-Entry Shares

If the reverse stock split is effected, shareholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent through the NYSE’s Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the reverse stock split.

Shareholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form.

Certificated Shares

If the reverse stock split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will receive a transmittal letter from our transfer agent as soon as possible after the Effective Time. The transmittal letter will be accompanied by instructions specifying how shareholders holding certificated shares can exchange certificates representing the pre-reverse stock split shares of our Common Stock for a statement of holding, together with any payment of cash in lieu of fractional shares. All post-reverse stock split shares of our Common Stock will be held electronically in book-entry form. This means that, instead of receiving a new stock certificate, shareholders submitting certificated shares representing pre-reverse stock split shares of our Common Stock will receive a statement of holding that indicates the number of post-reverse stock split shares of our Common Stock owned in book-entry form. We will no longer issue physical stock certificates.

Beginning at the Effective Time, each certificate representing pre-reverse stock split shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of our Common Stock.

YOU SHOULD NOT DESTROY ANY SHARE CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL DIRECTED TO DO SO BY A TRANSMITTAL LETTER FROM OUR TRANSFER AGENT.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Shareholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the reverse stock split is not evenly divisible by the reverse stock split ratio ultimately selected by our Board will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. The Company will be responsible for any brokerage fees or commissions related to the transfer agent’s selling in the open market shares that would otherwise be fractional shares.

Shareholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, shareholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions, will have to seek to obtain such funds directly from the state to which they were paid.

No Appraisal Rights

Under the Delaware General Corporation Law, our shareholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this proposal, and we will not independently provide our shareholders with any such rights.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion is included for general information purposes only and does not address all aspects of federal income taxation that may be relevant to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for US. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquire shares of our Common Stock in connection with employment or other performance of services; (xi) U.S. expatriates; (xii) controlled foreign corporations; or (xiii) passive foreign investment companies. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. This discussion also assumes that the shares of our Common Stock were, and the shares of our Common Stock received pursuant to the reverse stock split will be, held as “capital assets” (as defined in the Code). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our Common Stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial owner (other than a partnership) of shares of our Common Stock who is not a U.S. Holder.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon the reverse stock split.

U.S. Holders of our Common Stock that receive cash in lieu of fractional shares will recognize dividend income, or capital gain or loss, depending on the particular facts and circumstances of the U.S. Holder. To the extent the cash received in lieu of fractional shares is treated as giving rise to dividend income, U.S. Holders who are individuals may be taxed at a reduced rate of 15%, subject to certain limitations. To the extent the cash received in lieu of fractional shares is treated as an exchange, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount of cash received by such holder and the adjusted tax basis deemed to be allocated to the fractional shares. Any capital gain or loss realized will be treated as long-term capital gain or loss if the holder’s holding period for our Common Stock surrendered is greater than one year. Long-term capital gains of U.S. Holders who are individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

With respect to Non-U.S. Holders, to the extent the cash received in lieu of fractional shares is properly treated as giving rise to dividend income, such income may be subject to a withholding tax at a rate of 30% (unless an exemption or reduced rate can be established under a treaty or otherwise). A Non-U.S. Holder generally should not be subject to any U.S. federal income or withholding tax with respect to any amount properly treated as capital gains unless such Non-U.S. Holder has certain connections with the United States. Because the determination of whether withholding should apply is very fact specific, the Company may withhold and pay to the IRS taxes at a rate of 30% on any cash paid to a Non-U.S. Holder in lieu of fractional shares unless a holder can establish that it is entitled to a reduced rate or exemption from withholding on dividend income pursuant to an applicable income tax treaty or otherwise. However, a Non-U.S. Holder may seek a refund of such amount from the IRS if the holder determines that it is not properly liable for such taxes, including because the payment was not properly characterized as a dividend.

Holders should consult their own advisors as to the proper treatment of any cash received in lieu of fractional shares.

In general, the aggregate tax basis in the shares of our Common Stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock). The stockholder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered pursuant to the reverse stock split. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the reverse stock split. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

U.S. and Non-U.S. Holders may be subject to information reporting with respect to the receipt of cash in lieu of fractional shares unless such holders can establish an exemption. In addition, U.S. Holders may be subject to a backup withholding tax on the cash paid in lieu of fractional shares if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. In general, backup withholding will not apply to the cash paid in lieu of fractional shares to a Non-U.S. Holder if the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN (or other applicable form). Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon any or all reverse stock split ratios and any or all proposed decreases in the number of authorized shares of Common Stock without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment to our Certificate of Incorporation, even if the authority to effect these amendments has been approved by our shareholders at the Annual Meeting. By voting in favor of a reverse stock split and proportionate decrease in our authorized number of shares of Common Stock, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding voting power of Common Stock entitled to vote thereon is required for approval of the Certificate of Amendment to effect a reverse stock split and proportionately reduce the number of authorized shares of our Common Stock. Accordingly, abstentions and broker “non-votes” will have the effect of a vote AGAINST the proposal.

OUR BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO GRANT TO THE BOARD THE DISCRETIONARY AUTHORITY TO EFFECT A REVERSE STOCK SPLIT AND A REDUCTION IN AUTHORIZED SHARES OF COMMON STOCK.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting of Shareholders. If any other appropriate business is properly presented at the Annual Meeting of Shareholders, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee (the “Audit Committee”) of the Board reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, Securities and Exchange Commission (“SEC”) regulations and the NYSE listing standards. A copy of this amended charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PricewaterhouseCoopers LLP (“PwC”) is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met and discussed with management and with PwC, the Company’s audited financial statements for the year ended December 31, 2008. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•	PwC’s responsibilities under generally accepted auditing standards;

•	the Company’s significant accounting policies;

•	management’s judgments and accounting estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s chief financial officer and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company. PwC has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and be filed with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2009.

THE AUDIT COMMITTEE

Jean S. Blackwell, Chair
Sal H. Alfiero
Martin N. Baily
Arthur P. Byrne
John H. Forsgren, Jr.
Thomas S. Johnson
Augustus K. Oliver, II

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT

Compensation Committee Charter

The Compensation Committee (the “Compensation Committee”) of the Board consists of independent members of the Board, and meets at scheduled times during the year. Its purpose is to assist the Board in fulfilling its responsibility to maximize long-term return to our shareholders by ensuring that directors and employees are compensated according to the Company’s compensation philosophies, objectives and policies. The Compensation Committee’s responsibilities, summarized on page 10 of this Proxy Statement, are explicitly set forth within the terms of its charter, and are reviewed by the Board at least once a year. A copy of this charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance”. The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the Compensation Committee.

In November 2008 the charter was amended in order to align the Committee’s responsibility with the Company’s current organizational and management structure. Changes were: (i) to restructure the Committee’s responsibilities with respect to the individuals over whom the Committee has decision making authority to focus on executive vice presidents and above, and (ii) to modify the group of officers and employees for whom the Committee is required to receive reports to senior vice presidents and individuals paid more than $1 million.

Processes and Procedures Related to Executive and Director Compensation

Pursuant to its charter, the Compensation Committee has the following authority and responsibilities with regard to determination and consideration of executive and director compensation:

•	assisting the Company in defining an executive total compensation policy for the Company and its subsidiaries that:

•	supports the Company’s overall strategy and objectives;

•	supports the attraction and retention of executives;

•	links total compensation to financial performance and the attainment of strategic objectives; and

•	provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the Company’s objectives;

•	reviewing and approving new compensation plans when appropriate to maintain consistency with our compensation policy and to monitor the appropriateness and effectiveness of such plans;

•

making any and all determinations necessary to qualify any compensation intended to be exempt from section 162(m) of the Internal Revenue Code of 1986, as amended, as performance-based compensation; and

•	reviewing director compensation at least biennially and recommending any changes it believes to be appropriate. See Director Compensation Review on page 72.

Annually, the chief executive officer (“CEO”) makes recommendations to the Compensation Committee with regard to base pay, target annual incentives, and target long-term incentives (collectively referred to as “Direct Compensation”) for:

•	all named executive officers (“NEOs”) except the CEO; and

•	executive vice presidents and above.

The Compensation Committee is responsible for reviewing the CEO’s recommendations and all components of the NEO’s compensation and making final decisions on Direct Compensation based on the Company’s compensation philosophy. See Determining Direct Compensation Levels on page 35.

With regard to the CEO, the Compensation Committee is responsible for making compensation recommendations to the Board for its approval.

The Compensation Committee has delegated the following authority to the CEO, except as to Section 16 officers and executive vice presidents and above (as defined in the Compensation Committee charter):

•	granting awards of restricted stock, RSUs and long-term performance units under the RSU Plan;

•

determining the treatment of stock options under The Phoenix Companies, Inc. Stock Incentive Plan, except for senior vice presidents and higher, and restricted stock units (“RSUs”) under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”) upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan; and

•

determining the terms of RSU deferral offerings under the RSU Plan, including but not limited to, the opportunity to defer receipt of RSUs until termination of employment (or later, if required by law), receipt of dividend equivalents during deferral period, receipt of interest on dividend equivalents, and reinvestment of dividend equivalents in additional RSUs.

The Company’s legal and human resources executives support the Compensation Committee in its work. These executives recommend, but do not determine, the amount and form of executive and director compensation. During 2008, the Compensation Committee and the Board had direct access to an independent compensation consultant for advice on executive compensation matters. See Role of Compensation Consultant on page 35. The Compensation Committee has the sole authority to retain and terminate any such compensation consultant used to assist it in the evaluation of director, CEO or senior executive compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms and to monitor the consultant’s objectivity and independence when rendering advice to the Compensation Committee. The Board’s and Committee’s consultant provided advice on a variety of matters in 2008.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2008 or as of the date of this proxy statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed Compensation Discussion and Analysis (which follows this report) contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, Compensation Discussion and Analysis, we recommended to the Board that Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Thomas S. Johnson, Chair
Martin N. Baily
Jean S. Blackwell
Peter C. Browning
Arthur P. Byrne
Sanford Cloud, Jr.
Arthur F. Weinbach

COMPENSATION OF EXECUTIVE OFFICERS

The following compensation discussion contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our discussion regarding the compensation of our executive officers in this Proxy Statement and should not be interpreted, or relied upon, as statements of our expectations or estimates of results or other guidance. We specifically caution our shareholders not to apply these statements to other contexts.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis sets forth our compensation policies, programs and practices for:

•

our chief executive officer (“CEO”), our chief financial officer (“CFO”), and the three highest paid executive officers, who collectively are our named executive officers (“NEOs”) listed in the Summary Compensation Table for 2008 Fiscal Year on page 48; and

•	officers with the title of executive vice president or higher, who report to our CEO.

The above are collectively referred to as “Senior Management”.

All compensation actions for our NEOs are approved by the Compensation Committee and, for the CEO, the Board.

Our executive compensation program is designed to:

•	link compensation to performance results;

•	attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities; and

•	align the interests of Senior Management and shareholders.

These design considerations are supported by:

•

a utilization of a compensation consultant and benchmark studies to establish elements, levels and mixes of executive compensation so as to provide appropriate market-based compensation opportunities for our executives;

•	the inclusion of equity compensation programs that align Senior Management compensation to shareholder returns;

•	a pay-for-performance environment where our compensation programs are weighted heavily in favor of incentive pay and closely aligned with business objectives;

•

a central belief that a greater percentage of compensation should be at risk in the form of performance-contingent incentives for executives who bear higher levels of responsibility for our performance;

•	a set of guidelines that require ownership and retention levels of Common Stock for Senior Management, thereby further aligning the common interests of management and shareholders;

•	a philosophy that perquisites and other personal benefits will not comprise a material component of our executive compensation program; and

•

a utilization of change-in-control agreements with 10 members of Senior Management who are integral to effectuating corporate transactions to allow them to focus on their responsibilities with minimal distraction due to personal considerations.

Overall Objectives of Executive Compensation Programs

Our executive compensation program is a critical component of our performance culture. Closely aligned with our business strategy, the program seeks to motivate and reward strong business performance in order to position the Company for continued growth. It is designed to achieve the following objectives:

•

Link compensation to performance results. The program is weighted in favor of incentive pay, in the form of annual and long-term performance incentives, to motivate and reward the creation of shareholder value. For example, the 2008 target compensation mix for our CEO was 20% base salary and 80% incentive pay, while the average target 2008 compensation mix for the other NEOs was 30% base salary and 70% incentive pay.

•

Attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities. The program benchmarks compensation opportunities against appropriate groups of life insurance or asset management companies to attract and retain executives with the experience and talent required to achieve our strategic objectives. We complement this review by assessing the strategic value of each member of Senior Management to align compensation opportunities with relative strategic value.

•

Align the interests of Senior Management and shareholders. The program rewards Senior Management when their performance produces profitable growth and improving returns. In 2008, the business goals used for determining annual incentive awards were based on a mix of corporate and line of business financial measures. These measures of success create a close alignment between Senior Management and shareholder interests. Additionally, long-term incentives were awarded in stock, further aligning compensation with shareholder interests.

Commitment to Pay for Performance

The compensation objectives outlined above have been central to our executive compensation philosophy since the Company became public in 2001. Over this period, we have established a strong pay-for-performance culture, including a mix of compensation elements for Senior Management that is heavily weighted in favor of incentive programs aligned with our business objectives. This philosophy, as illustrated below, has resulted in the successful linkage of compensation paid under both the annual and long-term incentive programs to the Company’s financial and stock performance:

Senior Management Incentive Program Funding Results (plan level percentage of target incentive award achieved based on financial results)
Performance Year Ending	Annual Incentives (1)	Long-Term Incentives
2002	0%	125%
2003	105%	0%
2004	97%	0%
2005	98%	93%
2006	0%	75%
2007	125% - 163% (2)	0%
2008	0%	0%

(1)  Individual awards may have been more or less than plan result achieved due to distinctions in departmental and individual performance achievements

(2)  The Company used a different mix of performance measures for its Life and Annuity business, Asset Management, and Corporate

The Company remains committed to maintaining its pay-for-performance culture as part of its business strategy.

Elements of Compensation

The executive compensation program consists of base pay, annual incentives and long-term incentives (collectively referred to as “Direct Compensation”), broad-based benefit plans available to all employees, stock awards to recognize special circumstances, share ownership and retention guidelines, a supplemental retirement plan, deferred compensation, perquisites, executive severance and change-in-control arrangements. Additionally, the CEO has an employment agreement with the Company.

A description and the objective of each compensation element are summarized in the table that follows.

Compensation Element	Description	Objective
Base Salary

Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities.

For Senior Management, increases are provided only in the case of shortfalls relative to industry practice, to recognize a significant increase in responsibilities, or to maintain internal equity among peer executives. For other employees, increases are determined primarily based on merit.

Attract and retain high-caliber leadership
Annual Incentives

Incentive compensation that promotes and rewards the achievement of annual performance objectives.

Substantially all employees participate in a Company incentive plan. For Senior Management, 75% of awards are based upon the improvement in corporate and line of business financial measures, and 25% upon achievement of operational excellence measures.

Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Long-Term Incentives

Incentive compensation that promotes and rewards the achievement of long-term performance objectives.

In 2008, the Company’s core program provided for grants of service-vested restricted stock units and stock options to align management with shareholder interests.

Additional long-term incentives, conditioned on achievement of specified line-of-business and/or department objectives, may also be provided to motivate and reward other long-term business goals.

Stock options typically vest ratably over three years with a 10-year option term.

Restricted stock units typically vest on the third anniversary of the award date.

Link compensation to long-term performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Share Ownership and Retention Guidelines	Guidelines that provide a target ownership level to be attained and require the retention of a portion of all stock awards, including long-term incentive restricted stock units.	Align the interests of Senior Management and shareholders
Supplemental Retirement Plan	Non-qualified pension plan that provides retirement income to select employees based upon the Company’s broad-based retirement plan formulas, which are restricted by certain Internal Revenue Code limits and, for certain benefits, do not include incentive pay. As of December 31, 2008, there were approximately 105 active employees in this plan.	Attract and retain high-caliber leadership
Non-Qualified Deferred Compensation

Opportunity to defer receipt of base salary, annual incentives and long-term incentives (restricted stock units) to assist Senior Management and certain other employees in tax and retirement planning.

Salary deferral includes additional Company matching contributions which are otherwise above Internal Revenue Code limits on The Phoenix Companies, Inc. Savings and Investment Plan.

Cash deferrals can be allocated to investment vehicles similar to those in The Phoenix Companies, Inc. Savings and Investment Plan.

Attract and retain high-caliber leadership
Perquisites

Perquisites provided to NEOs include a nominal reimbursement for preventive medical care expenses, a financial planning allowance, relocation benefits, and reimbursements for spousal travel expenses when required for business functions.

In addition, the Company provides the CEO with limited driving services and supplemental disability insurance.

Attract and retain high-caliber leadership
Executive Severance and Change-in-Control Agreements

NEOs and select executives are eligible to receive executive severance and change-in-control protections in certain circumstances. As of December 31, 2008, there were 10 executives with change-in-control agreements and 28 employees eligible for the Executive Severance Plan.

These benefits provide income protection in the event of involuntary loss of employment not due to cause in exchange for the executive’s agreement not to bring claims against the Company.

Attract and retain high-caliber leadership

Role of Compensation Consultant

The Compensation Committee has direct access to an independent compensation consultant for advice on executive compensation matters. In January 2008, the Compensation Committee completed its most recent review of our policy with respect to how we use consultants. As a result of this review, the Compensation Committee determined that using one consultant for all executive compensation matters would eliminate redundancies with respect to services and fees that previously existed when two consultants were retained. The Compensation Committee also determined that Semler Brossy Consulting Group, LLC (“Semler Brossy”) would be retained as the sole executive compensation consultant, reporting directly to the Compensation Committee. The chair of the Compensation Committee oversees all of the consultant’s work with assistance from management. Management no longer retains its own consultant for executive compensation matters and Semler Brossy does not provide any consulting services to the Company without prior approval by the Compensation Committee.

Consistent with our policy, Semler Brossy addressed the Compensation Committee in executive session at least once in 2008.

Determining Direct Compensation Levels

The Compensation Committee determines Direct Compensation for each member of Senior Management by:

•	evaluating the strategic value of each position;

•	aligning compensation with strategic value;

•	identifying the market value of each position; and

•	determining the appropriate mix of Direct Compensation elements for each position.

These steps are described in the four subsections that follow.

Evaluating Strategic Value

Each year, the CEO evaluates each member of Senior Management with respect to his or her capacity to influence our business strategy and financial results. This analysis is conducted so that the compensation opportunity for each role, expressed as a target percentile of market as described in Aligning Compensation with Strategic Value below, is based on strategic value, which is our analysis of criticality to the execution of our business objectives. The first step in this strategic value analysis is an assessment of the degree to which each position enables us to meet our financial targets and strategic objectives. The second step is an evaluation of each executive’s leadership abilities, business acumen, general management experience, degree of employment retention risk, and the impact of these factors on an individual’s ability to enable us to meet our financial targets and strategic objectives. This analysis is presented to the Compensation Committee for its approval. The Compensation Committee also makes a similar evaluation of the CEO’s role for its recommendation to the Board.

Aligning Compensation with Strategic Value

Based on the strategic value assessments, a target percentile of market compensation levels is established for each member of Senior Management. This percentile represents the market point to which Direct Compensation is compared. The compensation for roles with higher strategic value will be targeted at higher market percentiles than roles with lower strategic value. For 2008, based on the strategic value assessments, Direct Compensation for Senior Management was targeted between the 50th and 75th percentiles of the size-adjusted market levels described in Identifying Market Value below. This approximates target pay between the 25th and 50th percentiles when the market levels are not size-adjusted. We target pay at this level because we:

•	believe the complexity of, and difficulty of achieving, our business objectives are comparable to that of our peer group, even though we are smaller;

•	need to attract and retain high-caliber talent to accomplish our business objectives, and the market for talent that can achieve such objectives is competitive; and

•	believe that the performance goals in our executive compensation program are set at aggressive levels representing significant improvement from prior year results when they are achieved.

As a result of our pay-for-performance philosophy and the significance placed on incentives tied to our business objectives, actual compensation paid can vary significantly from target Direct Compensation, and can vary significantly from year to year relative to peer companies based on Company performance. Over the last four years, actual compensation paid to Senior Management, on average, has ranged between 72% and 117% of actual market compensation levels:

Senior Management Actual Compensation Received as a Percentage of Market Compensation Received(1)(2)
Survey Year	Range	Average
2005	76% - 159%	117%
2006	53% - 123%	98%
2007	31% - 108%	72%
2008	41% - 145%	84%

(1) Actual compensation is the sum of salary, annual incentive paid for the most recent fiscal year end, and long-term incentive awards valued on the grant date.

(2) Market compensation received for 2008 is based on survey data from peer companies as described in Identifying Market Value on page 36. Data for prior years is based on the same survey sources for each such applicable year.

We generally consider an executive’s target Direct Compensation to be “at” the target percentile if it is within approximately 10% of the target percentile for that position. Currently, the CEO’s target Direct Compensation is below her target percentile because the Board has set her target percentile as a long-term goal to be achieved over time as the Company’s return to shareholders approaches levels comparable to our peers. The target Direct Compensation for our CFO is below the target percentile for this position because he is relatively new to the role. The target Direct Compensation for our Chief Investment Officer is at the target percentile, reflecting this executive’s tenure and performance in the role. The target Direct Compensation for our Head of Life and Annuity is above the target percentile for this role, reflecting the relative contributions this executive and the Life and Annuity line of business make to the Company’s financial results and the criticality of this business to the Company’s growth strategy. Lastly, prior to the spin-off of our Asset Management business, the target Direct Compensation for our Head of Asset Management was below the target percentile because he was relatively new to the role.

Identifying Market Value

The market value of each Senior Management position is determined by market comparison using the target percentile established by the strategic value assessment described above. For market comparisons, we consider appropriate groups of life insurance and asset management companies. In doing so, we rely on surveys conducted by independent, third-party organizations. Administration of these surveys by objective, external compensation professionals promotes consistency in evaluating the compensation levels of Senior Management against compensation levels afforded executives at companies participating in these surveys.

For our life insurance and corporate positions, we use the Diversified Insurance Study of Executive Compensation (“DIS”), which reports compensation practices for a group of approximately 30 insurance organizations. We believe this survey provides the most appropriate market data for comparing our compensation practices for our life insurance and corporate positions since the companies participating in the survey are in our industry and have positions of similar scope and responsibility. The 2008 market value of each NEO position, except for the Head of Asset Management, was determined from DIS. In recognition of our smaller size relative to many of the companies in DIS, we typically use a subset of the surveyed companies when determining market value. In 2008, for each of our NEOs, except the Head of Asset Management, we used a subset of the DIS survey by taking into account only the following 12 companies, all with total assets below $75 billion:

Subset of Companies Included in the DIS Published by Towers Perrin with Total Assets Below $75 Billion
Aetna	Mutual of Omaha
AFLAC	Securian Financial Group
Allianz	Sun Life Financial
American United Life	Thrivent Financial for Lutherans
CIGNA	Unum Group
Guardian Life	USAA

As a secondary reference, we also look at the 25th and 50th percentiles of the full DIS survey as a proxy for the 50th and 75th percentiles of companies closer to our size.

In evaluating 2008 compensation for our life insurance and corporate positions, the following compensation elements were analyzed:

•	base salary;

•	actual bonus as a percentage of base salary;

•	target bonus as a percentage of base salary;

•	total cash compensation;

•	target total cash compensation;

•	long-term value as a percentage of base salary;

•	long-term value; and

•	total direct compensation.

For our Head of Asset Management position, we used McLagan Partner’s 2007 Management and Administration Survey—U.S. (“McLagan”), which reports compensation practices for a group of approximately 190 investment management companies and advisory firms, insurance companies and banks. We believe this survey provided the most appropriate market data for comparing our compensation practices for this position since the companies participating in McLagan are all in the asset management industry and have positions of similar scope and responsibility. We used the 25th percentile figures as a proxy for the 50th percentile of peer companies closer to our size, since, for this position, the survey data suggested strong correlation between amount of compensation paid and size of the organization. McLagan does not disclose the identities of the companies included in each percentile comparative group and the companies used by McLagan to create comparative groups are not the same from compensation element to compensation element.

In evaluating 2008 compensation for the Head of Asset Management, we reviewed each of the following compensation elements to the extent provided in the survey: base salary, cash bonus, total cash compensation, long-term and deferred awards, and total direct compensation.

For all Senior Management positions, we used the total direct compensation element as our primary market benchmark, representing the external comparison of total compensation opportunity. The other compensation elements (for example, salary, cash bonus, and long-term awards) were used in conjunction with our executive compensation philosophy for setting the mix of pay among salary, annual incentives, and long-term incentives.

When referring to market levels elsewhere in this Compensation Discussion and Analysis, we are referring to the applicable size-adjusted survey subsets described in the preceding paragraphs.

Determining Mix of Direct Compensation Elements

Base Salary and Incentive Pay Mix: One of the central beliefs on which our compensation philosophy is based is that a greater percentage of compensation should be at risk for the executives who bear higher levels of responsibility for our performance. As such, we believe the majority of Senior Management compensation should come from incentive pay. We generally target base salary between 25% and 35% of total Direct Compensation, and incentive pay between 65% and 75% of total Direct Compensation. We intend to weight incentive pay at the higher end of this range (and base salary at the lower end of this range) for the CEO, Head of Life and Annuity, and Head of Asset Management because these roles are primarily accountable for our line of business performance.

Guideline Compensation Mix
Position	NEO	Base Salary	Incentive Pay
President and CEO	Dona D. Young	20%	80%
CFO	Peter A. Hofmann	35%	65%
Head of Asset Management	George R. Aylward	25%	75%
Head of Life and Annuity	Philip K. Polkinghorn	30%	70%
Chief Investment Officer	James D. Wehr	30%	70%

We will, at times, deviate from these guidelines to compete with market level mixes, address retention risks, and reflect changes in our business strategy. Currently, each NEO’s base salary and target incentive pay mix is substantially at the desired guidelines reflected above.

Annual and Long-Term Incentive Mix: Our strategic plan is designed to create long-term value for our shareholders. For this reason, the target mix between annual and long-term incentives for our CEO is significantly weighted in favor of long-term results to motivate continued focus on long-term goal planning and achievement. The target mix for the other NEOs is intended to be more balanced. Except for the Chief Investment Officer, each NEO’s current incentive opportunity is equally weighted between annual incentives and long-term incentives. The Chief Investment Officer’s current mix is weighted more to annual incentives, consistent with market practice for this role as reported in previous DIS survey results.

Target annual and long-term incentive opportunities for 2008 are shown in the table below.

2008 Incentive Targets as Percentage of Base Salary
Position	NEO	Annual Incentive	Long-Term Incentive
President and CEO	Dona D. Young	160%	250%
CFO	Peter A. Hofmann	100%	100%
Head of Asset Management	George R. Aylward	140%	140%
Head of Life and Annuity	Philip K. Polkinghorn	130%	130%
Chief Investment Officer (1)	James D. Wehr	150%	90%

(1)  The Chief Investment Officer is also President of Goodwin Capital Advisers, Inc., which manages our general account fixed income assets and third-party fixed income assets for certain mutual funds, institutional accounts and alternative products.

Incentive Compensation

Annual Incentives

Annual incentives provide our NEOs with compensation opportunities that promote and reward the achievement of annual performance objectives. Under our annual incentive plan, they are eligible for incentive awards based upon the achievement of pre-determined Company financial and operational goals approved by the Compensation Committee and other performance objectives approved by the CEO.

The financial goals approved by the Compensation Committee determine the amount of the annual incentive awards based on actual results versus the goals. These financial goals (threshold, target, and maximum) are established based on the strategic and financial plans adopted by the Board. The Compensation Committee determines these goals based on an assessment of the degree of difficulty and the minimum acceptable performance results. Threshold financial goals are generally set to require performance equal to or above prior year results so that payouts are limited if performance does not improve over time. Target financial goals are set at an aggressive but achievable level. Maximum financial goals are set to reward performance that is significantly better than target performance.

In 2008, the financial measures used for the annual incentive plan were designed to (1) improve the focus on our key strategic initiatives, specifically the spin-off of Asset Management, and the execution of operational excellence goals, which reflect key productivity, speed and quality measures, and (2) focus performance on key drivers of line-of-business success measures, specifically, ROE and Earnings Growth (as defined below) for our Life and Annuity business and

EBITDA and Net Flows (as defined below) for Asset Management. The spin-off of Asset Management was factored into these performance measures, so that the timing of the spin-off would not affect our ability to measure performance results for either line of business and so that each of the business lines could begin to measure their performance as a stand alone business. For example, the ROE measure for Life and Annuity excluded Asset Management, and the EBITDA measure used for Asset Management excluded indirect corporate expenses. Additionally, the relative weights assigned to each performance measure, as illustrated below, were customized by line of business to reflect the Company’s prioritization of the importance of each performance goal for achieving its 2008 business objectives. The 2008 performance measures for our NEOs’ annual incentives are described below:

2008 Annual Incentive Pool Design
Position	ROE (1)	Life and Annuity Earnings Growth (2)	Asset Management EBITDA (3)	Net Flows (4)	Operational Excellence (5)	Percentage of Target Award Total
President and CEO	35%	20%	20%	–	25%	100%
CFO	35%	20%	20%	–	25%	100%
Head of Asset Management	–	–	60%	15%	25%	100%
Head of Life and Annuity	30%	45%	–	–	25%	100%
Chief Investment Officer	35%	20%	20%	–	25%	100%

(1)  ROE is (a) after tax operating income divided by (b) the average of each month’s equity, where each month’s equity is the average of the equity at the beginning and ending of each month, exclusive of accumulated other comprehensive income, the accounting of effects of Financial Accounting Standards Board Interpretation No. 46 (“FIN46”), and equity attributed to discontinued operations. ROE excludes after-tax operating income and average equity related to Asset Management. This measure may differ from the non-GAAP measure of the same name used to assess our performance and furnished to our investors on a periodic basis.

(2)   Earnings Growth is pre-tax income and losses before realized investment gains and losses, less indirect allocated corporate expenses and investment income on required capital.

(3)  EBITDA (earnings before interest, taxes, depreciation and amortization) is pre-tax operating income associated with the Asset Management business before depreciation, amortization of goodwill and intangibles, and excludes restructuring charges associated with the Asset Management disposition, less indirect allocated corporate expenses. This measure may differ from the non-GAAP measure of the same name used to assess our performance and furnished to our investors on a periodic basis.

(4)  Net Flows is Asset Management deposits and reinvestments less redemptions and withdrawals, excluding structured products.

(5)  The net effect of the other metrics’ results must deliver threshold level of funding before the operational excellence component can be paid. See Operational Excellence Goals on page 40 for a description of this performance measure.

The 2008 financial goals for the annual incentive plan and the corresponding performance results are reflected in the following table:

2008 Annual Incentive Financial Goals and Results
	Threshold	Target	Maximum	Results Achieved(1)
ROE	6.4%	6.8%	7.8%	Threshold Not Achieved
Life and Annuity Earnings Growth	10%	16%	26%	Threshold Not Achieved
Asset Management EBITDA	$57.0 million	$61.0 million	$68.0 million	Threshold Not Achieved
Net Flows	0	$1.375 billion	$1.7 billion	Pending
Incentive Result (% of target award) (2)	50%	100%	250% (3)	0%

(1) Based on the financial results and the weight attached to each financial goal for each NEO as reflected in the previous table, the final incentive result for all NEOs was 0% of target award.

(2) For results between threshold and target and target and maximum, this percentage is pro-rated.

(3) For 2008 and 2007, Senior Management’s maximum award was increased from 200% to 250% as discussed on page 53.

Operational Excellence Goals: Operational excellence goals were established at the beginning of 2008 based upon key departmental productivity, speed and quality measures. These measures were set based on our 2008 strategic and financial plan. The operational excellence measures for each NEO, except for the CEO, are described below. The CEO’s measure is based upon life sales, annuity deposits and asset management net flows.

CFO	Head of Asset Management	Head of Life and Annuity	Chief Investment Officer

•     Total enterprise expenses actual-to budget

•     Accuracy of financial forecasts

•     Sarbanes-Oxley compliance

•     Decrease number of days in financial close

•     Successful completion of Asset Management spin-off

	• Controllable expenses as percentage of revenue to budget • Gross flows • Percent of assets under management above benchmark (one and three years) • Successful completion of Asset Management spin-off	• Life and Annuity expenses - actual to budget • Product profitability • Life sales/annuity deposits • Improved operational efficiency (speed-to-issue) • Customer service quality

•     Direct expenses as a percentage of total assets under management

•     Third-party revenue

•     Investment performance versus benchmarks (one and three year)

•     General account performance

•     Successful completion of Asset Management spin-off

Following the close of the 2008 fiscal year, actual results are calculated relative to the stated goals. These assessments take into account the relative difficulty of achieving the goals set and extraordinary contributions not readily captured in the measures. The CEO is responsible for approving final results, which, for each department area, are expressed as a percentage of target performance achieved between 0% and 200%.

The weights given to financial and operational excellence goals reflect the Compensation Committee’s intent to balance departmental teamwork with corporate accountability. In total, our NEOs can earn between 50% and 200% of their target annual incentive award for performance between threshold and maximum. For performance above threshold but below maximum, incentive payments are adjusted ratably. For 2008 and 2007, the maximum award for our NEOs is 250% of target to further motivate the continued engagement and focus required of executives to execute significant corporate initiatives, including the spin-off of Asset Management. For 2008, any such increased payments for results above target would have been made in cash subject to one-year vesting.

2008 Awards: No annual incentive payments were made to our NEOs for 2008. The Company’s financial results were below the threshold established for incentive payout. 2008 financial results were significantly impacted by the adverse economic environment, particularly during the second half of 2008. Since these financial measures were below threshold, the operational excellence component could not be paid.

Long-Term Incentives – Prior to 2008

Our long-term incentives are provided to Senior Management to promote and reward the achievement of long-term goals and provide alignment with shareholder interests. Prior to 2008, the Company provided long-term incentive program (“LTIP”) grants of RSUs subject to the achievement of specified performance objectives over a three-year cycle to Senior Management and other key employees. Each RSU awarded was convertible into one share of our Common Stock. Target RSU awards for each participant were determined based on each participant’s target long-term incentive award value (based on the compensation mix established for each NEO as described in Determining Mix of Direct Compensation Elements on page 37 and the percentages reflected for Long-Term Incentive in the table at the end of that section) divided by the share price of our Common Stock at the beginning of the applicable cycle. As part of the annual compensation review process, the Compensation Committee reviewed and approved the target RSU awards for Senior Management, except for the CEO. The Compensation Committee established Company ROE objectives (threshold, target, and maximum) at the beginning of each three-year performance cycle. We used ROE as the performance measure because ROE measures the return management is generating on shareholder investment and the efficiency of our use of assets and resources, and because we evaluate our financial performance based, in part, on ROE. Each cycle’s ROE goals were established to require improvement in ROE over time. ROE results, measured at the end of the three-year cycle, could produce awards between zero and 200% of target RSU awards. If threshold

ROE is achieved, awards for all participants will equal 50% of their target RSU awards. If target ROE is achieved, awards will equal target. If maximum ROE is achieved, awards will equal 200% of target. For ROE results between threshold and target and target and maximum, award amounts are pro-rated. For the 2006-2008 and 2007-2009 cycles, if threshold ROE is not met, a pool of RSUs up to 25% of aggregate target RSU awards may be established to reward top performers, at the Compensation Committee’s discretion. This aids the Company in retaining its top performers during lower performing business periods.

For comparison purposes, ROE goals are provided in the table that follows for the two LTIP cycles that included 2008 performance.

LTIP Performance Measures
LTIP Cycle	Performance Measure	Threshold	Target	Maximum
2007-2009	2009 ROE (1)	8.00%	9.00%	10.00%
2006-2008	2006-2008 Segment ROE (2)	7.50%	8.75%	9.25%

(1) We believe it is appropriate to focus on the last year of this incentive cycle. To reach the ROE performance target, management will need to execute on a number of significant, transformational initiatives, including the spin-off of Asset Management. It is difficult to predict how earnings will emerge over the next few years as a result of these initiatives.

(2) Segment ROE is ROE that includes amortization of intangibles and the results from the remaining venture capital partnerships.

Assuming threshold ROE is met for each cycle, RSUs will convert into shares of Common Stock in 2009 and 2010, respectively, except for any RSUs held by executives who elect to defer receipt of the shares. Participants in these incentive cycles are required to retain a fixed percentage of the award based on our share ownership and retention guidelines described under Share Ownership and Retention Guidelines on page 42.

2006-2008 LTIP Cycle Results: NEOs did not receive awards under this LTIP cycle. The Company’s segment ROE did not meet the threshold required for payment. The Committee did not establish a top performer pool in light of the current global economic situation and the Company’s continued focus on expense management.

2008 Long-Term Incentive Program

Prior to 2008, stock options and service-vested RSUs were not part of our Direct Compensation strategy, but we did use stock option and service-vested RSUs for special circumstances:

•

we used stock options for promotions and special performance achievements that were not recognized within the Company’s core incentive compensation programs. Stock options were used for these circumstances since they continue to motivate focus on creation of shareholder value.

•	we used service-vested RSUs for retention purposes because their retention value remains, even in periods of share price decline.

For 2008, we changed the structure of our annual long-term incentive awards. Beginning in 2008, share limitations in our stock option plan no longer prevented the broader use of stock option grants. This is primarily due to a large number of option awards that were granted in 2002 that became available for reissuance under The Phoenix Companies, Inc. Stock Incentive Plan due to their expiration in 2007. Therefore, the Compensation Committee decided to reintroduce stock options as a component of the long-term incentive program, recognizing the focus they could provide on creating shareholder value as the Company transitioned to a Life and Annuity business in connection with the spin-off of Asset Management. Fifty percent of the 2008 long-term incentive value for Senior Management was provided through stock option grants. Due to the significant organizational changes during 2008 in connection with the spin-off of Asset Management, the Compensation Committee decided to provide the remaining 50% of target long-term incentive opportunity in the form of service-vested RSUs with the objective of retaining key talent during the transition to, and motivating Senior Management to focus on maximizing the value of, the new organization. The Compensation Committee has not had a practice of granting service-vested RSUs more broadly. However, the Compensation Committee recognized that 2008 was a year of significant organizational change and that service-vested RSUs would support retention of key talent at this important time in our history.

The 2008 long-term incentive awards were granted on February 13, 2008. The number of RSUs granted to each participant was determined by taking 50% of each participant’s target award value (target percentage of salary x salary) and dividing by the closing price of our Common Stock on the grant date ($11.40). These RSUs are scheduled to vest on the third anniversary of the award date. The number of stock options granted was determined based on the estimated accounting value of each option, which translated to a stock option award of 2.5 shares for every RSU granted. The exercise price for the stock option award is $11.40, and the award is scheduled to vest in one-third increments over a three-year period. Both the RSUs and stock options are subject to the Company’s retention guidelines, which are discussed in Share Ownership and Retention Guidelines on page 42.

For information about current equity holdings of our NEOs, see the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 51, the Outstanding Equity Awards at 2008 Fiscal Year-End table on page 53, and Ownership of Common Stock on page 77.

Equity Grant Procedures

Stock options and RSUs are granted to both executive and non-executive employees pursuant to our equity grant policy. Under this policy:

•

all stock option and RSU awards made as part of a recurring annual compensation program, such as our annual long-term incentive awards to Senior Management, will be approved and granted at a meeting (whether in person or telephonically) of the Compensation Committee or, for the CEO, the Board, that occurs within 20 days after the Company’s earnings release for the prior fiscal year.

•

all other stock options and RSUs, other than those for the CEO, are granted by the CEO, Compensation Committee or Board, as applicable, on four scheduled grant dates each year, to occur following the filing of each quarter’s periodic report with the Securities and Exchange Commission (“SEC”). The Board will grant stock option and RSU awards for the CEO on the same scheduled grant dates. The first such grant date occurs 65 calendar days following year-end, which is five days following the due date of our Form 10-K. Subsequent grant dates occur 45 calendar days following the end of the first, second and third fiscal quarters, each of which is five days following the due date of our Form 10-Q for each fiscal quarter. If this date falls on a day that no Company shares are traded on the NYSE, then the grant date is the next date that trading occurs. Awards are approved by the CEO, Compensation Committee or Board, as applicable, at the last meeting preceding the applicable grant date, to be effective on the grant date. The Compensation Committee may not take any action with respect to any stock option that would be treated as a “repricing” of such stock option.

•	the Compensation Committee may, in its discretion, approve and grant equity awards at other times, if it determines that such action is in the best interests of shareholders.

It has historically been our practice not to consider material inside information in determining award amounts or grant dates, and our policy reinforces this practice by intentionally selecting grant dates when decision makers are the least likely to be in possession of material inside information.

Share Ownership and Retention Guidelines

To facilitate stock ownership by our directors and Senior Management, we adopted the following ownership and retention guidelines:

•

For Senior Management, the guidelines call for each executive to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of salary, as indicated in the table below. Instead of a fixed time frame for attaining these levels of ownership, executives must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. Senior Management must retain their stock for six months after retirement or termination from the Company.

•

For directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”), the guidelines call for each director to accumulate $150,000 worth of our Common Stock (including, for these purposes, RSUs) as measured using the current fair market value of our Common Stock, within five years of the later of (a) initial election to our Board, or (b) the date these guidelines were adopted by the Board (November 6, 2003). Each Non-employee Director must hold such stock until the end of his or her service as a director.

Position	Target Ownership	Initial Retention Ratio(1)
CEO	5.0 x Salary	75%
Senior Executive Vice Presidents	3.5 x Salary	50%
Other Executives	1.0 – 3.0 x Salary	25% – 40%
Non-employee Directors	$150,000	N/A
(1) These retention ratios apply to all shares and RSUs awarded after June 5, 2003.

Determining Other Compensation Levels and Elements

In addition to the market reviews that we conduct to identify target compensation levels for Direct Compensation, we periodically conduct studies among peer companies concerning general compensation and benefit practices, plan designs, and trends, including executive compensation practices such as change-in-control and severance design. For this purpose, we typically consider appropriate groups of peer companies, including many that we compete with for talent in the Greater Hartford region. General industry practices may also be considered. Depending on the purpose of the study and the segment(s) of the Company involved, the peer groups may vary from study to study. This informs us about our competitors’ practices when designing programs to meet our compensation objectives.

For purposes of determining the types and levels of broad-based benefits that are generally available to all of our employees, our overall benefit plan strategy is to provide a core set of health, welfare, work-life, pension and retirement-savings benefits that approximate the market median. The supplemental retirement and non-qualified benefits discussed in this Proxy Statement are determined based on this strategy, since these programs serve a broader group of employees than the NEOs, and complement our other retirement programs. The Company’s most recent comprehensive review for these benefits was conducted in 2007 using the Hewitt Benefit Index for 2007, which was an analysis of 21 insurance companies. This analysis was supplemented with a study of practices of other financial companies doing business in the Hartford region. The Company also conducted a separate review in 2007 to address plan modifications to comply with Code section 409A tax law changes.

For purposes of determining the design and level of other executive compensation elements, such as change-in-control agreements and severance plan design, the Company also considers market practices and trends, typically for both for general industry and for peer companies. Market reviews concerning executive compensation elements are typically directed by the Board or the Compensation Committee, and performed by its compensation consultant and management. The Company’s most recent comprehensive review for change-in-control provisions was conducted in 2007 based on a review of general industry trends and a review of practices for 13 insurance organizations. That analysis revealed that our change-in-control arrangements are generally consistent with market practice.

In 2008, the Company conducted several studies concerning executive compensation elements and broad-based benefit plans to support the establishment of employee programs for our Asset Management business in preparation for its spin-off on December 31, 2008.

Supplemental Retirement Benefits

The Phoenix Companies, Inc. Nonqualified Supplemental Executive Retirement Plan (“SERP”) is a non-qualified defined benefit pension plan that provides supplemental retirement income to Senior Management and select employees. Prior to 2004, participation in the SERP was automatic for vice presidents and above. As of 2004, the CEO must approve any new participants in the SERP. As of December 31, 2008, there were approximately 105 active employees, 131 terminated vested employees and 152 retired employees in the SERP. The SERP provides the same benefits as those provided under The Phoenix Companies, Inc. Employee Pension Plan (the “Employee Pension Plan”), except that the benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and the exclusion of annual incentive compensation in the definition of earnings under the Employee Pension Plan formula prior to July 1, 2007 are not taken into account. Accordingly, the SERP permits us to provide participants with retirement benefits on the same basis as other similarly situated employees without reduction due to the limits of the Code and the exclusion of their annual incentive awards.

For more detailed information about the SERP benefit, please refer to the narrative to the Pension Benefits at 2008 Fiscal Year-End table on page 57.

Non-Qualified Deferred Compensation

We maintain non-qualified deferred compensation plans that allow Senior Management and select employees to defer a portion of their salary, 100% of their annual incentive award and the receipt of RSUs. As of December 31, 2008, there were approximately 90 active employees in these plans. The plans are maintained to (i) provide a competitive benefit, (ii) allow participants an opportunity to defer tax payments and receive Company matching contributions on their cash compensation in excess of the Code limits on compensation placed on The Phoenix Companies, Inc. Savings and Investment Plan, and (iii) promote ownership by providing an opportunity to defer the receipt of RSUs.

For more information about the non-qualified deferred compensation benefits provided to NEOs in 2008, see the Non-Qualified Deferred Compensation in Fiscal Year 2008 table and accompanying notes, sub-tables and narrative beginning on page 61.

Perquisites

We provide perquisites to our NEOs and, in certain instances, to other members of Senior Management, as an incremental benefit to recognize their position within the Company. Perquisites are not a material part of our executive compensation.

Perquisite	Detail
Annual Preventative Medical Care Reimbursement	Reimburse Senior Management up to $500
Annual Reimbursement for Financial Planning and Tax Services	Reimburse senior executive vice presidents (up to $3,000) and the CEO pursuant to her employment agreement
Travel	Reimburse the CEO and senior executive vice presidents for expenses associated with spousal travel while attending events on those very limited occasions where spousal attendance is expected in connection with a business function
Relocation Assistance

Provide Senior Management with financial assistance for house hunting trips, temporary living, lease cancellation, new home purchase closing costs, prior home sale closing costs, moving household goods, certain final moving trip expenses, and miscellaneous allowance

Provide Senior Management with consulting assistance in new home purchase, prior home sale, and procuring rental or mortgage

Use of Driving Services	Provide limited driving services to the CEO
Supplemental Disability Insurance	Provide disability income to the CEO in the amount of $100,000 monthly for the first five years of disability, and then $57,500 monthly thereafter

Effective January 1, 2009, the Company has eliminated tax gross-ups attributable to perquisites and other compensation, except for relocation. Through the end of 2008, the Company provided tax gross-ups annually to our NEOs, other members of Senior Management and directors on the amount of above-listed perquisites and other compensation accumulated during the calendar year. The policy has remained substantially the same since 2004. The amount of 2008 tax gross-ups for our NEOs is reflected in the All Other Compensation Sub-Table, which is note 6 of the Summary Compensation Table for 2008 Fiscal Year on page 50 and for our directors in note 3 of the Director Compensation Table for 2008 on page 74.

For information about perquisites provided to NEOs in 2008, see the All Other Compensation Sub-Table in note 6 of the Summary Compensation Table for 2008 Fiscal Year on page 50. The Company does not provide the CEO or any other NEO with the personal use of company aircraft. In addition, the Company does not reimburse executives for any home security entitlements or other personal protections.

Severance and Change-in-Control Agreements

Strategy

During change-in-control events, the Board considers the maintenance of a sound management team, who exercise their judgments without bias due to their personal circumstances, to be essential to protecting and enhancing the best interests of the Company and our shareholders. To that end, we afford certain change-in-control benefits to our NEOs because they hold critical positions within the Company and would be integral to effectuating a corporate transaction. During any period in which a change-in-control occurs, these change-in-control benefits are designed to assure a continuity of management, preserve morale and productivity, enable the NEOs to focus on their responsibilities without undue distraction due to concerns about personal financial and job security, and encourage retention. These benefits are also designed to assure that in these circumstances, these NEOs are not influenced in their actions by events that could occur following a change-in-control. These change-in-control arrangements help to align the interests of executives with the interests of our shareholders when considering corporate transactions. Our arrangements are generally consistent with market practice and our approach is generally competitively positioned relative to current market and insurance company practices.

The change-in-control and post-termination arrangements which are described in Termination Payments and Change-in-Control Agreements on page 64 are not provided exclusively to the NEOs.

Severance

The CEO’s severance benefits are covered by her employment agreement. Based upon the considerations discussed in Mrs. Young’s Employment Agreement on page 64, the CEO’s agreement provides certain enhanced benefits not provided to the other NEOs. These benefits include: (i) an enhanced severance formula, (ii) enhanced long-term performance-based incentive awards, (iii) Company-paid continuation of health care coverage for two years, (iv) lump sum payment for an additional two years of age and service under the pension plans, (v) a payment equal to two years of match under the deferred compensation plans, and (vi) deemed retiree status for all plans except for those subject to Code section 401(a).

Severance benefits to the other NEOs are provided through The Phoenix Companies, Inc. Executive Severance Allowance Plan (the “Executive Severance Allowance Plan”). The Executive Severance Allowance Plan applies to all Senior Management other than the CEO, and to any other employee that the CEO determines to be integral to the formulation or execution of our business strategy. All NEOs covered under the Executive Severance Allowance Plan are eligible for, subject to certain conditions, severance equal to monthly base salary and the average of the last two annual incentive awards already paid as of the termination date. The benefits will be tiered based on years of service and, for Senior Management, the minimum months of payment will be nine months of severance and the maximum will be 18 months of severance. In addition, the NEOs are paid a pro-rated portion of their annual incentive based on actual plan results for the year they are terminated under the Executive Severance Allowance Plan.

The severance benefits to all NEOs are triggered if the executive is terminated without cause. The CEO’s benefits are also triggered if she terminates for good reason. For more detail concerning our CEO’s severance benefits, see Termination Payments and Change-in-Control Agreements, and the accompanying tables and narrative beginning on page 64.

Change-in-Control Agreements

We currently have change-in-control agreements with the CEO and the other NEOs. Under these agreements, which are effective January 1, 2008, (i) severance benefits are calculated at a multiple of pay (2.5 for NEOs and 3.0 for the CEO); (ii) the protection period runs from 90 to 180 days before a change-in-control and two years following a change-in-control; (iii) welfare benefits are extended for two and one-half to three years following a change-in-control, depending on the NEO’s position (tracks severance multiple); (iv) unvested SERP benefits become vested and the NEOs receive an enhancement equal to two and one-half to three years of additional service and age credit and/or pension equity formula credits, as applicable (tracks with severance multiple); (v) a non-qualified lump sum payment equal to the amount that the Company would have contributed to the qualified 401(k) plan and the non-qualified excess 401(k) plan for two and one-half to three years following termination of employment or change-in-control, if rate is greater then (tracks with severance multiple), payable within 60 days; (vi) outplacement services are offered, commensurate with the NEO’s position; (vii) the NEOs are subject to non-solicitation restrictions (the CEO’s restrictions are described in Mrs. Young’s Employment Agreement on page 64); (viii) in connection with the change to our pension plan formula as of July 1, 2007, the pension enhancement under the SERP is applied only to the new pension equity portion of the SERP benefit (this does not apply to Mrs. Young because her benefit under the pension plan is grandfathered under the traditional formula); (ix) with respect to the determination of the severance amount, the portion of the formula based on annual incentive compensation will be based solely on the target amount for the year of termination of employment instead of the greater of such target amount and the average of actual annual incentives paid for the prior three years; and (x) a two-year term with automatic renewals for successive one-year periods unless either party provides prior written notice. These agreements have been revised to comply with Code section 409A.

Generally, our change-in-control agreements for our NEOs are “double trigger”, meaning that the additional benefits set forth in the agreements will not be paid upon a change-in-control unless the NEO’s employment is terminated involuntarily (other than for cause) or for good reason within a specified period following the transaction. We chose this approach because we believe that executives are materially harmed only if a change-in-control results in reduced responsibilities, reduced compensation opportunity or loss of employment. If we did not require termination of employment to trigger benefits, a change-in-control could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected. Mrs. Young’s agreement allows her to terminate for any reason within 30 days of the first anniversary of a change-in-control, which provides her with an incentive to stay with the Company and assist during a transition, should the acquiring company desire.

Under the terms of the agreements, all NEOs are entitled to tax gross-ups in the event that the aggregate value of all covered payments exceeded the maximum amount which could be paid to the executive without the executive incurring an excise tax by 10% or more. If the covered payments did not exceed the maximum amount by 10% or more, the executive would have been paid the amount that would result in no portion of the payout being subject to the excise tax. We chose to provide the gross-ups to preserve the level of benefits intended to be provided under the agreements, but included the 10% threshold to avoid gross-up payments in situations where the cost to us far outweighs the benefit to the employee. See Tax and Accounting Considerations on page 46.

The Head of Asset Management’s change-in-control agreement terminated in conjunction with the spin-off of Asset Management.

More detailed information on these change-in-control agreements may be found under Termination Payments and Change-in-Control Agreements on page 64.

Approving Pay Decisions

The CEO is responsible for making compensation recommendations to the Compensation Committee regarding other members of Senior Management. She is also responsible for evaluating operational excellence results for the Company in conjunction with the annual incentive program based on pre-defined performance goals established at the beginning of each year. The CEO makes compensation recommendations for Direct Compensation, taking into account factors such as performance relative to job responsibilities, key achievements, contributions to the leadership team, overall leadership, retention risk, strategic value and market value. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating performance and making compensation recommendations to the Board for its approval. The CEO compensation recommendations are set by the Compensation Committee during executive session based on the Compensation Committee’s assessment of the CEO’s individual performance, the financial and operating performance of the Company, input from individual members of the Compensation Committee and the CEO’s self-assessment.

Tax and Accounting Considerations

Code section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to a company’s chief executive officer or any of the three other most highly compensated executive officers, unless the compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee intends to structure compensation for executive officers so that it qualifies for deductibility under Code section 162(m) to the extent feasible. As noted in Overall Objectives of Executive Compensation Programs on page 33, we follow a pay-for-performance philosophy and have determined that a vast majority of the compensation paid to our Senior Management and, in particular, our NEOs, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, our incentive compensation is designed in a manner that meets the requirements of performance-based compensation exempt from Code section 162(m) limitations. Generally, our annual incentives and long-term performance awards were designed to qualify as exempt performance-based compensation. However, to maintain a competitive compensation position and to attract and retain high caliber executive talent, the Compensation Committee retains the authority to authorize payments, including salary and bonus, that may not be deductible.

Other tax considerations are factored into the design of our compensation programs. Code section 409A provides that amounts deferred under non-qualified deferred compensation plans are included in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans be operated and administered to meet, and will be amended to meet, these requirements.

Code section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. As discussed above, NEOs are entitled to certain payments upon termination of their employment, including termination following a change-in-control of the Company. In the event that a portion of the payout would be classified as an excess parachute payment, we may be denied a federal income tax deduction, and NEOs may become entitled to an additional “gross-up” tax payment to compensate them or make them whole in respect of the excise taxes imposed under Code section 4999 and on any such payment.

Congress and the Internal Revenue Service consider from time to time legislation, regulations and other regulatory rulings that could modify or eliminate these tax benefits. Such actions would prompt an evaluation of the impact on our executive compensation programs.

Accounting considerations are also taken into account in designing the compensation programs made available to Senior Management. Principal among these is Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”), which addresses the accounting treatment of certain equity-based compensation. The requirement under FAS 123R that stock options be expensed—as opposed to the prior accounting regime where there was no accounting charge associated with the grant of service-based stock options having an exercise price at least equal to the grant date price of the underlying stock—influenced our decision to limit stock option grants to non-Senior Management employees.

Changes for 2009

In light of the current global economic situation and the Company’s continued focus on expense management, our NEOs will not receive increases to their base salaries and incentive targets for 2009. This action applies to all employees who hold the title of second vice president and higher.

2008 Code Section 409A Actions and Code Section 409A Transition Actions Effective for 2009

As part of the complete Code section 409A redesign of our applicable non-qualified deferred compensation plans that we enacted in 2008, our Supplemental Executive Retirement Plans were de-linked from our IRS-qualified Employee Pension Plan, effective January 1, 2009. The time and form of distributions are no longer tied to the Employee Pension Plan.

Also effective January 1, 2009, we split our Non-Qualified Deferred Compensation and Excess Investment Plan into two plans, i.e., the Non-Qualified Deferred Compensation Plan and the Non-Qualified Excess Investment Plan. In addition, we enacted transition elections, which had to be made by December 31, 2008, to allow the active participants (including employees and directors) to accelerate the time of distributions into 2009 or later and change the form of distributions, both without the application of the “1/5 rule” under Code section 409A.

Summary Compensation Table for 2008 Fiscal Year

The following table sets forth information concerning the 2008 compensation of our executives who were our NEOs as of December 31, 2008. For those executives that were also reported in the Summary Compensation Table of our Proxy Statement for the 2007 and 2006 fiscal years, 2007 and 2006 compensation information is also included. The table includes salary, annual incentives and long-term incentive compensation. Additional information may be found in the narrative and supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary (1) ($) (c)	Bonus ($) (d)	Stock Awards (2) ($) (e)		Option Awards (3) ($) (f)		Non-Equity Incentive Plan Compensation (4) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5) ($) (h)	All Other Compensation (6) ($) (i)	Total ($) (j)
Dona D. Young Chairman, President & CEO	2008 2007 2006	950,000 950,000 950,000	— — —	(183,735 1,505,169 402,175)		1,067,059 — —	(9)	— 1,923,000 —	1,749,912 383,733 2,988,181	169,062 144,143 152,185	3,752,298 4,906,045 4,492,541
Peter A. Hofmann Senior Executive Vice President & CFO (7)	2008 2007	425,000 325,833	— —	156,550 277,617		116,149 66,908		— 502,862	141,921 24,624	25,500 16,458	865,120 1,214,303
George R. Aylward Senior Executive Vice President, Asset Management (8)	2008 2007	348,333 330,000	— —	98,915 216,449		181,633 103,000		— 543,913	279,116 64,866	21,408 17,400	929,406 1,275,628
Philip K. Polkinghorn Senior Executive Vice President, Life and Annuity	2008 2007 2006	472,917 450,000 450,000	— — —	248,417 502,061 588,601		173,928 98,053 163,633		— 885,200 450,000	116,539 50,061 89,585	45,231 24,249 30,857	1,057,032 2,009,624 1,772,676
James D. Wehr Senior Executive Vice President & Chief Investment Officer	2008 2007 2006	380,000 380,000 380,000	— — —	(213,991 359,480 (12,965	) )	55,085 46,400 91,800		— 699,800 495,000	611,387 276,485 1,100,927	35,659 25,429 16,832	868,140 1,787,594 2,071,594
(1)

Figures are shown for the year earned, and have not been reduced for deferrals. For 2008, each of the NEOs elected to defer a portion of their salary until following termination of employment or, in certain circumstances, such earlier specified date elected by the NEO: Mrs. Young deferred $115,200, Mr. Hofmann deferred $11,700, Mr. Aylward deferred $7,100, Mr. Polkinghorn deferred $24,292, and Mr. Wehr deferred $22,500. For 2007, Mrs. Young deferred $116,000, Mr. Hofmann deferred $6,050, Mr. Aylward deferred $5,250, Mr. Polkinghorn deferred $22,500, and Mr. Wehr deferred $23,250. For 2006, Mrs. Young deferred $116,800, Mr. Polkinghorn deferred $23,000, and Mr. Wehr deferred $24,000. For more information on compensation deferrals, see the Non-Qualified Deferred Compensation in Fiscal Year 2008 table on page 61.

(2)

Represents the expense reflected in our financial statements for respective years for all stock awards granted to NEOs (excluding stock options which are reflected in column (f)) as calculated pursuant to FAS 123R, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. These expenses include awards granted in the respective years, and awards granted in prior years that are subject to multiple-year service or performance conditions. A summary of the various awards incorporated in this expense are:

FAS 123R Accounting Expense for NEO RSU Awards(a)
Name	Year	2004-2006 LTIP Cycle ($)	2005-2007 LTIP Cycle ($)	2006-2008 LTIP Cycle ($)	2007-2009 LTIP Cycle ($)	Other Performance- Contingent RSU Awards ($)	2008 LTIP and Other Service-Vested RSU Awards ($)	2007 Annual Incentive Enhancement ($)	Grand Total ($)
Dona D. Young	2008 2007 2006	— — 460,750	— — (391,875)	(372,083 372,083 —)	(352,074 704,149 —)	— — —	501,725 333,304 333,300	38,698 95,633 —	(183,735 1,505,169 402,175)
Peter A. Hofmann	2008 2007	— —	— —	(27,999 27,999)	(60,224 120,447)	— —	206,599 102,430	38,174 26,740	156,550 277,617
George R. Aylward	2008 2007	— —	— —	(31,249 31,249)	(130,198 130,198)	— —	239,860 55,001	20,502 —	98,915 216,449
Philip K. Polkinghorn	2008 2007 2006	— — 65,475	— — (61,875)	(75,000 75,000 —)	(78,906 157,812 —)	— — 418,333	319,341 237,164 166,668	82,982 32,085 —	248,417 502,061 588,601
James D. Wehr	2008 2007 2006	— — 39,285	— — (52,250)	(57,000 57,000 —)	(49,974 99,949 —)	(166,668 166,668 —)	52,250 — —	7,401 35,863 —	(213,991 359,480 (12,965	) )
(a) Negative amounts in this table reflect reversal of expenses that were charged in prior years, based on revised expectations regarding projected incentive results.

(3)

Represents the expense reflected in our financial statements for the respective years for all stock option awards granted to NEOs as calculated pursuant to FAS 123R, with the only modification being that the forfeiture assumption for not meeting vesting service requirements is omitted from the calculation pursuant to SEC rules. These expenses include awards granted in the respective years, and awards granted in prior years that are subject to multiple-year service conditions. The assumptions used for determining this value are stated in note 19 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years. The various awards incorporated in this expense are:

FAS 123R Accounting Expense for NEO Stock Option Award
Name	Year	2004 Stock Option Awards ($)	2005 Stock Option Awards ($)	2006 Stock Option Awards ($)	2007 Stock Option Awards ($)	2008 Stock Option Awards ($)		Grand Total ($)
Dona D. Young	2008 2007 2006	— — —	— — —	— — —	— — —	1,067,059 — —	(a)	1,067,059 — —
Peter A. Hofmann	2008 2007	— 18,783	— —	— —	52,500 48,125	63,649 —		116,149 66,908
George R. Aylward	2008 2007	— —	— —	45,250 45,250	63,000 57,750	73,384 —		181,633 103,000
Philip K. Polkinghorn	2008 2007 2006	— 16,453 88,833	— — —	81,450 81,600 74,800	— — —	92,478 — —		173,928 98,053 163,633
James D. Wehr	2008 2007 2006	— — 45,400	3,867 46,400 46,400	— — —	— — —	51,219 — —		55,085 46,400 91,800
(a) Reflects the accelerated amortization of the expense associated with Mrs. Young’s 2008 stock option award as a result of her retirement eligibility date of January 2009, as required by FAS 123R.

(4)

Represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year, paid in March of the following year. For 2008, Mr. Polkinghorn elected to defer receipt of 10% ($0) of his incentive until following termination of employment. For 2007, Mr. Polkinghorn elected to defer receipt of 10% ($88,520) of his incentive until following termination of employment. For 2006, none of the NEOs elected to defer receipt of this incentive.

(5)

Represents the increase in the actuarial value of accumulated pension benefits accrued during the year. For 2008 and 2007, this represents the change in value between December 31, 2007 and December 31, 2008 and December 31, 2006 and December 31, 2007, respectively, determined using, where applicable, the discount rates disclosed in the Annual Report on Form 10-K for those years and based on the other actuarial assumptions described in note 2 to Pension Benefits for each applicable year on page 58 for 2008. For 2006, this represents the change in value between December 31, 2005 and December 31, 2006 based the same actuarial assumptions noted for 2007 except that the discount rates used were based on the rates used for 2006 expense accrual purposes (5.50% for benefits without cost-of-living-adjustment rights and 4.20% for benefits with cost-of-living-adjustment rights). These benefit accruals pertain solely to benefits accrued under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan.

(6)	All Other Compensation Sub-Table:

PERQUISITES
Name	Year	Company Contributions to 401(k) Plan and Excess Investment Plan ($)	Reimbursement for Financial Planning and Tax Services ($)	Reimbursement for Preventative Medical Care ($)	Travel ($)	Driving Services ($)	Supplemental Disability ($)	Life Insurance as Member of Board of Directors ($)	Gross- Up(a) ($)	Total ($)
Dona D. Young	2008 2007 2006	38,000 38,000 38,000	16,409 11,973 13,044	500 — —	13,581 1,346 13,841	5,708 8,271 6,102	39,373 39,152 38,928	1,490 1,524 1,559	54,001 43,876 40,711	169,062 144,143 152,185
Peter A. Hofmann	2008 2007	25,500 16,458	— —	— —	— —	— —	— —	— —	— —	25,500 16,458
George R. Aylward	2008 2007	21,408 17,400	— —	— —	— —	— —	— —	— —	— —	21,408 17,400
Philip K. Polkinghorn	2008 2007 2006	21,281 19,125 18,000	— 3,000 —	— — —	16,418 — 8,171	— — —	— — —	— — —	7,532 2,124 4,686	45,231 24,249 30,857
James D. Wehr	2008 2007 2006	34,200 24,700 15,200	1,000 500 1,125	— — —	— — —	— — —	— — —	— — —	459 229 —	35,659 25,429 16,832	(b)

(a)  For Mrs. Young, her gross-up for 2008, 2007 and 2006 includes $855, $874 and $894, respectively, in connection with her life insurance benefit attributable to her service as a member of the Board.

(b)  For Mr. Wehr, this figure also includes a service anniversary award in the amount of $507 not otherwise reflected in a column in this sub-table.

(7)	Mr. Hofmann was appointed as CFO and Senior Executive Vice President, effective as of November 23, 2007.

(8)

Mr. Aylward was appointed as Senior Executive Vice President, Asset Management on February 8, 2007. Mr. Aylward left the Company on December 31, 2008 as part of the spin-off of the Company’s Asset Management business.

(9)	Reflects the accelerated amortization of the expense associated with Mrs. Young’s 2008 stock option award as a result of her retirement eligibility date of January 2009, as required by FAS 123R.

2008 Base Salary Adjustments

Of the NEOs, only Messrs. Aylward and Polkinghorn received base salary increases in 2008. Effective February 1, 2008, Mr. Aylward’s base salary was increased from $330,000 to $350,000, or 6.1% to reduce the gap between his target Direct Compensation and market level compensation, and Mr. Polkinghorn’s base salary was increased from $450,000 to $475,000, or 5.6% for internal equity purposes.

Salary and Incentives as a Percentage of Total Compensation

In 2008, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table for 2008 Fiscal Year on page 48 to total compensation as reflected in column (j) of that table was from 25% to 85%. For 2007, it was from 71% to 97%. For 2006, it was from 30% to 93%.

Employment Agreements

We have entered into an employment agreement with Mrs. Young. No other NEO has an employment agreement. This is due to the value that we place on the position of CEO and the importance of its impact on the strategic direction of the Company. Because of that uniqueness compared to the other NEOs, some distinctive benefits and severance provisions have been included in Mrs. Young’s employment agreement, which are not available or offered to the other NEOs. The amount of Mrs. Young’s total compensation and the amount of each element are driven by the design of our compensation plans, the length of her tenure with the Company, her years of experience, the scope of her duties and the Compensation Committee’s analysis of the compensation of the chief executive officers of the peer insurance companies listed on page 37. In addition, because of her leadership experience at the Company and because the scope of her duties as CEO is so significant, the Compensation Committee agreed to provide her with a higher salary and larger equity awards as compared to the other NEOs. See Mrs. Young’s Employment Agreement on page 64 for further details.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table supplements the information provided in the Summary Compensation Table for 2008 Fiscal Year on page 48 concerning 2008 awards granted to NEOs, including the range of compensation opportunities under our 2008 annual incentive plan if specified pre-determined performance goals are met. Additional information concerning these awards may be found in the narrative that accompanies the table below. It is important to note that the 2008 non-equity incentive plan awards were not paid out and that the 2008 equity incentive awards reflect the grant date value of $11.40 per share (February 13, 2008), although the per share value of such awards on December 31, 2008 was $3.27.

Name (a)	Grant Date (b)	Approval Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(10)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4) (i)		All Other Option Awards: Number of Securities Underlying Options (#)(4) (j)		Exercise or Base Price of Option Awards ($/Sh)(4) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
			Threshold ($) (c)	Target ($) (d)	Maximum(3) ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Dona D. Young	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	760,000	1,520,000	3,800,000				104,167 18,235	(7) (9)	260,417	(5)	11.40	1,164,064 1,187,504 201,497	(6) (8) (10)
Peter A. Hofmann	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	212,500	425,000	1,062,500				18,640 8,812	(7) (9)	46,601	(5)	11.40	208,306 212,496 97,373	(6) (8) (10)
George R. Aylward	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	245,000	490,000	1,225,000				21,491 4,453	(7) (9)	53,728	(5)	11.40	240,164 244,997 49,206	(6) (8) (10)
Philip K. Polkinghorn	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	308,750	617,500	1,543,750				27,083 15,620	(7) (9)	67,708	(5)	11.40	302,655 308,746 172,601	(6) (8) (10)
James D. Wehr	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	285,000	570,000	1,425,000				15,000 5,873	(7) (9)	37,500	(5)	11.40	167,625 171,000 64,897	(6) (8) (10)

(1)

All 2008 equity awards to NEOs were approved on February 13, 2008. Pursuant to the Company’s equity grant procedures, described in Equity Grant Procedures on page 42, grants under recurring incentive programs are granted on the day approved by the Compensation Committee (or Board, in the case of the CEO), and grants that are non-recurring are granted on pre-scheduled dates. The awards granted on February 13, 2008 were made under the Company’s long-term incentive program; the awards granted on March 5, 2008 were non-recurring awards made in connection with the 2007 annual incentive plan.

(2)

Represents the incentive opportunity under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the 2008 performance period, as described in 2008 Awards on page 40. Awards under this plan are funded when we meet established financial thresholds as defined in the notes to the 2008 Annual Incentive Pool Design table on page 39. Due to performance results, none of the NEOs received a payment pursuant to this award as reflected in column (g) of the Summary Compensation Table for 2008 Fiscal Year on page 48.

(3)	Represents the maximum award equal to 250% of target.

(4)

The Company spun-off its Asset Management business effective at 5:00 p.m., New York time, on December 31, 2008. These awards were subsequently adjusted. See note 1 to the Outstanding Equity Awards at 2008 Fiscal Year-End table on page 54 for more detail. The number of adjusted shares underlying the awards and the adjusted exercise price of outstanding options are reflected in the following Sub-Table:

			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards
Name	Grant Date	Approval Date	Original (#)	Adjusted (#)(a)	Original (#)	Adjusted (#)	Original ($/Sh)	Adjusted ($/Sh)
Dona D. Young	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	104,167 18,235	120,789 21,145	260,417	301,972	11.40	9.84
Peter A. Hofmann	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	18,640 8,812	21,614 10,218	46,601	54,037	11.40	9.84
George R. Aylward	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	21,491 4,453	(b) (b)	53,728	(b)	11.40	(b)
Philip K. Polkinghorn	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	27,083 15,620	31,405 18,113	67,708	78,512	11.40	9.84
James D. Wehr	02/13/2008 02/13/2008 03/05/2008	02/13/2008 02/13/2008 02/13/2008	15,000 5,873	17,394 6,810	37,500	43,484	11.40	9.84

(a)  These figures are rounded to the nearest whole share.

(b)  Mr. Aylward’s RSUs and Options were converted to Virtus (name of Asset Management spun-off company) RSUs and Options as of December 31, 2008.

(5)

Represents the grant of stock options in connection with the 2008 long-term incentive awards as described in 2008 Long-Term Incentive Program on page 41. These options vest in one-third increments on February 13 of 2009, 2010 and 2011 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control). The term of the option is 10 years from date of grant.

(6)

The grant date fair value of this stock option is presented pursuant to SEC rules and calculated under the Black-Scholes Model for pricing options. The material assumptions used for this calculation were: (i) an exercise price equal to the closing price of our Common Stock on the date of grant ($11.40); (ii) a volatility factor of 42.739%; (iii) a risk-free rate of return of 2.94%; (iv) a dividend yield of 1.40%; (v) a three-year vesting schedule; and (vi) a six-year expected option term. This grant date fair value is not intended to forecast possible appreciation, if any, of our Common Stock. The ultimate value of the options will depend on the future market price of our Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock, on the date the option is exercised, over the exercise price.

(7)

Represents the grant of RSUs in connection with the 2008 long-term incentive awards described in 2008 Long-Term Incentive Program on page 41. These RSUs, which will vest and convert into Common Stock on the third anniversary of the award date (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents.

(8)

Represents the grant date fair value of the award described in note 7 above, measured as of the grant date based on FAS 123R. The value reported is based on the closing market price of our Common Stock on the grant date ($11.40). The actual value of this award, if any, will depend on the participant’s employment status and the market value of our Common Stock on the vesting date.

(9)

Represents the grant of RSUs in connection with the Company’s 2007 annual incentive plan. One-half of these RSUs vested and converted to Common Stock on March 5, 2009 and the remaining will vest and convert to Common Stock on March 5, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control). These RSUs are credited with dividend equivalents.

(10)

Represents the grant date fair value of the award described in note 9 above, measured as of the grant date based on FAS 123R. The value reported is based on the closing market price of our Common Stock on the grant date ($11.05). The actual value of this award, if any, will depend on the participant’s employment status and the market value of our Common Stock on the vesting dates.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers, which was approved by our shareholders at the 2005 Annual Meeting of Shareholders. The plan is designed to (1) accomplish the objectives described under Annual Incentives on page 38, and (2) ensure that we can maximize our tax deductions on performance-based pay as described under Tax and Accounting Considerations on page 46. To accomplish each of these objectives, maximum awards for each NEO must be first determined formulaically as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee.

In 2008 and 2007, a special enhancement to the annual incentive plan was provided to Senior Management, including the NEOs. The normal annual incentive plan provides employee incentive opportunities between 0% and 200% of target incentive levels based on the achievement of pre-determined performance goals, including financial, department and individual goals. For Senior Management, the maximum payout level of 200% of target incentive levels was increased to 250%. Achievements in excess of target goals would yield awards above target performance results that would be determined by interpolating between target payment (100% of target incentive levels) and 250%, instead of the normal interpolation between target and 200%. Any payments resulting from the 2008 enhancement would be paid in cash that would vest after one year following determination of final awards results. Because the 2008 financial results were significantly impacted by the adverse economic environment, particularly during the second half of 2008 creating below threshold performance results, none of the NEOs participated in the 2008 incentive payout, including the special enhancement. See the 2008 Annual Incentive Financial Goals and Results table on page 39.

Stock Option Plan

In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of Senior Management and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options (“ISOs”), which qualify for certain tax advantages as provided under Code section 422, and non-statutory stock options for the purchase of Common Stock to our employees. Depending on the Company’s incentive design for a given year, stock options may be used as part of the Company’s long-term incentive program. We also use stock option awards to recognize promotions within Senior Management, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

In 2008, all stock option awards were made using non-qualified options. All option awards are granted at the grant date fair market value of our Common Stock on the date the award is approved, or, if later, effective. Generally, all awards are subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability or retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits at 2008 Fiscal Year-End table on page 57, options must be exercised within five years from the date of termination of employment. For termination of employment in connection with a qualifying business disposal or divestiture, the Compensation Committee may allow options to be exercised within three years from the date of termination of employment or divestiture. In the case of terminations due to cause, all outstanding options expire immediately.

Restricted Stock Unit Plan

In 2003, shareholders approved The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit, and Long-Term Incentive Plan to foster and promote the long-term financial success of the Company by (1) motivating superior performance through performance incentives, (2) enabling the Company to attract and retain high quality management talent, and (3) encouraging and providing for the acquisition of ownership interest in the Company to align the interests of Senior Management and other employees with those of shareholders. The plan allows the Compensation Committee to grant both performance-based incentive awards and service-vested awards. The type of awards granted to Senior Management in a given year is determined based on the Company’s compensation philosophy and strategy. In 2008, the Company granted service-vested restricted stock unit awards as part of its long-term incentive program, as indicated in awards under column (i) note 7 above, and as described in 2008 Long-Term Incentive Program on page 41.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2008.

	Option Awards(1)						Stock Awards(1)
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($) (j)
Dona D. Young	— 262,500	260,417 —	(4)	—	11.40 16.20	02/13/2018 06/25/2012	18,235 104,167	(5) (6)	59,628 340,626	150,889 158,671	(7) (8)	493,407 518,854
Peter A. Hofmann	— 8,333 35,000 5,000	46,601 16,667 — —	(4) (9)	—	11.40 14.53 12.50 16.20	02/13/2018 02/08/2017 04/29/2014 06/25/2012	8,812 18,640 33,049	(5) (6) (10)	28,815 60,953 108,070 —	11,991 15,010 11,940	(7) (7) (8)	39,211 49,083 39,044 —
George R. Aylward	— 10,000 16,666 20,000 6,500	53,728 20,000 8,334 — —	(4) (11) (12)	—	11.40 14.53 14.49 10.83 16.20	02/13/2018 02/08/2017 02/02/2016 11/04/2014 06/25/2012	4,453 21,491 35,896	(5) (6) (13)	14,561 70,276 117,380	28,304 13,326	(7) (8)	92,554 43,576
Philip K. Polkinghorn	— 30,000 50,000	67,708 15,000 —	(4) (14)	—	11.40 14.49 14.22	02/13/2018 02/02/2016 03/08/2014	15,620 27,083 46,456	(5) (6) (15)	51,077 88,561 151,911	34,307 31,983	(7) (8)	112,184 104,584
James D. Wehr	— 30,000 30,000 10,000 15,000	37,500 — — — —	(4)	—	11.40 12.91 12.24 8.80 16.20	02/13/2018 02/03/2015 01/02/2014 06/05/2013 06/25/2012	5,873 15,000	(5) (6)	19,205 49,050	21,728 34,037 24,307	(7) (16) (8)	71,051 111,301 79,484

(1)

The Company spun-off its Asset Management business effective at 5:00 p.m., New York time, on December 31, 2008. All awards listed above were subsequently adjusted to reflect the spin-off. The adjustments were made to the number of shares underlying the awards and the exercise price of any outstanding options. Except for Mr. Aylward’s awards, the following adjustment factor was used: Company closing price on December 31, 2008 divided by an adjusted Company opening price on January 2, 2009, as approved by the Compensation Committee. For Mr. Aylward, the awards reported in column (i) were adjusted using this same formula, but pro-rated to reflect his service through the December 31, 2008 spin-off date. His other awards reflected in columns (b), (c) and (g) were converted to awards denominated with respect to Virtus Investment Partners, Inc. common stock subject to the original award terms and conditions. The adjustment factor used to convert these awards to Virtus-denominated awards was: Company closing price on December 31, 2008 divided by the opening price of Virtus Investment Partners, Inc. common stock, as approved by the Compensation Committee. The number of adjusted shares underlying the awards and the adjusted exercise price of outstanding options are reflected in the following Sub-Table:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price		Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
	Original (#) Exercisable	Original (#) Unexercisable	Adjusted (#)	Original ($)	Adjusted ($)	Original (#)	Adjusted ($)(a)	Original (#)	Adjusted (#)(a)
Dona D. Young	262,500	260,417	301,972 304,387	11.40 16.20	9.84 13.98	18,235 104,167	21,145 120,789	150,889 158,671	174,967 183,991
Peter A. Hofmann	8,333 35,000 5,000	46,601 16,667	54,037 28,988 40,585 5,797	11.40 14.53 12.50 16.20	9.84 12.54 10.78 13.98	8,812 18,640 33,049	10,218 21,614 38,323	11,991 15,010 11,940	13,904 17,405 13,845
George R. Aylward	10,000 16,666 20,000 6,500	53,728 20,000 8,334	(b) (b) (b) (b) (b)	11.40 14.53 14.49 10.83 16.20	(b) (b) (b) (b) (b)	4,453 21,491 35,896	(b) (b) (b)	28,304 13,326	21,880 15,452	(c)(d) (d)

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options			Option Exercise Price		Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested
	Original (#) Exercisable	Original (#) Unexercisable	Adjusted (#)	Original ($)	Adjusted ($)	Original (#)	Adjusted ($)(a)	Original (#)	Adjusted (#)(a)
Philip K. Polkinghorn	30,000 50,000	67,708 15,000	78,512 52,180 57,978	11.40 14.49 14.22	9.84 12.50 12.27	15,620 27,083 46,456	18,113 31,405 53,869	34,307 31,983	39,782 37,087
James D. Wehr	30,000 30,000 10,000 15,000	37,500	43,484 34,786 34,787 11,595 17,393	11.40 12.91 12.24 8.80 16.20	9.84 11.14 10.56 7.59 13.98	5,873 15,000	6,810 17,394	21,728 34,037 24,307	25,195 39,468 28,186

(a)  These figures are rounded to the nearest whole share.

(b)  Mr. Aylward’s RSUs and Options were converted to Virtus RSUs and Options as of December 31, 2008.

(c)  Pro-rated on a post-adjustment basis.

(d)  Value tied to Company Common Stock, but paid in cash.

(2)	Based on the December 31, 2008 (last trading day in 2008) closing price of our Common Stock of $3.27.

(3)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned at target performance. Actual payouts will occur in the quarter following the end of the relevant performance period unless an election is made to defer receipt of all or a portion of the award until following termination of employment, and will be based on actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(4)

Represents the grant of stock options in connection with the Company’s 2008 long-term incentive awards. One-third of these options vested on February 13, 2009. Of the remaining options, one-half will vest on February 13, 2010 and one-half will vest on February 13, 2011 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(5)

Represents the grant of RSUs in connection with the Company’s 2007 annual incentive plan. One-half of these RSUs vested and converted to Common Stock on March 5, 2009 and the remaining will vest and convert to Common Stock on March 5, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control). These RSUs are credited with dividend equivalents.

(6)

Represents the grant of RSUs in connection with the Company’s 2008 long-term incentive awards. These RSUs, which will vest and convert to Common Stock on February 13, 2011 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents.

(7)

Represents the grant of performance-contingent RSUs in connection with the 2007-2009 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 40. The final number of RSUs payable, if any, will be determined in 2010 based on actual 2009 ROE, as defined in note 1 to the Grants of Plan-Based Awards in Fiscal Year 2008 table on page 51 relative to the performance target established for this period.

(8)

Represents the grant of performance-contingent RSUs in connection with the 2006-2008 LTIP cycle, assuming awards are made at target. The LTIP is described in Long-Term Incentives on page 40. The final number of RSUs payable was determined in 2009 to be 0% of target based on actual three-year average ROE for the 2006-2008 period relative to the performance target established for this period.

Results of the 2006-2008 LTIP Cycle
Name	Threshold # RSUs	Target # RSUs	Maximum # RSUs	Actual RSUs Awarded	12/31/2008 Market Value of Actual RSUs Awarded ($)
Dona D. Young	79,336	158,671	317,342	—	—
Peter A. Hofmann	5,970	11,940	23,880	—	—
George R. Aylward	6,663	13,326	26,652	—	—
Philip K. Polkinghorn	15,992	31,983	63,966	—	—
James D. Wehr	12,154	24,307	48,614	—	—

(9)

Represents the grant of stock options in connection with Mr. Hofmann’s promotion to Executive Vice President, Office of the Chairman, Strategic Relations and Chief Strategic Officer in February 2007. One-half of these options vested on February 8, 2009 and the remaining options will vest on February 8, 2010 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(10)

Represents a one-time retention incentive. These RSUs, which will vest and convert into Common Stock on November 13, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon.

(11)

Represents the grant of stock options in connection with Mr. Aylward’s promotion to Senior Executive Vice President and President of Asset Management. One-half of these options vested on February 8, 2009 and the remaining options will vest on February 8, 2010.

(12)	Represents the grant of stock options in connection with Mr. Aylward’s performance in 2005. These options vested on February 2, 2009.

(13)

Represents a one-time retention incentive. These RSUs, which will vest and convert into Common Stock on September 5, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon.

(14)	Represents the grant of stock options in connection with Mr. Polkinghorn’s performance in 2005. These options vested on February 2, 2009.

(15)

Represents a one-time retention incentive. These RSUs, which will vest and convert into Common Stock on February 8, 2010 (or earlier, in certain circumstances, either pro rata or fully, if employment is terminated due to death, disability, approved retirement, involuntary termination that qualifies for severance or in connection with a change-in-control), are credited with dividend equivalents and interest thereon.

(16)

Mr. Wehr’s performance-contingent RSUs were granted February 22, 2007. The performance metrics for this award are related to cumulative revenue growth of certain designated funds advised by Goodwin over a three-year period ending December 31, 2009. The final number of RSUs paid under this award will be determined in the first quarter of 2010.

Option Exercises and Stock Vested in Fiscal Year 2008

The following table sets forth information concerning the vesting of RSUs that occurred during 2008. None of the NEOs exercised any stock options in 2008.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (1) (#) (d)		Value Realized on Vesting (2) ($) (e)
Dona D. Young	–	–	90,901	(3)	949,006
Peter A. Hofmann	–	–	–		–
George R. Aylward	–	–	–		–
Philip K. Polkinghorn	–	–	–		–
James D. Wehr	–	–	–		–
(1)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2008 prior to any reduction for tax withholding. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)	Represents the market value of the RSUs based on the closing price of our Common Stock on the vesting date.
(3)

Pursuant to the terms of Mrs. Young’s employment agreement, she received 90,901 RSUs, each representing one share of Common Stock. The RSUs vested on May 18, 2008 and converted to shares of Common Stock, without consideration, on January 2, 2009 pursuant to her distribution election made under the Internal Revenue Code section 409A transition rules.

Pension Benefits at 2008 Fiscal Year-End

The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO earned between his or her respective hire date and December 31, 2008. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity or, effective January 1, 2009 for SERP benefits, the present value in three annual installments at the applicable commencement date following termination of employment. However, NEOs may elect to receive the portion of the pension benefit payable under the pension equity formula in a lump sum. Additional information concerning these benefits may be found in the narrative that accompanies this table.

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)		Present Value of Accumulated Benefit (2) ($) (d)	Payments During Last Fiscal Year ($) (e)
Dona D. Young	Employee Pension Plan
	Pension Equity Formula (3)	–		–	–
	Formula Prior to July 1, 2007	28.42		1,199,918	–
	Total Employee Pension Plan Benefit	28.42		1,199,918	–
	SERP(4)
	Pension Equity Formula (3)	–		–	–
	Formula Prior to July 1, 2007	28.42		13,372,251	–
	Total SERP Benefit	28.42		13,372,251	–
Peter A. Hofmann	Employee Pension Plan
	Pension Equity Formula	1.50	(5)	13,080	–
	Formula Prior to July 1, 2007	6.42	(5)	124,623	–
	Total Employee Pension Plan Benefit	7.92		137,703	–
	SERP
	Pension Equity Formula	1.50	(5)	18,354	–
	Formula Prior to July 1, 2007	6.42	(5)	242,043	–
	Total SERP Benefit	7.92		260,397	–

Name (a)	Plan Name (b)	Number of Years Credited Service (1) (#) (c)		Present Value of Accumulated Benefit (2) ($) (d)		Payments During Last Fiscal Year ($) (e)
George R. Aylward	Employee Pension Plan
	Pension Equity Formula	1.50	(5)	19,620		–
	Formula Prior to July 1, 2007	8.00	(5)	175,919		–
	Total Employee Pension Plan Benefit	9.50		195,539	(7)	–
	SERP
	Pension Equity Formula	1.50	(5)	19,576		–
	Formula Prior to July 1, 2007	11.00	(5)(6)	455,726		–
	Total SERP Benefit	12.50		475,302	(7)	–
Philip K. Polkinghorn	Employee Pension Plan
	Pension Equity Formula	1.50	(5)	6,540		–
	Formula Prior to July 1, 2007	3.33	(5)	64,426		–
	Total Employee Pension Plan Benefit	4.83		70,966		–
	SERP
	Pension Equity Formula	1.50	(5)	20,098		–
	Formula Prior to July 1, 2007	3.33	(5)	262,538		–
	Total SERP Benefit	4.83		282,636		–
James D. Wehr	Employee Pension Plan
	Pension Equity Formula	1.50	(5)	45,780		–
	Formula Prior to July 1, 2007	22.83	(5)	837,123		–
	Total Employee Pension Plan Benefit	24.33		882,903		–
	SERP
	Pension Equity Formula	1.50	(5)	174,587		–
	Formula Prior to July 1, 2007	25.83	(5)(6)	4,248,801		–
	Total SERP Benefit	27.33		4,423,388		–

(1)

In connection with the redesign of our retirement program, the years of credited service for Messrs. Hofmann, Aylward, Polkinghorn and Wehr were frozen on June 30, 2007 for purposes of determining their benefit under the formula in effect prior to July 1, 2007, although their final average earnings will continue to change. As a grandfathered employee, Mrs. Young elected not to participate in the pension equity formula and to continue to have her benefits calculated under the formula in effect prior to July 1, 2007. The restructuring of the retirement program and the grandfathering provisions are in Retirement Plans on page 59.

(2)

With respect to the benefits from the formula in effect prior to July 1, 2007, the Present Value of Accumulated Benefit determined as of December 31, 2008 is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions: discount rate (without cost of living adjustment, or “COLA”) of 6.26% and 6.28% for the Employee Pension Plan and SERP, respectively, and discount rate (with COLA) of 4.95% and 4.97% for the Employee Pension Plan and the SERP, respectively; mortality table is the 2009 IRS Static Table; postretirement COLA of 1.25%; if the years of credited service is equal to or greater than 10 as of December 31, 2008, the normal retirement age is 62 and the early retirement age is 55, but if the years of credited service is less than 10 as of December 31, 2008, the normal retirement age is 65 and there is no early retirement age.

(3)

In connection with the redesign of our retirement program, Mrs. Young exercised her option as a grandfathered employee to continue to have her benefits calculated under the formula in effect prior to July 1, 2007. Therefore, Mrs. Young has no accrued benefit under the pension equity formula of the Employee Pension Plan or SERP and she continues to receive the lower Company matching contribution in The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan. The redesign of our retirement program and the grandfathering provisions are described in the narrative that follows.

(4)

Pursuant to the terms of the CEO’s Employment Agreement, if her employment is terminated by us without cause or by her for good reason, as defined in Termination Payments and Change-in-Control Agreements on page 64, and her age is not sufficient to qualify for a retirement under the SERP, she will be deemed to have met any and all conditions, including attaining the requisite age, to qualify for all rights and benefits available as a retiree under the SERP and she will be treated as having met the conditions to qualify for retirement. Mrs. Young became retirement eligible in January 2009.

(5)

Years of credited service under the pension equity formula of both the Employee Pension Plan and the SERP are determined for eligible participants from July 1, 2007, when such formula went into effect for these participants. The annual credit percentage used to calculate these benefits is determined based on total years of service under the plans, including years of service prior to July 1, 2007, as described in Pension Equity Formula on page 60. For 2008, Mr. Hofmann’s annualized credit percentage was 4%, Mr. Aylward’s was 6%, Mr. Polkinghorn’s was 2% and Mr. Wehr’s was 14%. Service under the formula in effect prior to July 1, 2007 was frozen as of June 30, 2007.

(6)

Pursuant to the terms of the SERP, Messrs. Aylward and Wehr have been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when they served as officers of designated subsidiaries that were not adopting employers to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.

(7)	Mr. Aylward’s accrued benefits in both the Employee Pension Plan and SERP were frozen as of December 31, 2008 as a result of the spin-off of the Company’s Asset Management business.

Retirement Plans

We provide broad-based defined benefit pension benefits to our NEOs as a component of our menu of benefits offered to most of our employees. Because of benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan, we offer the SERP, which is a non-qualified defined benefit pension plan, to our NEOs to mitigate the effects of such limitations.

Effective July 1, 2007, we redesigned our retirement program in order to (i) reduce the volatility in defined benefit pension plan expense and funding requirements often caused by outside market forces, (ii) provide benefits that are competitive with those of our peers, and (iii) better meet the current demographic and future workforce profiles of our employees. The redesign included changes to the Employee Pension Plan and our SERP.

The new design included a grandfathering feature for participants who were at least 50 years of age and had at least 10 years of vesting service on December 31, 2006. The grandfathered participants had the choice of remaining in the prior design for all of the affected plans in which they participate, or electing the new design for all of the affected plans in which they participate. Mrs. Young was the only NEO who met the grandfathering criteria and she elected to remain in the prior plan design for all of the plans in which she participates.

Employee Pension Plan

The Employee Pension Plan, covering most of our employees, provides benefits based on its formulas up to the amount allowed under the Code. The Employee Pension Plan is funded with assets held in a trust. Eligible employees participate immediately and continue to accrue benefits until retirement, death, termination of employment or ineligibility to participate. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. As of December 31, 2008, none of the NEOs were eligible for early retirement under the plan (age 55 with at least 10 years of vesting service). Unless an optional form of benefit payment is elected, the normal form of benefit is a 50% joint and survivor annuity for married participants and a single life annuity for other participants.

The Employee Pension Plan was redesigned to include pension equity accruals after June 30, 2007, for all participants except grandfathered participants. The pension equity formula and the formula prior to July 1, 2007 are described in the paragraphs that immediately follow.

Pension Equity Formula

The pension equity formula applies to all eligible non-grandfathered employees, grandfathered employees who elected the pension equity formula effective July 1, 2007 and eligible new hires after June 30, 2007. All of the NEOs, except Mrs. Young who elected to have her benefit calculated under the prior pension formula, participate in the pension equity formula.

The pension equity formula expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years). The definition of earnings is based on base salary plus eligible incentives, rather than base salary under the formula prior to July 1, 2007. The tiered annual credit percentages table is as follows:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%

Employees who participate in the pension equity formula will have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings under the formula prior to July 1, 2007 will continue to change until they either become ineligible under the plan or terminate employment.

Traditional Formula (Formula Prior to July 1, 2007)

The annual normal retirement benefit is generally a function of years of service and compensation, i.e., (a) 2% of final average earnings (average of last three consecutive years of base salary) times years of benefit accrual service up to 25, plus (b) 1% times final average earnings times years of benefit accrual service over 25 (up to 10 years), minus (c) 2% times participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) times years of benefit accrual service (up to 25) – no more than 50% of normal retirement benefit is offset by Social Security.

SERP

The SERP provides benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan. For example, the Code limit on earnings ($230,000 in 2008) does not apply for SERP purposes. Subject to the provisions of Code section 409A, for 2008, the normal form and optional forms of payment are the same as the Employee Pension Plan; the optional forms are the actuarial equivalent of the normal form and under the pension equity formula, a lump sum option is also provided. To comply with the full implementation of Code section 409A as of January 1, 2009, the SERP has been amended to de-link the choice of the normal and optional forms of distribution from the Employee Pension Plan and all participants are required to delay receipt of benefit payments until at least six months after their separation from service. The Traditional Formula permits distributions in actuarially equivalent annuity payments or short-term installment payments; the Pension Equity Formula permits distributions in actuarially equivalent annuity payments or a lump sum payment.

Pension Equity Formula

Retirement benefits are based on the pension equity formula contained in the Employee Pension Plan, described in the preceding section, and are expressed as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years), without the Code limitations/exclusions noted in the preceding paragraph. The definition of earnings is based on base salary plus eligible incentives.

Traditional Formula (Formula Prior to July 1, 2007)

Retirement benefits are based on the final pay formula in effect prior to July 1, 2007 under the Employee Pension Plan, described in the preceding section, and are a function of years of service and final average compensation, without the Code limitations/exclusions noted in the Employee Pension Plan. The definition of earnings includes amounts payable under designated incentive programs that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years that produce the highest average.

Non-Qualified Deferred Compensation in Fiscal Year 2008

The following table sets forth information concerning NEO participation in deferred compensation plans, excluding The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). The table includes 2008 compensation deferrals, Company contributions, earnings, withdrawal activity, total balances as of December 31, 2008 for both cash and RSU deferrals and the portion of the aggregate balances as of December 31, 2008 that have been reported in prior years’ Summary Compensation Tables.

Name (a)	Deferral Type	Executive Contributions in Last FYE (1) ($) (b)		Registrant Contributions in Last FYE (2) ($) (c)	Aggregate Earnings in Last FYE (3) ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)		Aggregate Balance at Last FYE(4) ($) (f)	Portion of Aggregate Balance at Last FYE Reported in Prior SCTs ($) (g)
Dona D. Young	Excess Investment Plan	115,200		28,800	(605,880)	–		1,352,612	1,008,616
	Deferred RSUs(9)	949,006	(5)	–	(5,691,728)	–		2,213,606	2,213,606
	Deferred Dividends	42,860	(6)	–	124,476	23,970	(7)	454,640	–
	Total	1,107,066		28,800	(6,173,132)	23,970		4,020,859	3,222,222
Peter A. Hofmann	Excess Investment Plan	11,700		11,700	(20,185)	–		58,648	12,100
	Deferred RSUs(9)	–		–	(328,797)	–		125,019	78,818
	Deferred Dividends	–		–	6,963	–		23,836	–
	Total	11,700		11,700	(342,019)	–		207,504	90,918
George R. Aylward	Excess Investment Plan	7,100		6,833	(6,255)	–		21,515	11,550
Philip K. Polkinghorn	Excess Investment Plan	112,812	(8)	10,931	(143,917)	–		352,463	308,622
James D. Wehr	Excess Investment Plan	22,500		12,263	(77,316)	–		183,433	144,928

(1)

Except as noted otherwise, these figures represent voluntary deferrals of 2008 salary into The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan (the “Excess Investment Plan”), as described in the following narrative. The corresponding salary figures in the Summary Compensation Table for 2008 Fiscal Year on page 48 include these deferral amounts.

(2)	These figures represent the 2008 non-qualified Company matching contribution made in the Excess Investment Plan.

(3)

Represents the change in account value between December 31, 2007 and December 31, 2008, less any executive or Company contributions, plus any account distributions. With respect to the Excess Investment Plan, these figures reflect the change in account value attributable to balances held in the Excess Investment Plan. With respect to deferred RSUs, these figures reflect the change in account value attributable to appreciation/depreciation in our Common Stock price. With respect to deferred dividends, these figures reflect the dividend equivalents paid on deferred RSUs and the value of interest credits paid thereon.

(4)	Based on the market value of assumed investment options as of December 31, 2008 (including, where applicable, the closing price of our Common Stock at $3.27 per share).

(5)	Represents the mandatory deferral of 100% of the RSU award granted to Mrs. Young’s on May 18, 2005, valued as of the vesting date of May 18, 2008.

(6)	Represents the dividend equivalents and interest earned thereon with respect the RSU award granted to Mrs. Young’s on May 18, 2005, valued as of the vesting date of May 18, 2008.

(7)	Represents a distribution to pay required tax withholding in connection with the May 18, 2008 vesting described in notes 5 and 6 above.

(8)	$88,520 of this amount represents the voluntary deferral of 10% of Mr. Polkinghorn’s annual incentive award attributable to 2007 performance.

(9)

As a result of the spin-off of the Company’s Asset Management Business as of December 31, 2008, the vested deferred RSUs owned by Mrs. Young received a dividend of 33,847 shares of Virtus Common Stock and Mr. Hofmann received a dividend of 1,912 shares of Virtus Common Stock at a rate of one share of Virtus stock for every 20 shares of Company stock.

The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan

Certain of our employees, including our NEOs, can elect to defer up to 60% of their base pay and up to 100% of their annual incentive awards under the Excess Investment Plan. Base pay deferrals commence when year-to-date base pay exceeds the Code limitation on qualified plan compensation which was $230,000 in 2008.

With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. For the CEO as a grandfathered participant, this match formula is equal to 100% on the first 3% deferred, plus 50% on the next 2% deferred, for a maximum Company match of 4% of base pay between the Excess Investment Plan and the 401(k) Plan. For the remaining NEOs as non-grandfathered participants, they are eligible for an enhanced Company match contribution in the 401(k) Plan and Excess Investment Plan, based on tiered years of service as described in the table that follows the next paragraph.

The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment elections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid.

Years of Service on January 1	Company Match Formula for All NEOs Excluding Mrs. Young	Maximum Company Match Rate as a Percentage of Base Pay
Less than 5 years	100% on first 3% of pay saved; 50% on next 3%	4.5%
5 to 9 years	100% on first 6% of pay saved	6.0%
10 to 14 years	100% on first 3% of pay saved; 150% on next 3%	7.5%
15 years or more	150% on first 6% of pay saved	9.0%

Based on this schedule, the maximum Company match rate for 2008, as a percentage of base pay for our NEOs, was:

Name	Maximum Company Match Rate
Dona D. Young	4.0%
Peter A. Hofmann	6.0%
George R. Aylward	7.5% (1)
Philip K. Polkinghorn	4.5%
James D. Wehr	9.0%

(1)

Effective November 1, 2008, in preparation for the Company’s spin-off of Virtus Investment Partners, Inc., Mr. Aylward’s maximum match rate was reduced to 4% pursuant to the terms of the Virtus Investment Partners, Inc. Excess Investment Plan (the “Virtus Plan”). The Virtus Plan was established effective November 1, 2008 with substantially the same terms as the Excess Investment Plan portion of the Phoenix plan and the Virtus participants in the Phoenix plan, which included Mr. Aylward, became participants in the Virtus Plan. The assets attributable to the October 31, 2008 account balances of Virtus participants were transferred from the Phoenix plan to the Virtus Plan.

The following table sets forth the list of the mutual fund choices under the Excess Investment Plan and each fund’s total return for 2008:

Investment Fund Name	Ticker Symbol	2008 Total Return Percentage(1)
Allianz NFJ Small-Cap Value Fund—Administrative Class	PVADX	-26.37
American Funds® EuroPacific Growth Fund®—Class R4	REREX	-40.56
American Funds® Growth Fund of America®—Class R4	RGAEX	-39.07
Artisan Mid Cap Fund—Investor Class	ARTMX	-44.13
Fidelity Contrafund®	FCNTX	-37.16
Fidelity Equity-Income Fund	FEQIX	-41.64
Fidelity Freedom 2000 Fund®	FFFBX	-14.00
Fidelity Freedom 2005 Fund®	FFFVX	-24.45
Fidelity Freedom 2010 Fund®	FFFCX	-25.32
Fidelity Freedom 2015 Fund®	FFVFX	-27.15

Investment Fund Name	Ticker Symbol	2008 Total Return Percentage(1)
Fidelity Freedom 2020 Fund®	FFFDX	-32.12
Fidelity Freedom 2025 Fund®	FFTWX	-33.66
Fidelity Freedom 2030 Fund®	FFFEX	-36.93
Fidelity Freedom 2035 Fund®	FFTHX	-37.76
Fidelity Freedom 2040 Fund®	FFFFX	-38.80
Fidelity Freedom 2045 Fund®	FFFGX	-39.15
Fidelity Freedom 2050 Fund®	FFFHX	-40.61
Fidelity Freedom Income Fund®	FFFAX	-12.14
Fidelity Growth Company Fund	FDGRX	-40.90
Fidelity Low-Priced Stock Fund	FLPSX	-36.17
Fidelity Retirement Money Market Portfolio	FRTXX	2.93
Fidelity Small Cap Independence Fund	FDSCX	-46.99
Fidelity U.S. Bond Index Fund	FBIDX	3.76
Lord Abbett Mid-Cap Value Fund—Class P	LMCPX	-39.56
Mutual Discovery Fund—Class A	TEDIX	-26.73
Spartan® U.S. Equity Index Fund—Investor Class	FUSEX	-37.03
Virtus Balanced Fund—Class A	PHBLX	-25.84
Virtus Capital Growth Fund—Class A	PHGRX	-41.11
Virtus Global Opportunities Fund—Class A	NWWOX	-43.05
Virtus Growth & Income Fund—Class A	PDIAX	-35.05
Virtus Mid-Cap Value Fund—Class A	FMIVX	-37.69
Virtus Multi-Sector Fixed Income Fund—Class A	NAMFX	-22.35
Virtus Multi-Sector Short Term Bond Fund—Class A	NARAX	-13.96
Virtus Real Estate Securities Fund—Class I (2)	PHRIX	-37.10
Virtus Strategic Growth Fund—Class A	PSTAX	-44.90

(1)	Total return includes change in share value and reinvestment of dividends and capital gains, if any.

(2)	Plan balances from the Phoenix Real Estate Securities A were merged into this fund on February 1, 2008.

Account balances under the plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant) are paid to participants, based on their election made prior to deferral, in lump sum or annual installments following the termination of services with the Company or such earlier specified date elected by the participant. In-service withdrawals may only be taken to remedy severe financial hardship caused by an unforeseeable emergency as permitted under Code section 409A, and any other applicable laws. Loans are not permitted under this plan. All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals

Certain employees of the Company, including the NEOs, can elect to defer up to 100% of their LTIP awards, and other RSU awards until following termination of employment or such earlier specified date elected by the participant. Participants do not have any voting rights with respect to deferred RSUs. Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment or in the event the Company chooses to hedge its RSU obligations by holding Common Stock in a trust subject to the claims of creditors in certain circumstances. Currently, the Company does not hedge using a trust. Deferred RSUs are credited with dividend equivalents, which are equal to the cash dividends that the Company may pay on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU. Dividend equivalents are credited to a book entry account on behalf of participants. These dividend equivalents accrue interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Code section 1274(d)) as published by the Internal Revenue Service for the immediately preceding month. In 2008, the rate at which interest was credited on dividend equivalents was 4.95% for the period January 1 through July 31, and 3.45% for the period August 1 through December 31, 2008. Accumulated dividend equivalents and the corresponding interest credits are paid at the same time that the underlying RSUs convert to Common Stock. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances.

Termination Payments and Change-in-Control Agreements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the NEOs in the event of a termination of employment, including termination of employment in connection with a change-in-control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for cause.

Chief Executive Officer (“CEO”)

We have entered into two agreements with Mrs. Young that govern the terms of her employment with the Company, including the termination of her employment. The first agreement is an employment agreement that specifies the terms of her compensation and employment for all purposes except under a change-in-control of the Company. The second agreement is a change-in-control agreement that provides the terms of Mrs. Young’s compensation and employment in the event of a change-in-control of the Company. Each of these agreements is discussed below. We have change-in-control agreements and the Executive Severance Allowance Plan that covers the other NEOs, as discussed in All Other NEOs on page 68.

Mrs. Young’s Employment Agreement

Effective as of May 18, 2005, we entered into an Amended and Restated Employment Agreement (the “Prior Employment Agreement”). Mrs. Young’s term of employment under the Prior Employment Agreement ended on December 31, 2008, but, pursuant to the Prior Employment Agreement, the term was automatically extended for successive one-year periods since neither party gave the other notice of its intention not to renew at least 90 days prior to December 31, 2008. Effective as of May 6, 2008, we entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Mrs. Young to incorporate Internal Revenue Code (“Code”) section 409A required changes and to address the Code section 162(m) issue raised by the IRS’s PLR 200804004. The Employment Agreement provides that Mrs. Young will continue to serve as our CEO and that the Company will seek to cause Mrs. Young to be re-nominated to continue to serve as a member of the Board throughout her employment term. Mrs. Young’s term of employment under the Employment Agreement will end on December 31, 2009, but the terms will automatically extend for successive one-year periods unless either party gives the other notice of its intention not to renew at least 90 days prior to December 31, 2009. However, in no event would the term of Mrs. Young’s employment under her Employment Agreement extend beyond her mandatory retirement date (any mandatory retirement date or after age 65) applicable to Mrs. Young under the Company’s policies and established in a manner consistent with applicable law.

The Employment Agreement:

•	continues Mrs. Young’s base salary at not less than $950,000 (subject to annual review by the Board or a Board committee) and any adjustment can only be an increase, not a decrease;

•	provides for an annual incentive bonus (at a target of no less than 160% of base salary for each calendar year after 2006) under our annual incentive plan; and

•

provides for a long-term incentive bonus in cash or equity, as determined by the Board or a Board committee under our long-term incentive plan. The long-term incentive has a target of no less than 250% of base salary for the three-year cycle commencing in calendar years after 2006.

Pursuant to the Employment Agreement, Mrs. Young is not guaranteed any annual increase in base salary and is not guaranteed any annual cash bonus. The annual cash bonus is subject to the achievement of pre-determined Company financial goals approved by the Compensation Committee.

The Employment Agreement entitles Mrs. Young:

•	to participate in our benefit plans;

•	to receive annual paid vacation, holidays and floating days in accordance with our policy for senior executives; and

•

to receive those perquisites maintained for our senior executives. It also specifically entitles Mrs. Young to the use of driving services, a supplemental disability insurance policy and payment of fees for a dining club.

During the term of her employment, and for a period of one year following her termination of employment with regard to non-solicitation and non-disparagement, Mrs. Young is subject to the following covenants, which run in favor of the Company:

•	confidentiality wherein, except for the performance of her duties and as required by law, she may not disclose to others or use confidential information (as defined in the Employment Agreement);

•

non-solicitation of employees wherein she may not solicit employees of the Company, other than administrative or clerical personnel or individuals whose compensation for the most recently completed fiscal year is less than $100,000, to resign from the Company or to accept other employment; and

•	non-disparagement wherein she and the Company will not issue or communicate, with willful intent to damage the other, any public statement that is critical of or damaging to the other.

Any and all payments made and benefits provided under Mrs. Young’s Employment Agreement upon her termination of employment (except her accrued benefits) are contingent upon the full execution of a general release of all claims by Mrs. Young against the Company and its affiliates. “Accrued Benefits” are defined as (i) any unpaid base salary through the date of termination and any accrued but unused vacation; (ii) any unpaid bonus as declared or, if not then declared, as determined by the Board in the normal course in good faith, with respect to any year or years ending prior to the date of termination, including the annual incentive award and any LTIP award for any completed performance period; (iii) reimbursement for any unreimbursed expenses incurred through the date of termination, and (iv) all other payments, benefits or fringe benefits to which Mrs. Young may be eligible for under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or the Employment Agreement.

•

Termination Due to Disability or Death. Mrs. Young or her estate or legal representative, as applicable, will be eligible for: (i) her Accrued Benefits; (ii) a lump sum cash payment equal to the sum of (a) the annual incentive award for the year in which termination occurs, based on target level and (b) full payment of any LTIP award granted under the Employment Agreement, based on target level as if she were a participant for the full term of each applicable performance period; (iii) full vesting of all other outstanding equity awards; and (iv) all vested stock options will remain exercisable for two years after termination of employment, but not longer than the stated term of such options.

If Mrs. Young had died or become disabled on December 31, 2008, she or her estate or legal representative, as applicable, would have been entitled to receive a lump sum payment of the amounts described in the following table:

Dona D. Young Termination Payments for Termination Due to Disability or Death
2008 Annual Incentive	$1,520,000
2006-2008 LTIP cycle	518,854
2007-2009 LTIP cycle	493,407
Unvested Service-Based RSUs	400,255
Total	$2,932,516

•	Termination for Cause, without Good Reason, or Mandatory Retirement. The Company will only pay any Accrued Benefits.

•

Termination without Cause or for Good Reason. Mrs. Young will be entitled to: (i) two times the sum of her base salary and her annual incentive award, based on the greater of her target and the average of her annual incentive awards over the last two completed fiscal years prior to her termination; (ii) a pro-rata portion of the annual incentive award earned in the year in which her termination occurs; (iii) a pro-rata portion of her previously awarded long-term awards for each then-open LTIP cycle, based on actual performance results or target results for the open performance periods depending on when the cycle began; (iv) pro-rata vesting of any outstanding equity grants; (v) continued health coverage for herself and her dependents for two years; (vi) an amount equal to the lump sum value of two years of additional service and age credit for pension purposes under any qualified or non-qualified defined benefit type pension plan or arrangement of the

Company; (vii) an amount equal to two years of maximum Company matching contributions under any type of qualified or non-qualified deferred compensation plan sponsored by the Company; (viii) outplacement services and, for six months after termination, office space and secretarial support, and (ix) her Accrued Benefits. For Mrs. Young, Good Reason to terminate her employment includes, among other things, the Company’s failure to renew her Employment Agreement or her change-in-control agreement described on page 67.

In addition, if at the time of Mrs. Young’s termination of employment, she has not attained the age generally required to be treated as a retiree, she shall be deemed to have met all conditions to qualify for all rights and benefits available under all Company plans, programs or arrangements (other than any plan qualified under Code section 401(a) (a “Section 401(a) Plan”)) and shall be treated as having met all conditions to qualify for retirement under each such plan, program or arrangement (other than any Section 401(a) Plan). The benefits she would have been able to receive from the Company’s Section 401(a) Plans had she qualified to retire at the date of her termination will be paid to her from the Company’s general assets until such time as she is eligible to receive such benefits from the Section 401(a) Plans. Mrs. Young has attained the age generally required to be treated as a retiree in January 2009. Therefore, this provision will not be invoked.

“Cause” is defined as (i) Mrs. Young’s willful misconduct (including, without limitation, a willful material violation of the Code of Conduct) with regard to the Company that is materially injurious to the Company (including, without limitation, material financial or reputational harm); (ii) Mrs. Young’s willful and continued failure to attempt in good faith to substantially perform her duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which is not remedied within 15 business days after written notice from the Company specifying the details thereof; or (iii) Mrs. Young’s conviction of (or plea of guilty or nolo contendere to) any (a) felony or (b) criminal misdemeanor involving fraud, false statements or misleading omissions, embezzlement, bribery, counterfeiting, extortion or an intentional wrongful taking, other than in the case of both (a) and (b), traffic-related offenses or as a result of vicarious liability for acts in which the executive, except when acting on advice of counsel, had no direct involvement and no actual knowledge; or (iv) the disqualification or bar of Mrs. Young by any governmental or self-regulatory authority from serving as CEO of the Company, Chairman of the Board or member of the Board, in each case, as a result of disciplinary or similar action and after the conclusion of an appeal from a final administrative determination to a court of first impression. For this purpose, no act or failure to act by Mrs. Young shall be considered “willful” unless done, or omitted to be done, by her not in good faith or without reasonable belief that her action or omission was not adverse to the best interests of the Company.

“Good Reason” is defined as the occurrence of any of the following events (unless such events are fully corrected in all material respects by the Company within 30 days following written notification) by Mrs. Young to the Company that she intends to terminate her employment for one of the reasons set forth below:

(i)	any reduction or diminution (except temporarily during any period of physical or mental illness or incapacity) of Mrs. Young’s title as CEO, or a material reduction or diminution of her then authorities, duties or responsibilities or reporting requirements with the Company;

(ii)	anyone other than Mrs. Young is elected as the Chairman of the Board, unless her service as Chairman is prohibited by applicable law, regulation, or listing requirements;

(iii)	the assignment to Mrs. Young of duties or responsibilities that are materially inconsistent with, and adverse to, her position;

(iv)	a material breach by the Company of any provision of the Employment Agreement, including, but not limited to, any reduction in base salary and target levels with respect to the annual incentive plan (other than any reductions therein expressly permitted under the Employment Agreement) or LTIP awards, or any failure to timely pay any part of her compensation (including base salary and bonus, if any) when due or to provide the benefits or perquisites contemplated herein;

(v)	the failure of the Company to obtain and deliver to Mrs. Young a reasonably satisfactory written agreement from any successor to the Company to assume and agree to perform the Employment Agreement;

(vi)	the Company giving Mrs. Young notice that it does not want to extend the Employment Term (as defined in the Employment Agreement);

(vii)	the giving of a notice of non-renewal or non-extension by the Company of, or failure of the Company to elect to extend, after the agreement would otherwise expire, the change-in-control agreement then existing between the Company and the executive, which event the executive may treat as a Good Reason event either at the time of the giving of the notice or upon the expiration; or

(viii)	Mrs. Young no longer serving as a member of the Board unless (a) she resigned from the Board or (b) service by Mrs. Young as a member of the Board is prohibited by applicable law.

Regardless of the foregoing, no event shall be the basis for a good reason termination if Mrs. Young consents to that event in writing.

Change-in-Control Agreement

Mrs. Young and the Company entered into an amended and restated employment continuation agreement, effective January 1, 2008 (the “Change-in-Control Agreement”), that becomes operational upon a change-in-control of the Company. The protections provided under this agreement can only be triggered by termination of employment (1) by the Company for reasons other than death, disability (as defined in the Change-in-Control Agreement), cause or retirement, or (2) by Mrs. Young for good reason, which includes a voluntary termination during the 30-day period following the first anniversary of the change-in-control. For benefits to be payable under the employment continuation agreement, Mrs. Young’s termination of employment must occur following, or is effectively connected with, the occurrence of a change-in-control. The initial term of this agreement ends December 31, 2009, but the agreement provides for automatic renewals of successive one-year periods. The following narrative addresses the terms of Mrs. Young’s agreement.

“Change-in-Control” is defined as the first occurrence of:

(i)	any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities;

(ii)	within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii);

(iii)	the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iv)	the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or

(v)	any other event occurs which the Board declares to be a Change-in-Control.

“Cause” is defined as (i) her conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on her part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates, and (iii) Mrs. Young’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of Mrs. Young’s employment duties and responsibilities and which failure or refusal is not remedied by Mrs. Young within 30 days after notice of such non-performance is given to Mrs. Young. For purposes of clause (ii) of this definition, no act, or failure to act, on Mrs. Young’s part shall be deemed “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her act, or failure to act, was in the best interest of the Company and its subsidiaries.

“Good Reason” is defined as the occurrence after the effective date of any of the following, without the express written consent of Mrs. Young: (i) the assignment to Mrs. Young of duties inconsistent with her position or any reduction in her title or any material reduction in her position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by Mrs. Young prior to the effective date; (ii) any requirement that Mrs. Young change the location where she regularly provides services to the Company outside of the Hartford, Connecticut metropolitan area (i.e., the area within a 35 mile radius of downtown Hartford); (iii) a reduction by the Company of Mrs. Young’s base salary or total compensation opportunity or a reduction in the employee benefits provided to her under the Company’s employee benefit plans (unless Mrs. Young is provided with substantially equivalent replacement benefits); (iv) any termination of employment by Mrs. Young within the 30-day period following the first anniversary of the effective date of a Change-in-Control; (v) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor; or (vi) any other Good Reason (or similar) provision contained in any other employment or severance arrangement in effect between the Company and Mrs. Young.

This Change-in-Control Agreement provides for Change-in-Control severance benefits including: (i) vesting of pension benefits and an enhanced pension benefit in an amount equal to three years of additional service and age credit under such plans payable as a lump sum; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to three times the sum of base salary plus the greater of the average of annual incentive compensation earned in the last three fiscal years prior to the Change-in-Control and the annual incentive target for the year in which employment terminates; (iii) three years of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award (the greater of the target amount and the actual annual incentive award) for the year in which termination occurs and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to three years of additional contributions the Company would have contributed to the Company’s 401(k) Plan and/or the Excess Investment Plan on behalf of Mrs. Young; (vii) outplacement services; (viii) office space and secretarial support for six months after termination; and (ix) a “gross-up” payment from the Company to cover any excise tax liability she may incur as a result of payments or benefits contingent on a Change-in-Control and any income tax liability she may incur as a result of the “gross-up” payment. Mrs. Young will be subject to a confidentiality covenant after her termination of employment, which will require her to maintain the confidentiality of any confidential or proprietary information.

The Change-in-Control Agreement terminates automatically upon Mrs. Young’s death, termination due to disability or voluntary retirement. If Mrs. Young’s employment is terminated during the employment period (as defined in the Change-in-Control Agreement) by reason of her death or disability, the agreement will terminate and the Company will pay (i) Mrs. Young’s base salary through the date of termination; (ii) any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

All Other NEOs

Upon termination of employment, all other NEOs will receive their vested benefits under the Employee Pension Plan and 401(k) Plan; benefits and conversion rights under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”), if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans.

Change-in-Control Agreements

Effective January 1, 2008, the Company entered into agreements with Messrs. Hofmann, Aylward, Polkinghorn and Wehr which will, in certain circumstances, provide separation benefits upon the termination of employment in connection with a Change-in-Control. These agreements supersede similar agreements that expired on January 1, 2008. The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for good reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least 60 days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended.

These agreements use the same definition of Change-in-Control and Cause as Mrs. Young’s Change-in-Control Agreement.

“Good Reason” is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within 30 days after notice of such occurrence is given to the Company: (i) the assignment to the executive of duties inconsistent with the executive’s position or any reduction in the executive’s title or any material reduction in the executive’s position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date of a Change-in-Control; (ii) any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford; (iii) a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or (iv) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

These agreements provide for Change-in-Control severance benefits including: (i) vesting of pension plan benefits and an enhanced pension benefit in an amount equal to two and one-half years (tracks with severance multiple) of additional service and age credit and/or pension equity formula credits, as applicable, under such plans payable at the same time, and in the same form as other non-qualified pension benefits; (ii) in lieu of any severance benefits payable under any other plan, policy or program, a cash amount equal to two and one-half times (tracks with severance multiple) the sum of base salary plus the annual incentive target for the year in which employment terminates; (iii) two and one-half years (tracks with severance multiple) of continued medical, dental and long-term disability coverage; (iv) vesting of benefits under equity compensation plans; (v) an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target; (vi) an amount equal to two and one-half years (tracks with severance multiple) of additional contributions we would have made to our 401(k) Plan and/or the Excess Investment Plan; (vii) outplacement services; and (viii) a “gross-up” payment from the Company to cover any excise tax liability they may incur as a result of payments or benefits contingent on a Change-in-Control and any income tax liability they may incur as a result of the “gross-up” payment. The NEO will be subject to a confidentiality covenant after his termination of employment, which will require him to maintain the confidentiality of any confidential or proprietary information and a non-solicitation covenant for two and one half years (tracks with severance multiple) after the Employment Period (as defined in the agreement) during which the NEO cannot solicit employees of the Company.

These agreements terminate automatically upon the NEO’s death, termination due to disability (as defined in the agreements), termination for Cause or voluntary retirement. If an NEO’s employment is terminated during the employment period (as defined in the agreements) by reason of his death or disability (as defined in the agreement), the agreement will terminate and the Company will pay (i) the NEO’s base salary through the date of termination; (ii) any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and (iii) any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

See Severance and Change-in-Control Agreements on page 45 for more details.

Executive Severance Allowance Plan

Effective January 1, 2005, the Compensation Committee approved the Executive Severance Allowance Plan. The Executive Severance Allowance Plan is available to all Company officers at the level of senior vice president or higher (including Messrs. Hofmann, Aylward, Polkinghorn and Wehr), other than our CEO, and for any other employee the CEO determines to be integral to the formulation or execution of our business strategy.

In 2008, if any NEO other than Mrs. Young was involuntarily terminated, subject to certain exceptions, he or she would have been eligible to receive (i) a payment equal to between 75% and 150%, determined based on years of service, of the NEO’s severance base amount, where the “severance base amount” is defined as the NEO’s base salary and the average of the last two annual incentive awards already paid as of the termination date, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards he or she earned for the fiscal year in which he or she separated from service to be paid no later than March 15 of the calendar year following separation from service; (iii) outplacement services; and (iv) continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

Benefits are paid from our general assets and are conditioned on a number of factors, including covenants within the terms of the Executive Severance Allowance Plan and the signing of an agreement containing certain covenants (see (i), (ii) and (iv) in the next sentence) and a release of claims against the Company. The Executive Severance Allowance Plan conditions receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company; (iii) returning all Company property; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company for all payments previously made.

All severance payments ((i) in the second paragraph above) due under the plan are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Code section 409A.

See Severance and Change-in-Control Agreements on page 45 for more details.

Illustration of Compensation and Benefits Upon Termination of Employment for Various Reasons

The following table summarizes the value of the compensation and benefits that the NEOs other than Mrs. Young would receive if their employment had been involuntarily terminated (other than for Cause) as of December 31, 2008. In the case of Mrs. Young, the table summarizes the value of the compensation and benefits she would receive if her employment had been terminated without Cause or if she had resigned for Good Reason under the terms of her Employment Agreement as of December 31, 2008.

Payments for Involuntary Terminations (NEOs other than the CEO), Termination of the CEO without Cause and Resignation of the CEO for Good Reason
	Dona D. Young		Peter A. Hofmann	George R. Aylward	Philip K. Polkinghorn	James D. Wehr
Severance
Base Salary Component ($)	1,900,000		318,750	379,167	356,250	570,000
Annual Incentive Component ($)	3,040,000		239,198	294,620	500,700	896,100
Other Compensation
2008 Annual Incentive ($) (1)	–		–	–	–	–
2006-2008 LTIP Cycle ($) (2)	–		–	–	–	–
2007-2009 LTIP Cycle ($) (2)	328,938		–	–	–	–
Other Unvested Performance-Contingent RSUs ($) (2)	–		–	–	–	–
Unvested Service-Based RSUs ($) (2)	400,255		76,552	81,382	153,525	26,289
Unvested Stock Options ($) (2)	–		–	–	–	–
Incremental Non-Qualified Company Match ($) (3)	76,000		–	–	–	–
Incremental Non-Qualified Pension Lump Sum ($) (4)	1,987,586		–	–	–	–
SUBTOTAL (Severance & Other Compensation) ($)	7,732,779		634,500	755,168	1,010,475	1,492,389
Benefits and Perquisites
Present Value of Early Pension ($) (5)	83,400		–	–	–	–
Health & Welfare ($) (6)	44,109		11,402	4,921	11,630	11,465
Outplacement ($)	64,790	(7)	9,895	9,895	9,895	9,895
TOTAL (Severance, Other Compensation, Benefits and Perquisites) ($)	7,925,078		655,797	769,984	1,032,000	1,513,750

(1)	NEOs did not receive an award under the 2008 annual incentive plan.

(2)

All LTIP and RSU amounts are valued based on the December 31, 2008 closing price of our Common Stock of $3.27 per share. Stock options reflect the spread value between the exercise price and $3.27 for any options vesting upon a Change-in-Control. Based on actual performance, the 2006-2008 LTIP Cycle did not pay out.

(3)	Reflects the Company matching formula for Mrs. Young, equal to 4% of the base salary portion of severance.

(4)	Reflects the incremental value of the lump sum payment of additional pension benefits per Mrs. Young’s Employment Agreement.

(5)

Reflects the present value of commencing Mrs. Young’s pension one month prior to the normal age 55 early retirement commencement date. This would be a lump sum benefit. After January 2009, Mrs. Young is retirement eligible and there is no value to this benefit.

(6)

Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs other than Mrs. Young for 12 months. With respect to Mrs. Young, this reflects the estimated Company cost of continuing to subsidize certain health and welfare benefits as provided in her Employment Agreement based on the present value of the Company’s retiree medical, dental and life insurance benefits for which she would qualify per her Employment Agreement.

(7)	Reflects two years of outplacement ($19,790) and six months of office space and secretarial support ($45,000) pursuant to the terms of Mrs. Young’s Employment Agreement.

The following table summarizes the value of the compensation and benefits that the NEOs would receive if their employment had been terminated involuntarily (other than for Cause) or if the NEO had terminated employment for Good Reason in connection with a Change-in-Control as of December 31, 2008.

Change-in-Control Payments

	Dona D. Young		Peter A. Hofmann	George R. Aylward	Philip K. Polkinghorn	James D. Wehr
Severance
Base Salary Component ($)	2,850,000		1,062,500	875,000	1,187,500	950,000
Annual Incentive Component ($)	4,560,000		1,062,500	1,225,000	1,543,750	1,425,000
Other Compensation
2008 Annual Incentive ($) (1)	1,520,000		425,000	490,000	617,500	570,000
2006-2008 LTIP Cycle ($) (2)	518,854		39,044	43,576	104,584	79,484
2007-2009 LTIP Cycle ($) (2)	328,938		58,862	61,703	74,789	47,367
Other Unvested Performance-Contingent RSUs ($) (2)	–		–	–	–	74,201
Unvested Service-Based RSUs ($) (2)	400,255		197,838	202,217	291,550	68,255
Unvested Stock Options ($) (2)	–		–	–	–	–
Incremental Non-Qualified Company Match ($) (3)	114,000		63,750	35,000	64,125	85,500
Incremental Non-Qualified Pension Lump Sum ($) (4)	3,422,706		52,390	74,038	353,669	367,278
280G Tax Gross-Up/(280G Cut-back) ($) (5)	5,580,891		1,262,077	1,309,417	(328,643)	1,355,729
SUBTOTAL (Severance & Other Compensation) ($)	19,295,644		4,223,961	4,315,951	3,908,825	5,022,814
Benefits and Perquisites
Health & Welfare ($) (6)	187,702		30,676	13,653	31,830	31,281
Outplacement ($)	64,790	(7)	9,895	9,895	9,895	9,895
TOTAL (Severance, Other Compensation, Benefits and Perquisites) ($)	19,548,136		4,264,532	4,339,499	3,950,550	5,063,989

(1)	Reflects target 2008 annual incentive.

(2)

All LTIP and RSU amounts are valued based on the December 31, 2008 closing price of our Common Stock of $3.27 per share. Stock options reflect the spread value between the exercise price and $3.27 for any options vesting upon a Change-in-Control.

(3)	Reflects the applicable Company matching formula from the 401(k) Plan and the Excess Investment Plan multiplied by the base salary component of severance.

(4)

Reflects the incremental value of the additional pension benefits calculated based on each NEO’s Change-in-Control Agreement and the corresponding applicable pension formula. Mrs. Young’s amount includes $104,380, representing the present value of commencing her pension one month prior to the normal age 55 early retirement commencement date. After January 2009, this portion of her Change-in-Control pension enhancement will have no value.

(5)

If Change-in-Control payments are greater than three times the average W-2 reported compensation for the preceding five years, then an excise tax is imposed on the portion of the payment that exceeds one times the average W-2 reported compensation for the preceding five years (the “base amount”). Pursuant to the Change-in-Control Agreements, an additional gross-up payment equal to the value of the excise tax imposed will be paid. The determination as to whether and when a gross-up payment is required, the amount of the gross-up payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company’s independent certified public accountants.

(6)

Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs, other than Mrs. Young, for 30 months. With respect to Mrs. Young, this reflects the estimated Company cost of subsidizing certain health and welfare benefits as provided in her Change-in-Control Agreement.

(7)	Reflects two years of outplacement ($19,790) and six months of office space and secretarial support ($45,000) pursuant to the terms of Mrs. Young’s employment continuation agreement.

COMPENSATION OF DIRECTORS

Director Compensation Philosophy

The Company’s philosophy with respect to Board compensation is to:

•	provide competitive levels of pay to attract and retain high quality Board of talent;

•	differentiate compensation based on workload;

•	use a balanced mix of cash and equity; and

•	align Board members’ compensation with shareholder interest by requiring share ownership for all directors.

Director Compensation Review

The Compensation Committee is required by its charter to review Board compensation every two years. Board compensation was last reviewed by the Compensation Committee in 2007, when the Compensation Committee utilized the services of its compensation consultant to review the market for director compensation and to advise on current market practices.

In its review, the Compensation Committee reviews the results of the competitive review conducted and analyzes Board compensation on a number of bases, including:

•	total compensation for all directors compared to peer companies;

•	total compensation for the lead director, chair of Audit Committee and chair of Compensation Committee compared to peer companies;

•	cash, equity and other benefits compared to peer companies; and

•	the prevalence of annual retainers, board meeting fees, committee meeting fees and committee retainers at peer companies.

The following peer companies were used in 2007 for purposes of this competitive review:

Director Compensation Peer Companies
Acuity Brands	HSBC Holdings
AFLAC	Lincoln National
AIG	Lowes
Alleghany Corp.	Manulife
Allstate	MetLife
CIGNA	Nationwide
CuraGen Corp.	Northeast Utilities
Donnelley R R & Sons	Nucor Corp.
Duke Energy	Principal Financial
Enpro Industries	Prudential Financial
Federal Home Loan Mortgage	Sun Life
Foot Locker	Timken Co.
Globis Corp.	Unum Group
Harsco Corp.	Wachovia
Hartford Financial Services	Webmethods

Elements of Director Compensation

The Compensation Committee has established a target for the value of total director compensation of 80% of the median value of peer companies. This target was set below median to reflect our smaller size relative to peer companies.

For 2008, Board compensation for our directors who are not current or former employees of the Company or its affiliates (“Non-employee Directors”) consisted of (i) a flat retainer of $132,500 per year for each Non-employee Director, (ii) additional retainers to all committee chairs and members of the Audit Committee and the Compensation Committee, and (iii) a meeting fee in the amount of $1,500 per meeting for attendance at each Board and/or committee meeting held in excess of the number of meetings anticipated for any calendar year. The schedule of additional annual retainers is as follows:

Committee Position	2008 Additional Annual Retainer
Chair of the Executive Committee	$35,000
Chair of the Audit Committee	30,000
Chair of the Compensation Committee	25,000
Chairs of the Finance and Governance Committees	20,000
Chair of the Phoenix Life Policyholder Affairs Committee	10,000
Members of the Audit Committee, excluding the chair	6,250
Members of the Compensation Committee, excluding the chair	3,750

All retainers were paid quarterly in advance, and both retainers and meeting fees are paid 50% in cash and 50% in restricted stock units (“RSUs”). The RSUs will each convert into one share of Common Stock following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director. In the interim, each RSU will be credited with dividend equivalents and interest thereon. Non-employee Directors have the option to defer receipt of cash compensation until following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director under either of the following non-qualified deferred compensation programs:

•

Non-employee Directors may elect to defer all or a portion of their cash compensation into RSUs. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). These RSUs are credited with dividend equivalents and interest thereon from the associated dividend payment dates. The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to directors following his or her termination of services as a director with the Company or, in certain circumstances, such earlier specified date elected by the director. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust.

•

Non-employee Directors may elect to defer all or a portion of their cash compensation under a non-qualified deferred compensation program. This program provides directors with the same choice of mutual fund offerings provided to employee participants in The Phoenix Companies, Inc. Non-Qualified Deferred Compensation and Excess Investment Plan. See the fund listing under the Non-Qualified Deferred Compensation in Fiscal Year 2008 table on page 61. Directors can modify their investment elections at any time under the program. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the program, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company or, in certain circumstances, such earlier specified date elected by the director. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also provides $100,000 of life insurance to each director, including our chief executive officer who serves as the Chairman of the Board. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

Director Compensation Table for 2008

The following table sets forth information concerning the 2008 compensation of our Non-employee Directors. Additional information on director compensation may be found in the narrative and supporting tables that accompany this table.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards (1) (2) ($) (c)	Option Awards (2) ($) (d)	All Other Compensation (3) ($) (e)	Total ($) (f)
Sal H. Alfiero	76,125(4)	76,125	–	6,775	159,025
Martin N. Baily	81,750	81,750	–	3,708	167,208
Jean S. Blackwell	92,125(5)	92,125	–	4,263	188,513
Peter C. Browning	99,875	99,875	–	5,560	205,310
Arthur P. Byrne	75,750(4)	75,750	–	4,489	155,989
Sanford Cloud, Jr.	80,875	80,875	–	8,185	169,935
Gordon J. Davis	80,250	80,250	–	8,977	169,477
John H. Forsgren, Jr.	91,375	91,375	–	3,545	186,295
Ann Maynard Gray	89,000	89,000	–	8,758	186,758
John E. Haire	77,500(5)(6)	77,500(6)	–	3,288	158,288
Jerry J. Jasinowski	76,750	76,750	–	8,097	161,597
Thomas S. Johnson	93,125	93,125	–	5,782	192,032
Augustus K. Oliver, II	46,308	46,308	–	3,096	95,712
Arthur F. Weinbach	45,473(4)	45,473	–	6,207	97,153

(1)

Represents the 2008 expense reflected in the Company’s 2008 financial statements for all mandatory stock awards granted to Non-employee Directors as calculated pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“FAS 123R”). This expense is comprised entirely of the portion of 2008 compensation required to be paid in RSUs under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan, and equals the aggregate grant date fair values of each such RSU award, valued based on the closing price of our Common Stock on the applicable award date.

(2)

The following table sets forth information concerning the 2008 RSUs voluntarily elected to be received in lieu of cash (as described in note 4 below), 2008 RSUs paid in accordance with our retainer and meeting fee schedule, and the total outstanding RSU and stock option awards held by the Non-employee Directors as of December 31, 2008:

	Number of RSUs Received in 2008 in lieu of Cash (a)(b)	Number of Mandatory RSUs Received in 2008 (a)(c)	Total Number of RSUs Outstanding (a)(e)	Total Number of Stock Options Outstanding (d)
Sal H. Alfiero	8,406	8,406	58,700	13,700
Martin N. Baily	–	9,543	19,281	–
Jean S. Blackwell	–	10,933	37,412	–
Peter C. Browning	–	13,058	29,471	13,700
Arthur P. Byrne	8,648	8,648	59,724	13,700
Sanford Cloud, Jr.	–	9,991	26,574	13,700
Gordon J. Davis	–	9,628	24,848	13,700
John H. Forsgren, Jr.	–	11,572	20,970	–
Ann Maynard Gray	–	11,622	31,820	13,700
John E. Haire	–	9,594	33,044	13,700
Jerry J. Jasinowski	–	9,536	34,992	13,700
Thomas S. Johnson	–	11,306	37,088	13,700
Augustus K. Oliver, II	–	5,387	5,387	–
Arthur F. Weinbach	5,290	5,290	10,581	–
(a)	These figures are rounded to the nearest whole share.

(b)	Reflects the 2008 deferred RSUs described in note 4 below.

(c)

Reflects the 2008 RSUs awarded for the 50% portion of retainer and meeting fees paid in RSUs as described in the narrative below. The corresponding dollar value of these RSUs is reflected in column (c) of the Director Compensation Table for 2008 on page 74.

(d)

These stock options were granted on June 25, 2002 under The Phoenix Companies, Inc. Directors Stock Plan to each individual who was then a Non-employee Director. As of December 31, 2008, these options were exercisable at $16.20 per share. The options expire on the earlier of (i) three years following the date of termination of the service to the Company and (ii) June 25, 2012. Additionally, in connection with the Company’s spin-off of its Asset Management business effective at 5:00 p.m., New York time, on December 31, 2008. See note 1 to the Outstanding Equity Awards at 2008 Fiscal Year-End table on page 54 for more detail. All awards listed above were adjusted subsequently to reflect the spin-off. The adjustments were made to the number of shares underlying the awards and the exercise price of any outstanding options. The following adjustment factor was used: Company closing price on December 31, 2008 divided by an adjusted Company opening price on January 2, 2009, as approved by the Compensation Committee. The adjusted number of shares of each Director’s stock options and adjusted exercise price are 15,886 shares and $13.98.

(e)

In connection with the Company’s spin-off of its Asset Management business effective at 5:00 p.m., New York time, on December 31, 2008, all awards listed in the Total Number of RSUs Outstanding column received the dividend of shares of the Asset Management company’s common stock in the ratio of one share of the Asset Management company common stock for every 20 shares of Company common stock/vested RSUs, as reflected in the following Sub-Table:

Name	Total Number of RSUs Outstanding	Asset Management Stock Dividend on Total Number of RSUs Outstanding (Shs) (a)
Sal H. Alfiero	58,700	2,935
Martin N. Baily	19,281	964
Jean S. Blackwell	37,412	1,871
Peter C. Browning	29,471	1,474
Arthur P. Byrne	59,724	2,986
Sanford Cloud, Jr.	26,574	1,329
Gordon J. Davis	24,848	1,242
John H. Forsgren, Jr.	20,970	1,049
Ann Maynard Gray	31,820	1,591
John E. Haire	33,044	1,652
Jerry J. Jasinowski	34,992	1,750
Thomas S. Johnson	37,088	1,854
Augustus K. Oliver, II	5,387	269
Arthur F. Weinbach	10,581	529
(a)	These figures are rounded to the nearest whole share.

(3)

Represents amounts paid by the Company for life insurance premiums, tax gross-ups and charitable gifts, as applicable. These items are described in the narrative below. Effective January 1, 2009, the tax gross-ups have been eliminated for all employees (except relocation) and directors. The 2008 tax gross-up amounts are as follows:

Name	Gross-Up on Life Insurance Premium
Sal H. Alfiero	$2,371.38
Martin N. Baily	1,297.69
Jean S. Blackwell	617.08
Peter C. Browning	1,946.00
Arthur P. Byrne	1,571.23
Sanford Cloud, Jr.	1,989.81
Gordon J. Davis	2,266.92
John H. Forsgren, Jr.	1,240.62
Ann Maynard Gray	1,665.15
John E. Haire	1,150.69
Jerry J. Jasinowski	2,133.92
Thomas S. Johnson	2,023.54
August K. Oliver, II	1,083.69
Arthur F. Weinbach	1,472.29
Grand Total	$22,830.03
(4)

These directors elected to convert their cash compensation into deferred RSUs, subject to the same terms and conditions as their other RSUs as described in the narrative below. These RSUs were expensed and accounted for pursuant to FAS 123R as described in note 1 above.

(5)

Ms. Blackwell and Mr. Haire elected to defer all of their cash compensation until following termination of services with the Company into The Phoenix Companies, Inc. Deferred Compensation Plan, as described in Elements of Director Compensation on page 73.

(6)	Includes $5,000 in retainer for service as chair of the Phoenix Life Insurance Company Policyholder Affairs Committee (total of $10,000 between cash and RSUs).

2009 Changes

There are no changes in Director Compensation for 2009.

OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

The table below shows the beneficial ownership of our Common Stock by each director, and by each Named Executive Officer in the Summary Compensation Table for 2008 Fiscal Year on page 48 of this Proxy Statement, as well as the total ownership by the group composed of (a) our directors and (b) our executive officers listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of restricted stock units (“RSUs”) whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about RSUs subject to performance-based criteria, see column (i) of the Outstanding Equity Awards at 2008 Fiscal Year-End table on page 53. Since neither the directors nor the officers have power to vote the shares underlying their RSUs (unless the shares underlying the RSUs are held in a Rabbi trust) or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned (1) (2)		Options Exercisable Within 60 Days (1) (3)	Restricted Stock Units (1) (4)		Total (1) (5)	Percent of Common Stock (6)
Sal H. Alfiero	208,753		15,886	10,942		235,581	*
Martin N. Baily	19,281		–	5,619		24,900	*
Jean S. Blackwell	37,412		–	13,111		50,523	*
Peter C. Browning	8,141		15,886	36,223		60,250	*
Arthur P. Byrne	94,324		15,886	11,238		121,448	*
Sanford Cloud, Jr.	33,574		15,886	5,373		54,833	*
Gordon J. Davis	25,348		15,886	5,619		46,853	*
John H. Forsgren, Jr.	4,000		–	27,230		31,230	*
Ann Maynard Gray	–		15,886	37,833		53,719	*
John E. Haire	39,563	(7)	15,886	5,225		60,674	*
Jerry J. Jasinowski	35,092		15,886	5,225		56,203	*
Thomas S. Johnson	20,044		15,886	43,545		79,475	*
August K. Oliver, II	5,693,593	(8)	–	5,471		5,699,064	4.98%
Arthur F. Weinbach	–		–	21,326		21,326	*
George R. Aylward	10,935	(9)	53,166	71,648	(10)	135,749	*
Peter A. Hofmann	49,465	(11)	83,717	70,155	(12)	203,337	*
Philip K. Polkinghorn	114,602	(13)	136,328	103,386	(10)	354,316	*
James D. Wehr	57,242	(14)	113,055	24,204	(10)	194,501	*
Dona D. Young	629,941	(15)	405,043	141,934	(16)	1,176,918	*
All directors, director nominees and executive officers as a group (20 persons)	7,103,338	(17)	980,560	676,125	(18)	8,760,023	7.00%
*	Less than 1%
(1)

With the exception of Mr. Aylward, all holdings are stated as of February 13, 2009, and are rounded to the nearest whole number. Mr. Aylward’s holdings are stated as of December 31, 2008 when he left the Company as a result of the spin-off of the Company’s Asset Management business.

(2)	In the case of the executive officers, the figures include share equivalents held in The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”).

(3)	Reflects the number of shares that could be acquired under options exercisable within 60 days of February 13, 2009.

(4)

Reflects those RSUs outstanding whose conversion into shares is not contingent upon any performance-based criteria. Directors and officers do not have the power to vote the shares underlying the RSUs. All are vested unless otherwise noted.

(5)

Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.

(6)	Reflects, as a percent of our outstanding Common Stock, the total of the first two columns.

(7)	Includes 1,000 shares held by Mr. Haire in custody for his two children.

(8)

Includes 5,688,206 shares of Common Stock whose ownership is indirect because Mr. Oliver is the (i) Managing Member of Oliver Press Investors, LLC, a Delaware limited liability company and the general partner of each of

Davenport Partners, L.P., a Delaware limited partnership (“Davenport”), JE Partners, a Bermuda partnership (“JE”), and Oliver Press Master Fund, L.P., a Cayman limited partnership (“Master Fund” and, together with Davenport and JE, the “Partnerships”), and (ii) Managing Member of Oliver Press Partners, LLC, a Delaware limited liability company and the investment adviser to each of the Partnerships. As of May 2, 2008, Davenport held 76,860 shares, JE held 4,908,375 shares, and Master Fund held 702,971 shares of Common Stock of the Company. The Reporting Person may therefore be deemed to beneficially own a proportionate interest in the shares of Common Stock of the Company held by the Partnerships. The Reporting Person’s interest in the securities reported is limited to the extent of his pecuniary interest in the Partnerships, if any.

(9)	Includes 2,398 share equivalents held in the 401(k) Plan.

(10)	These RSUs were not vested as of December 31, 2008.

(11)	Includes 5,908 share equivalents held in the 401(k) Plan.

(12)	These RSUs were not vested as of February 13, 2009.

(13)	Includes 1,351 share equivalents held in the 401(k) Plan.

(14)	Includes 45,253 share equivalents held in the 401(k) Plan.

(15)

Includes: (a) 556 shares of Common Stock held by a trust of which Mrs. Young is the sole trustee; (b) 18 shares of Common Stock held by a trust of which Mrs. Young’s husband is a trustee and with respect to which she disclaims beneficial ownership; and (c) 34,778 share equivalents held in the 401(k) Plan.

(16)	These RSUs were not vested as of February 13, 2009.

(17)

Includes: (a) 5,688,206 shares of Common Stock whose ownership is indirect because Mr. Oliver is the (i) Managing Member of Oliver Press Investors, LLC, a Delaware limited liability company and the general partner of each of Davenport Partners, L.P., a Delaware limited partnership (“Davenport”), JE Partners, a Bermuda partnership (“JE”), and Oliver Press Master Fund, L.P., a Cayman limited partnership (“Master Fund” and, together with Davenport and JE, the “Partnerships”), and (ii) Managing Member of Oliver Press Partners, LLC, a Delaware limited liability company and the investment adviser to each of the Partnerships. As of May 2, 2008, Davenport held 76,860 shares, JE held 4,908,375 shares, and Master Fund held 702,971 shares of Common Stock of the Company. The Reporting Person may therefore be deemed to beneficially own a proportionate interest in the shares of Common Stock of the Company held by the Partnerships. The Reporting Person’s interest in the securities reported is limited to the extent of his pecuniary interest in the Partnerships, if any; (b) 1,556 shares of Common Stock whose ownership is indirect either because the shares are held in trust or because they are held by or on behalf of family members; (c) 18 shares of Common Stock with respect to which beneficial ownership is disclaimed; and (d) 104,356 share equivalents held in the 401(k) Plan.

(18)	Includes 411,327 RSUs that were not vested as of February 13, 2009.

Five Percent Shareholders

The following table lists the beneficial owners known to the Company as of February 13, 2009 of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners reflecting beneficial ownership as of December 31, 2008.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Common Stock (1) (2)
Toscafund Asset Management LLP 90 Long Acre, 7th Floor London, WC2E 9RA	10,762,777	(3)	9.40	%(3)
Third Point LLC 390 Park Avenue New York, NY 10022	7,044,000	(4)	6.20	%(4)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	5,825,547	(5)	5.09	%(5)
State Farm Mutual Automobile Insurance Company One State Farm Plaza Bloomington, IL 61710	5,881,918	(6)	5.09	%(6)
(1)	Based on shares of our Common Stock reported as owned as of December 31, 2008.

(2)	Based on total number of shares of our Common Stock outstanding as of December 31, 2008.

(3)

Based on a Schedule 13G/A filed with the SEC on January 16, 2009 by Toscafund Asset Management LLP (“Tosca Management”). The filing discloses that as of December 8, 2008, Tosca Management had dispositive and voting power with respect to 10,762,777 shares of our Common Stock and specifies that all of these shares are owned by three Cayman Island Exempt Companies for which Tosca Management is the manager.

(4)

Based on a Schedule 13D/A filed with the SEC on January 5, 2009 by Third Point LLC (“Third Point”). This filing discloses that as of January 1, 2009, Third Point had shared dispositive and voting power with respect to 7,044,000 shares of our Common Stock and specifies that Third Point beneficially owns the shares by virtue of the authority granted to it by the funds and managed accounts that it manages.

(5)

Based on a Schedule 13G/A filed with the SEC on February 9, 2009 by Dimensional Fund Advisors LP (“Dimensional”). The filing discloses that as of December 31, 2008, Dimensional had investment and voting power with respect to 5,825,547 shares of our Common Stock and specifies that all of these shares are owned by investment companies to which Dimensional serves as investment advisor and certain other commingled group trusts and separate accounts to which Dimensional serves as investment manager. The filing also specifies that Dimensional disclaims beneficial ownership of the securities reported.

(6)

Based on a Schedule 13G/A filed with the SEC on February 10, 2009 by State Farm Mutual Automobile Insurance Company (“State Farm”). The filing discloses that as of December 31, 2008, State Farm owned 5,881,918 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2008, all of our directors and executive officers timely met such filing requirement.

ANNEX A

FORM OF CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE PHOENIX COMPANIES, INC.

Pursuant to Section 242 of

the General Corporation Law of the

State of Delaware

THE PHOENIX COMPANIES, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: The name of the Corporation is The Phoenix Companies, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by changing Section 1 of the Article numbered “Fourth” so that, as amended, said Section of said Article shall be and read as follows:

“Section 1. AUTHORIZED STOCK. The aggregate number of shares of stock that the Corporation shall have the authority to issue is [200,000,000/100,000,000/50,000,000] shares of common stock, par value $.01 per share (the “Common Stock”), and 250,000,000 shares of preferred stock, par value $.01 per share (the “Preferred Stock”). The number of authorized shares of the Common Stock and the Preferred Stock or any other class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, and, irrespective of Section 242(b)(2) of the Delaware General Corporation Law, no vote of the holders of any of the Common Stock, the Preferred Stock or any other class of stock, voting separately as a class, shall be required therefor.

Upon the effectiveness of the amendment to the Amended and Restated Certificate of Incorporation adding this paragraph thereto (the “Effective Time”), each [5/10/20] shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and reclassified into one share of Common Stock (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock and the Corporation shall not recognize on its stock record books any purported transfer of any fractional share of New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation’s transfer agent, as agent for the accounts of all holders of record of Old Common Stock and otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Date on the basis of the prevailing market prices of the New Common Stock at the time of the sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests. Each stock certificate that, immediately prior to the Effective Date, represented shares of Old Common Stock shall, from and after the Effective Date, automatically and without any action on the part of the respective holders thereof, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the

A-1

number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

THIRD: This Certificate of Amendment shall become effective as of 11:59 p.m., Eastern time, on the date of the filing with the Secretary of State of the State of Delaware.

FOURTH: This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The board of directors of the Corporation duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendment be considered by the stockholders of the Corporation. At the annual meeting of stockholders held on May 1, 2009 called in accordance with the relevant provisions of the DGCL, the stockholders of the Corporation duly adopted this Certificate of Amendment.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [            ] day of [            ], 2009.

THE PHOENIX COMPANIES, INC.

By:
Name:
Title:

A-2

Information Lines:

If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have other questions related to your shares or status as a shareholder, please call Phoenix Shareholder Services toll-free at 800.490.4258.

Written Correspondence:

You may write to Phoenix Shareholder Services at the following address:

The Phoenix Companies, Inc.

c/o BNY Mellon Shareowner Services

P.O. Box 358015

Pittsburgh, PA 15258

Web site: www.bnymellon.com/shareowner/isd

Electronic Delivery:

This Proxy Statement, the Company’s 2008 Annual Report and its Form 10-K for the fiscal year ended December 31, 2008 are available to you through the internet. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

If you are a registered shareholder and received this Proxy Statement in hard copy, you may obtain electronic delivery of future annual meeting materials by logging onto the web site www.bnymellon.com/shareowner/isd and following the instructions to enroll in MLink. Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink allows you to view and print your annual meeting materials and provides on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

Incorporation by Reference:

Certain information in our Annual Report on Form 10-K is incorporated herein by reference. If you have received a copy of this proxy by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

The Board of Directors recommends a vote “FOR” all directors in Item 1.

The Board of Directors recommends a vote “FOR” Items 2 , 3 and 4.

Please mark your votes as indicated in this example	☒

	FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	FOR ALL EXCEPT as noted below*				FOR	AGAINST	ABSTAIN

1. Election of Directors Nominees: 01 Peter C. Browning 02 Sanford Cloud, Jr.	☐	☐	☐	Proposal 2 -	ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2009;		☐	☐	☐
03 Gordon J. Davis, Esq. 04 Jerry J. Jasinowski 05 Augustus K. Oliver, II				Proposal 3 -	approval of continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers; and		☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the third box above and write the name(s) on the line provided below.				Proposal 4 -	grant to the Board of discretionary authority to effect a reverse stock split and a reduction in authorized shares of common stock.		☐	☐	☐
*EXCEPTION(S):

YES
					I PLAN TO ATTEND THE ANNUAL MEETING			☐
					Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature (if held jointly)	Date

Title(s)(if applicable)

Note: Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as the shareholder’s attorney, administrator, trustee or guardian, please give full title as such. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Please see reverse side.

▲ FOLD AND DETACH HERE ▲

The Phoenix Companies, Inc.

Notice of Annual Meeting of Shareholders – Friday, May 1, 2009

The Annual Meeting of Shareholders will be held on Friday, May 1, 2009 at 10:00 a.m. (Eastern time) at our offices at The Phoenix Companies, Inc., One American Row, Hartford, CT 06102. Only shareholders of record at the close of business on March 4, 2009 will be entitled to vote at the meeting.

By Order of the Board of Directors

Tracy L. Rich

Corporate Secretary

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern time the day prior to annual meeting day.

INTERNET http://www.eproxy.com/pnx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can view the Annual Report and Proxy Statement for The Phoenix Companies, Inc. at:

http://bnymellon.mobular.net/bnymellon/pnx

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

44231

THE PHOENIX COMPANIES, INC. Proxy for Annual Meeting of Shareholders on Friday, May 1 ,2009 This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers and Tracy L. Rich, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on Friday, May 1, 2009 at 10:00 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the items set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

Signing, dating and returning this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSAL #2, “FOR” PROPOSAL #3 AND “FOR” PROPOSAL #4. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGEPAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲

ADMISSION TICKET

The Phoenix Companies, Inc.

2009 Annual Meeting of Shareholders

Friday, May 1, 2009

10:00 a.m. at

One American Row

Hartford, CT

Please retain this portion of the Proxy Card if you wish to

attend the Annual Meeting of Shareholders in person.

You must present this portion of the Proxy Card at the door for admission.

Seating will be on a first-come, first-serve basis

and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

RESTRICTED SCAN LINE AREA

The Phoenix Companies, Inc.

One American Row, Hartford, CT 06102

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on

Friday, May 1, 2009

The Proxy Statement, Annual Report to Shareholders and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/pnx

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2009 to facilitate timely delivery.

BAR CODE RESTRICTED AREA

Dear The Phoenix Companies, Inc. Shareholder:

The 2009 Annual Meeting of Shareholders of The Phoenix Companies, Inc. (the “Company”) will be held at our offices at The Phoenix Companies, Inc., One American Row, Hartford, CT 06102, on Friday, May 1, 2009, at 10:00 a.m. (Eastern time).

Proposals to be considered at the Annual Meeting:

Proposal l	-	election of five members to the Board; the five directors up for election are: Peter C, Browning, Sanford Cloud, Jr., Gordon J. Davis, Esq., Jerry J. Jasinowski and Augustus K. Oliver, II;

Proposal 2	-	ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009;

Proposal 3	-	approval of continued use of the performance goals under the Company’s 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and Annual Incentive Plan for Executive Officers; and

Proposal 4	-	grant to the Board of discretionary authority to effect a reverse stock split and a reduction in authorized shares of common stock.

The Board of Directors recommends a vote “FOR” all directors in Item 1.

The Board of Directors recommends a vote “FOR” Items 2, 3 and 4.

The Board of Directors has fixed the close of business on March 4, 2009 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

			CONTROL NUMBER
			i
	You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number	g	CONTROL NUMBER RESTRICTED AREA
			3" x 3/4"
BAR CODE AREA RESTRICTED 2 3/4 " x 1/2"	44218

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.phoenixwm.com.

Meeting Location:

The Phoenix Companies, Inc.

One American Row

Hartford, CT 06102

The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement (including all attachments thereto);
•	the Company Annual Report for the year ended December 31, 2008; and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials, (you must reference your 11 digit control number)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688) toll free,
Email:	shrrelations@bnymellon.com
Internet	http://bnymellon.mobular.net/bnymellon/pnx

ACCESSING YOUR PROXY MATERIALS ONLINE

YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST

A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

NO OTHER PERSONAL INFORMATION IS NECESSARY TO EXECUTE A PROXY.

The Proxy Materials for The Phoenix Companies, Inc. are available to review at:

http://bnymellon.mobular.net/bnymellon/pnx

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

VOTE BY INTERNET

Use the Internet to vote your shares. Have this card in hand when you access the above web site.

On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares